                                                     REGISTRATION NO. 333-128911

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                                (AMENDMENT NO. 3)


                            INTELLIPHARMACEUTICS LTD.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


           DELAWARE                          2834                    05-0496586
   (STATE OR JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)   IDENTIFICATION NO.)


          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                     DR. ISA ODIDI, CHIEF EXECUTIVE OFFICER
                                30 WORCESTER ROAD
                        TORONTO, ONTARIO, CANADA M9W 5X2
                                 (416) 798-3001
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                              CT CORPORATION SYSTEM
                          111 EIGHTH AVENUE, 13TH FLOOR
                               NEW YORK, NY 10011
                                 (212) 590-9331

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As Soon As Practicable After This Registration Statement Becomes Effective.


If any of the securities being registered in this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest re-investment plans, check the following box. [INDICATE CHECK]


If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is to be made pursuant to Rule 434, check the following box.

                         CALCULATION OF REGISTRATION FEE


                                                             PROPOSED MAXIMUM   PROPOSED MAXIMUM
      AMOUNT OF TITLE OF EACH CLASS OF        AMOUNT TO BE    OFFERING PRICE        AGGREGATE
        SECURITIES TO BE REGISTERED            REGISTERED     PER SECURITY(1)    OFFERING PRICE    REGISTERED FEE
      --------------------------------        ------------   ----------------   ----------------   --------------
Common Stock, $.001 par value per share (2)     5,193,946          $2.00           $10,387,892        $1,111.50
Common Stock, $.001 par value per share (3)     5,278,500          $2.00           $10,557,000        $1,129.60
Total (4)                                      10,472,446                          $20,944,892        $2,241.10


(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2)  Represents Common Stock held by Selling Securityholders.


(3) Represents Common Stock underlying warrants and options held by Selling Securityholders.

(4) Fees of $5,001.65 were paid in connection with the filing of the original Registration Statement on October 7, 2005 to register 21,247,446 shares.


The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

                                EXPLANATORY NOTE

In filing this registration statement, the Registrant is not relying in any way on the filed reports, business or assets of Ready Capital Corp., a company with which the Registrant entered into a share exchange agreement in 2004. Ready Capital Corp. was a blank check corporation and did not at any time have an active business. Ready Capital Corp., prior to the transaction, and IntelliPharmaCeutics, after the transaction, from time to time filed certain reports with the Securities and Exchange Commission. These reports were filed on a voluntary basis. They do not contain any information that the Registrant believes is relevant to an understanding of the Registrant's current business or financial condition. Consequently, the Registrant encourages investors to rely on the information in this registration statement and not in any earlier filings that appear in the Registrant's EDGAR file with the SEC.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION, DATED AUGUST 30, 2006


                            INTELLIPHARMACEUTICS LTD.


                              10,472,446 SHARES OF


                                  COMMON STOCK


This prospectus relates to the public offering of an aggregate of 10,472,446 shares of common stock which may be sold from time to time by the selling stockholders of IntelliPharmaCeutics Ltd. named in this prospectus. Of these shares, 5,193,946 are currently issued to the selling stockholders and 5,278,500 shares are issuable upon the exercise of options and warrants. The Company receives monies only from excercise of the warrants and options and not from the sale of the offered shares.



The shares of common stock are being registered to permit the selling stockholders to sell the shares from time to time in the public market. The stockholders may sell the shares through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled "Plan of Distribution" beginning on page 17.


We have paid the expenses of preparing this prospectus and the related registration expenses.

Our common stock is not traded on any exchange or market system. We intend to apply to list our common stock on either the Nasdaq SmallCap Market, the American Stock Exchange, or the OTC Bulletin Board.

          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.


                     SEE "RISK FACTORS" BEGINNING ON PAGE 3


We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 THE DATE OF THIS PROSPECTUS IS AUGUST 30, 2006

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
PROSPECTUS SUMMARY.......................................................      1
INTELLIPHARMACEUTICS LTD.................................................      1
THE OFFERING.............................................................      2
SUMMARY FINANCIAL INFORMATION............................................      2
RISK FACTORS.............................................................      3
USE OF PROCEEDS..........................................................      9
SELLING STOCKHOLDERS.....................................................      9
PLAN OF DISTRIBUTION.....................................................     13
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.................     14
MANAGEMENT'S DISCUSSION AND ANALYSIS  OF FINANCIAL CONDITION AND RESULTS
   OF OPERATIONS AND PLAN OF OPERATION...................................     15
BUSINESS.................................................................     23
MANAGEMENT...............................................................     34
EXECUTIVE COMPENSATION...................................................     36
Compensation of Directors................................................     36
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...........................     37
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...........     37
DESCRIPTION OF SECURITIES................................................     38
SHARES ELIGIBLE FOR FUTURE SALE..........................................     39
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES...........................     40
LEGAL MATTERS............................................................     40
EXPERTS..................................................................     40
ADDITIONAL INFORMATION...................................................     40
FINANCIAL STATEMENTS.....................................................    F-1
   CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDING
      DECEMBER 31, 2005..................................................    F-1
   INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS FOR THE PERIOD
      ENDING MARCH 31, 2006..............................................   F-22
   INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS FOR THE PERIOD
      ENDING JUNE 30, 2006...............................................   F-41
PART II INFORMATION NOT REQUIRED IN PROSPECTUS...........................   II-1

                               PROSPECTUS SUMMARY

          The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. Since we operate solely through our operating affiliate IntelliPharmaCeutics Corp., as used throughout this prospectus, the terms the "Company," "we," "us," and "our" refer to IntelliPharmaCeutics Ltd. or IntelliPharmaCeutics Corp., as the case may be.

                            INTELLIPHARMACEUTICS LTD.

          IntelliPharmaCeutics Ltd., through IntelliPharmaCeutics Corp., a Nova Scotia corporation, develops, licenses, and markets both new and generic controlled-release pharmaceutical products. Our principal executive offices are located at 30 Worcester Road, Toronto, Ontario, Canada M9W 5X2 and our telephone number is (416) 798-3001.


          The following is a diagram of the relationships among IntelliPharmaCeutics Ltd. (the registrant), IntelliPharmaCeutics Corp. (the operating company), and IntelliPharmaCeutics Inc. (the Canadian holding corporation controlled by Drs. Isa and Amina Odidi) and the public.

                                  (FLOW CHART)

(1) Each Convertible Voting Share of IntelliPharmaCeutics Corp. is convertible into one Exchangeable Share of IntelliPharmaCeutics Corp. which in turn is exchangeable for one Common Share of IntelliPharmaCeutics Ltd. Each Convertible Voting Share is economically equivalent to a Common Share of IntelliPharmaCeutics Ltd.

(2) For each Exchangeable Share of IntelliPharmaCeutics Corp. exchanged for a Common Share of IntelliPharmaCeutics Ltd., one Special Voting Share will be cancelled.

                                  THE OFFERING


Common stock outstanding         16,043,946 shares, assuming conversion of
before the offering              10,850,000 shares of Special Voting Stock held
                                 by IPC Inc.

Common stock offered by          10,472,446 shares, assuming exercise of all
selling stockholders             warrants and unvested options.

Common stock to be outstanding   21,322,446 shares, assuming exercise of all
after the offering               warrants and unvested options, and assuming
                                 conversion of 10,850,000 shares of Special
                                 Voting Stock held by IPC Inc.

Risk Factors                     See "Risk Factors," beginning on p.3 for a
                                 description of certain factors you should
                                 consider before making an investment in our
                                 common stock.

Use of Proceeds                  We will not receive any proceeds from the sale
                                 of the common stock issued upon exercise of the
                                 Exchangeable Stock. We will receive proceeds
                                 from the conversion of outstanding warrants and
                                 options. See "Use of Proceeds" for a complete
                                 description.

Forward-Looking Statements       This prospectus contains forward-looking
                                 statements that address, among other things,
                                 our expansion and acquisition strategy,
                                 business development, use of proceeds,
                                 projected capital expenditures, liquidity, and
                                 our development of additional revenue sources.
                                 The forward-looking statements are based on our
                                 current expectations and are subject to risks,
                                 uncertainties and assumptions. We base these
                                 forward-looking statements on information
                                 currently available to us, and we assume no
                                 obligation to update them. Our actual results
                                 may differ materially from the results
                                 anticipated in these forward-looking
                                 statements, due to various factors.



                         SUMMARY FINANCIAL INFORMATION

     The information below was taken from the financial statements contained in this prospectus and does not purport to be complete. Please refer to the audited financial statements for the year ended December 31, 2005, and the unaudited interim consolidated financial statements for the six months ended June 30, 2006 forming part of this prospectus to put the following summary into context:

                                                           DECEMBER 31,                  JUNE 30,
                                                    -------------------------   -------------------------
                                                        2005          2004          2006          2005
                                                    -----------   -----------   -----------   -----------
Revenues                                            $       Nil   $   102,332   $   809,323   $       Nil
Net Income (loss)                                    (2,452,865)   (1,662,352)     (377,234)     (914,366)
Net Income (loss) per share                               (0.16)        (0.14)        (0.02)        (0.06)
Total Assets                                          4,067,735     4,996,433     3,432,811     3,983,693
Due to Related Parties                                1,757,897     1,704,275     1,700,265     1,543,188
Total Liabilities                                     2,508,060     1,927,054     2,173,748     1,903,508
Shareholders' Equity                                  1,559,675     3,069,379     1,259,063     2,080,185
Number of Special Voting Shares and Common Shares    16,043,946    15,579,946    16,043,946    15,579,946
Retained Earnings (deficit)                          (5,092,179)   (2,639,314)   (5,469,413)   (3,553,680)
Cash Dividend declared per Share                            Nil           Nil           Nil           Nil

                                  RISK FACTORS

CAUTIONARY STATEMENTS

     This prospectus contains forward-looking statements that should be read in the context of accompanying meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the forward-looking statement(s).

     Except for historical information, this prospectus, the registration statement on Form SB-2, of which this prospectus forms a part, our Annual Reports on Form 10-KSB, our quarterly reports on Form 10-QSB, our current reports on Form 8-K, periodic press releases, as well as other public documents and statements, may contain forward-looking statements.

     In addition, representatives of our Company may, from time to time, participate in speeches and calls with market analysts, conferences with investors and potential investors in our securities, and other meetings and conferences. Some of the information presented in such speeches, calls, meetings and conferences may be forward-looking and should be considered in the context of the cautionary statements in such presentations and in this prospectus.

     It is not reasonably possible to itemize all of the many factors and specific events that could affect us and/or our industry as a whole. In some cases, information regarding certain important factors that could cause actual results to differ materially from those projected, forecasted, estimated, budgeted or otherwise expressed in forward-looking statements made by or on behalf of the Company may appear or be otherwise conveyed together with such statements.


RISKS AND UNCERTAINTIES

     An investment in our common stock involves a high degree of risk and should be considered a highly speculative investment. Before deciding whether to invest, you should carefully consider all of the information disclosed in this prospectus and you should read and consider carefully the following risk factors.



RISKS RELATED TO OUR BUSINESS AND INDUSTRY



GIVEN OUR HISTORICAL FINANCIAL LOSSES AND CURRENT FINANCIAL CONDITION, WE MAY NOT BE ABLE TO OBTAIN ADDITIONAL CAPITAL, IF NEEDED OR COULD REDUCE THE VALUE THE MARKET PLACES ON OUR COMMON STOCK.



     Our operating company, IntelliPharmaCeutics Corp., commenced operations in 2002 and has incurred losses through December 31, 2005. For the years ended December 31, 2005 2004, 2003 and 2002 we incurred losses of $2,452,865,
$1,662,352, $881,159 and $95,802, respectively. As at June 30, 2006, we had an accumulated deficit of $5,469,413. These historical financial losses and financial condition could make it more difficult for us to obtain financing in the future or could reduce the value the market places on our common stock.



     We have no current commitment for any additional future capital, and we cannot assure you that additional capital will be available to us on terms acceptable to us, or at all. Any sale of equity in the future may be highly dilutive or on terms disadvantageous to our present shareholders. If we are unable to sell additional equity, we may be forced to reduce our expenses and cash expenditures to a material extent, which would impair our ability to fund operations and execute our business plan.



BECAUSE WE ARE OBLIGATED TO APPLY 25% OF OUR GROSS REVENUES TO THE REPAYMENT OF CERTAIN DEBT, WE MAY BE FURTHER HINDERED IN THE EXECUTION OF OUR BUSINESS PLAN.

     As at June 30, 2005, we owe Dr. Isa Odidi, our Chairman and Chief Executive Officer (CEO) and Dr. Amina Odidi, our President, Chief Financial Officer (CFO) and Chief Operating Officer(COO), $1,675,030 (CAN$1,869,669) in connection with loans previously made by them to us. This obligation is payable from 25% of gross revenues, until satisfied. The payment of this obligation will further restrict our cash flow and could hinder or slow the implementation of our business plan.



BECAUSE OUR PRODUCTS ARE STILL IN THE DEVELOPMENT STAGE, WE WILL CONTINUE TO INCUR LOSSES, AND MAY NEVER ACHIEVE PROFITABILITY.



     As we engage in the development of products in our pipeline, we will continue to incur losses. There can be no assurance that we will ever be able to achieve or sustain profitability or positive cash flow. Our ultimate success will depend on whether our drug formulations receive the approval of the Food and Drug Administration ("FDA") and we are able to successfully market approved products. We cannot be certain that we will be able to receive FDA approval for any of our drug formulations, or that we will reach the level of sales and revenues necessary to achieve and sustain profitability.



WE ARE DEPENDENT UPON DRS. ISA AND AMINA ODIDI AND IF WE LOSE ONE OR BOTH OF THEM, OR IF WE ARE UNABLE TO ATTRACT AND RETAIN ADDITIONAL PERSONNEL, THEN WE MAY BE UNABLE TO SUCCESSFULLY DEVELOP OUR BUSINESS.



     We are dependent upon the scientific expertise of Dr. Isa Odidi, Chairman and CEO, and Dr. Amina Odidi, President CFO and COO. Although we now employ, and will in the future continue to employ, other qualified scientists, only Drs. Isa and Amina Odidi have the advanced knowledge, know-how and track record of having successfully developed controlled-release products for other companies.



     The success of our business depends, in large part, on our continued ability to attract and retain highly qualified management, scientific, manufacturing and sales and marketing personnel, on our ability to successfully integrate large number of new employees into our corporate culture, and on our ability to develop and maintain important relationships with leading research and medical institutions and key distributors. Competition for these types of personnel and relationships is intense, and the failure to obtain and retain such personnel could have material adverse consequences.



OUR PATENTS MAY BE INVALID OR INADEQUATE, LEAVING US UNABLE TO PROTECT OUR PROPRIETARY TECHNOLOGY.



     We hold U.S. and foreign patents and have pending applications for additional patents. We intend to continue to seek patent protection for, or maintain as trade secrets, all of the commercially promising drug delivery platforms and technologies that we have discovered, developed or acquired. Our success depends, in part, on our ability, and our collaborative partners' ability, to obtain and maintain patent protection for new product candidates, maintain trade secret protection and operate without infringing the proprietary rights of third parties. As with most biotechnology and pharmaceutical companies, our patent position is highly uncertain and involves complex legal and factual questions. Without patent and other similar protection, other companies could offer substantially identical products for sale without incurring the sizeable development costs that we have incurred. Our ability to recover these expenditures and realize profits upon the sale of products could be diminished. The process of obtaining patents can be time-consuming and expensive, with no certainty of success. Even if we spend the necessary time and money, a patent may not issue or it may insufficiently protect the technology it was intended to protect. We can never be certain that we were first to develop the technology or that we were the first to file a patent application for the particular technology because of the time that elapses between patent filing and publication, and because publications in the scientific or patent literature lag behind actual discoveries. If our pending patent applications are not approved for any reason, or if we are unable to receive patent protection for additional proprietary technologies that we develop, the degree of future protection for our proprietary technology will remain uncertain. Furthermore, third parties may independently develop similar or alternative technologies, duplicate some or all of our technologies, design around our patented technologies or challenge our issued patents. Such third parties may have filed patent applications, or hold issued patents, relating to products or processes competitive with those we are developing. The patents of our competitors may impair our ability to do business in a particular area. Our success will depend, in part, on our ability to obtain patents, protect trade secrets and other proprietary information and operate without infringing on the proprietary rights of others.

OUR DEVELOPMENT OF BIO-EQUIVALENT VERSIONS OF EXISTING DRUGS IS A PARTICULARLY LITIGATION-PRONE SPECIALIZATION, AND WE THEREFORE FACE A CONSTANT AND SUBSTANTIAL RISK OF LITIGATION THAT COULD MATERIALLY ADVERSELY AFFECT OUR REVENUES BY PREVENTING US FROM SELLING KEY PRODUCTS OR REALIZING MILESTONES.


     With respect to the segment of our business where we develop bio-equivalent versions of existing drugs, there has been substantial litigation in the pharmaceutical industry concerning the manufacture, use and sale of new products that are the subject of conflicting patent rights. When we file an Abbreviated New Drug Application ("ANDA") for a bio-equivalent version of a drug, we may, in some circumstances, be required to certify to the FDA that any patent which has been listed with the FDA as covering the branded product has expired, the date any such patent will expire, or that any such patent is invalid or will not be infringed by the manufacture, sale or use of the new drug for which the application is submitted. Approval of an ANDA is not effective until each listed patent expires, unless the applicant certifies that the patents at issue are not infringed or are invalid and so notifies the patent holder and the holder of the branded product. A patent holder may challenge a notice of non-infringement or invalidity by suing for patent infringement within 45 days of receiving notice. Such a challenge would prevent FDA approval for a period which ends 30 months after the receipt of notice, or sooner if an appropriate court rules that the patent is invalid or not infringed. From time to time, in the ordinary course of business, we face such challenges.


WE RELY ON TRADE SECRECY TO PROTECT SOME KEY PROPRIETARY INFORMATION. IF OUR CONFIDENTIALITY AGREEMENTS ARE BREACHED, WE MAY NOT HAVE ADEQUATE REMEDIES AND COMPETITORS MAY GAIN ACCESS TO OUR TECHNOLOGY.


     We rely on trade secrets, know-how and other proprietary information as well as requiring our employees and other vendors and suppliers to sign confidentiality agreements. However, these confidentiality agreements may be breached, and we may not have adequate remedies for such breaches. Others may independently develop substantially equivalent proprietary information without infringing upon any proprietary technology. Third parties may otherwise gain access to our proprietary information and adopt it in a competitive manner.


BECAUSE THE PHARMACEUTICAL INDUSTRY IS HIGHLY LITIGIOUS, WE MAY BE REQUIRED TO INSTITUTE OR DEFEND LAWSUITS, AT SIGNIFICANT COST AND POSSIBLY RESULTING IN MONETARY DAMAGES, BOTH OF WHICH COULD DISRUPT OUR BUSINESS OPERATIONS.



     The cost of commencing or defending litigation, if necessary, could be significant and could significantly drain our limited financial resources and disrupt our business operations. While there is no litigation pending or threatened against the Company, litigation to which we may be subjected could relate to, among other things, our patent and other intellectual property rights, licensing arrangements with other persons, product liability and financing activities. Such litigation could include an injunction against the manufacture or sale of a product or potential product or a significant jury verdict or punitive damages award, or a judgment that certain of our patent or other intellectual property rights are invalid or unenforceable. If such litigation is commenced, our business, results of operations, financial condition and cash flows could be materially adversely affected.



CERTAIN RAW MATERIALS THAT WE USE MAY BE PROPRIETARY PRODUCTS OF THIRD PARTIES, AND A MATERIAL SHORTAGE, CONTAMINATION OR RECALL OF SUCH PRODUCTS COULD ADVERSELY AFFECT OUR PRODUCT DEVELOPMENT OR SALES.



     Certain raw materials, which may be necessary for the development and subsequent commercial manufacturing of future products, may be proprietary products of other companies. If our attempts to manage the risk associated with such proprietary raw materials by the imposition of favourable contractual provisions in supply contracts, by prudent management of inventories having regard to sales forecasts, and by the continued search for alternative authorized suppliers of such materials or their equivalents, fails, or if there is a material shortage, contamination, and/or recall of such materials, the resulting scarcity could adversely affect our ability to develop or manufacture our products.



BECAUSE THE SUCCESSFUL DEVELOPMENT OF OUR PRODUCTS IS HIGHLY UNCERTAIN AND REQUIRES SIGNIFICANT EXPENDITURES, THERE CAN BE NO ASSURANCE THAT ANY OF OUR PRODUCTS WILL EVER BE SUCCESSFULLY COMMERCIALIZED.



     Successful development of our products is highly uncertain and is dependent on numerous factors, many of which are beyond our control. Products that appear promising in research or early phases of development may fail to reach later stages of development or the market for several reasons including:

(a) For ANDA candidates, clinical trial results may not meet regulatory requirements for the demonstration of bio-equivalence, or may show the product to be less effective than desired (e.g., the trial failed to meet its primary or secondary objectives) or to have harmful or problematic side effects.

(b) For NDA candidates, a product may not demonstrate acceptable clinical trial results, even though it demonstrated positive pre-clinical trial results.

(c) For NDA candidates, a product may not be effective in treating a specified condition or illness.

(d)  A product may have harmful side effects on humans.


(e) Products may fail to receive the necessary regulatory approvals from the FDA or other regulatory bodies, or there may be delays in receiving such approvals. Among other things, such delays may be caused by slow enrolment in clinical studies, extended lengths of time to achieve study endpoints, additional time requirements for data analysis, discussions with the FDA, FDA requests for additional pre-clinical or clinical data, or unexpected safety, efficacy or manufacturing issues.


(f) Difficulties may be encountered in formulating products, scaling up manufacturing processes or in getting approval for manufacturing.

(g) Manufacturing costs, pricing or reimbursement issues, other competitive therapeutics, or other commercial factors may make the product uneconomical.

(h) The proprietary rights of others, and their competing products and technologies, may prevent the product from being developed or commercialized.


     Success in pre-clinical and early clinical trials does not ensure that large-scale clinical trials will be successful. Clinical results are frequently susceptible to varying interpretations that may delay, limit or prevent regulatory approvals. The length of time necessary to complete clinical trials and to submit an application for marketing approval for a final decision by a regulatory authority varies significantly and may be difficult to predict.



     Factors affecting our R&D expenses include, but are not limited to, the number of, and the outcomes of, clinical trials currently being conducted by us and/or our collaborators. For example, our R&D expenses may increase based on the number of late-stage clinical trials being conducted by us and/or our collaborators.


     As a result, there can be no assurance that any of our products currently in development will ever be successfully commercialized.


BECAUSE WE ARE SIGNIFICANTLY SMALLER AND LESS EXPERIENCED THAN MANY OF OUR COMPETITORS, WE MAY LACK THE FINANCIAL RESOURCES AND EXPERIENCE NECESSARY TO SUCCESSFULLY BRING OUR PRODUCTS TO MARKET.



     Many of our competitors, such as Scolr Pharma, Inc., Mistral Pharma Inc., New River Pharmaceuticals Inc., Abrika Pharmaceuticals LLLP, and Labopharm Inc., and including major pharmaceutical companies such as Andrx Corp., Teva Pharmaceutical Industries Ltd., Impax Laboratories, Inc., Apotex, Inc., Sandoz, Inc., and Biovail Corporation, as well as biotechnology firms, universities and other research institutions, have substantially greater financial and technical resources and production and marketing capabilities than we have. They also may have greater experience in conducting pre-clinical testing and clinical trials of pharmaceutical products and obtaining FDA and other regulatory approvals. Therefore, our competitors may succeed in developing technologies and products that are more effective than drug delivery technology we are developing or that will cause our technology or products to become obsolete or non-competitive, and in obtaining FDA approval for products faster than we could. Even if we commence commercial sales of our products, we will also be competing against their greater manufacturing efficiency and marketing capabilities, areas in which we have limited or no experience.



     In the past, we have relied on, and expect to continue to rely on, collaborative arrangements with third parties who provide research, development, regulatory compliance, manufacturer and marketing support for some or all of our product candidates. Even if we find a potential partner, we may not be able to negotiate an arrangement on favourable terms to justify our investment or achieve adequate results. In addition, such arrangements can be terminated under certain conditions and do not assure a product's success. We also face, and will continue to face, intense competition from other companies for collaboration arrangements with other pharmaceutical and biotechnology companies.


     Although we believe that our ownership of patents for some of our drug delivery products will limit direct competition with these products, we must also compete with established existing products and other promising technologies and other products and delivery alternatives that may be more effective than our products and proposed products. In addition, we may not be able to compete effectively with other commercially available products or drug delivery technologies.



BECAUSE WE ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION, INTRODUCTION OF OUR PRODUCTS TO MARKET MAY BE CANCELLED OR DELAYED.



     Governmental authorities in the United States and Canada regulate the research and development, testing and safety of pharmaceutical products. See "Business - Government Regulation". The regulations applicable to our existing and future products may change. Regulations require extensive clinical trials and other testing and government review and final approval before we can market these products. The cost of complying with government regulation can be substantial and may exceed our available resources, causing delay or cancellation of our product introductions.



     Any failure or delay in obtaining regulatory approvals could make us unable to market any products we develop and therefore affect our business, results of operations, financial condition and cash flows. Even if approved in the United States or Canada, regulatory authorities in other countries must approve a product prior to the commencement of marketing the product in those countries. The time required to obtain any such approval may be longer than in the United States or Canada, which could cause the introduction of our products in other countries to be cancelled or materially delayed.



OUR BUSINESS MAY INCUR SUBSTANTIAL EXPENSE TO COMPLY WITH ENVIRONMENTAL LAWS AND REGULATIONS.


     We may incur substantial costs to comply with environmental laws and regulations. In addition, we may discover currently unknown environmental problems or conditions. We are subject to extensive federal, state, provincial and local environmental laws and regulations which govern the discharge, emission, storage, handling and disposal of a variety of substances that may be used in, or result from, our operations. Environmental laws or regulations (or their interpretation) may become more stringent in the future.


BECAUSE OUR OPERATING COMPANY, INTELLIPHARMACEUTICS CORP., IS BASED IN CANADA, AND BECAUSE WE INCUR EXPENSES IN CANADIAN CURRENCY, FLUCTUATIONS IN EXCHANGE RATES COULD ADVERSELY AFFECT OUR FINANCIAL RESULTS.



     A large majority of our expenses are payable in Canadian dollars. There may be instances where we have net foreign currency exposure. Any fluctuations in exchange rates will impact our reported financial results. We may not be able to hedge our currency risks.



WE MAY INCUR MATERIAL PRODUCT LIABILITY COSTS.



     The testing and marketing of medical products entails an inherent risk of product liability. Liability exposures for pharmaceutical products can be extremely large and pose a material risk. In some instances, we may be or may become contractually obligated to indemnify third parties for such liability. Our business may be materially and adversely affected by a successful product liability claim or claims in excess of any insurance coverage that we may have.



INSURANCE COVERAGE IS INCREASINGLY DIFFICULT TO OBTAIN AND MAINTAIN.



     While we currently have, and in some cases are contractually obligated to maintain, insurance for our business, property and our products as they are dosed in clinical trials, first- and third-party insurance is increasingly costly and narrow in scope. Therefore, we may be unable to meet such contractual obligations or we may be required to assume more risk in the future. If we are subject to third-party claims or suffer a loss or damage in excess of our insurance coverage, we may be required to bear that risk in excess of our insurance limits. Furthermore, any first- or third-party claims made on our insurance policy may impact our ability to obtain or maintain insurance coverage at reasonable costs or at all in the future.

THE COMPANY'S EFFECTIVE TAX RATE MAY VARY SIGNIFICANTLY.



     Various internal and external factors may have favourable or unfavourable effects on our future effective tax rate. These factors include but are not limited to changes in tax laws, regulations and/or rates, changing interpretations of existing tax laws or regulations, future levels of R&D spending, the availability of tax credit programs for the reimbursement of all or a significant proportion of R&D spending, and changes in overall levels of pre-tax earnings. Our corporate structure was designed in part to ensure that we qualify for certain substantial tax credits in Canada. In particular, at present, we take advantage of favourable tax treatment in Canada for certain research work pertaining to our drug delivery technologies and drug products in research stages. If those Canadian tax laws as pertain to such research were substantially negatively altered or eliminated, or if our applications for tax credits are refused, it would have a material adverse effect upon our financial results.


RECENT ACCOUNTING PRONOUNCEMENTS MAY IMPACT OUR FUTURE FINANCIAL POSITION AND RESULTS OF OPERATIONS.

     Under Financial Accounting Standards Board Interpretation No. 46R (FIN
46R), a revision to Interpretation 46, "Consolidation of Variable Interest Entities," there is a requirement to assess new business development collaborations as well as to reassess, upon certain events, the accounting treatment of business development collaborations based on the nature and extent of any interest we may have in such entities. Some of such events, as well as the extent of our ability to exercise influence in the entities with which we may have such collaborations, maybe outside of our control. In future, if and when we have collaborations, our compliance with FIN 46R may result in our consolidation of companies or related entities with which we may have a collaborative arrangement and the lack of control may have a material impact on our financial condition and/or results of operations in future periods. Currently, the Company is not a party to any agreements to which FIN 46R would be applicable.


     In July 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective in fiscal years beginning after December 15, 2006. The provisions of FIN 48 are to be applied to all tax positions upon initial adoption, with the cumulative effect adjustment reported as an adjustment to the opening balance of retained earnings. Our compliance with FIN 48 may have a material impact on our financial condition and/or results of operations in future periods.



     In December 2004, the FASB issued Statement No. 123 (revised 2004), "Share-Based Payment," effective beginning after June 15, 2005. FAS 123R supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and will require companies to recognize compensation expense, using a fair-value based method, for costs related to share-based payments including stock options and stock issued under employee stock purchase plans. We will be required to implement FAS 123R no later than the quarter that begins July 1, 2005. Our adoption will be applied on a modified prospective basis and measured and recognized on July 1, 2005. We expect that the adoption of FAS 123R will have a material adverse impact on our consolidated results of operations and financial position as we issue increasing numbers of stock options to officers, directors, consultants, employees etc.



     In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections ("SFAS 154"). SFAS 154 provides guidance on accounting for and reporting of accounting changes and error corrections. It requires changes in accounting principle to be applied retroactively to prior periods as if the principle had always been used. Previously, voluntary changes in accounting principle were required to be recognized cumulatively in net income in the period of change. SFAS 154 is effective for accounting changes and error corrections made in fiscal years beginning after December 15, 2005 with early adoption encouraged. If we make any accounting changes or error corrections, the adoption of SFAS 154 may have a material impact on our financial position or results of operations.



     RISKS RELATED TO THE SECURITIES



THERE IS NO MARKET FOR OUR COMMON STOCK AND NO ASSURANCE THAT ONE WILL DEVELOP



     We intend to apply for a listing of our common stock on either the Nasdaq SmallCap Market, the American Stock Exchange ("AMEX"), or, in the alternative, the OTC Bulletin Board, but have not yet done so. We may not meet the financial or minimum capital requirements of the Nasdaq SmallCap Market or AMEX upon completion of this offering, in which case, we will apply for listing on the Bulletin Board. There can be no assurance that the application for our common stock will be approved, or that if it is approved and listed, that a market will ever develop.



OUR STOCK PRICE WILL LIKELY BE HIGHLY VOLATILE.



     Fluctuations in our operating results could affect the trading price of our common stock. In addition, the market prices for securities of biotechnology companies in general tend to be highly volatile and may continue to be highly volatile in the future.

BECAUSE OUR CORPORATE AND CAPITAL STRUCTURE MAY BE CONFUSING TO INVESTORS, THE MARKET FOR OUR COMMON STOCK MAY BE NEGATIVELY AFFECTED.



     For corporate and tax reasons that result in significant benefit for us, we have a corporate and capital structure that may be confusing to purchasers of our common stock. (See "Description of Securities," p. 44) This could affect the market liquidity for our common stock, could limit your ability to sell your securities in the secondary market, and could inhibit our ability to raise future capital.



BECAUSE INTELLIPHARMACEUTICS INC. ("IPC INC."), A CANADIAN HOLDING CORPORATION CONTROLLED BY DRS. ISA AND AMINA ODIDI, CONTROLS US, YOU HAVE NO EFFECTIVE VOICE IN OUR MANAGEMENT.



     IPC Inc., a Canadian holding company owned by Drs. Isa and Amina Odidi, owns approximately 68% of our outstanding voting stock through its ownership of Special Voting Shares. Since the majority of outstanding voting shares are owned by Drs. Odidi, purchasers of the shares offered by the Selling Stockholders herein have no effective voice in our management.



THERE ARE A LARGE NUMBER OF SHARES UNDERLYING IPC CORP.'S EXCHANGEABLE STOCK, OPTIONS AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE. THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.



     IPC Inc. owns 10,850,000 shares of exchangeable stock that can be converted at will to an equivalent number of our common shares (see "Description of Securities"). Subject to restrictions under applicable securities laws, IPC Inc. may be able to sell material quantities of these shares to private investors or into the public market. We have, and intend to continue to, offer common stock for sale in transactions exempt from the registration requirements of the Securities Act in quantities similar to past recent transactions (see "Recent Sales of Unregistered Securities") to raise additional working capital. Shares sold in such transactions may be registered in the future for resale to the public. The market price for our common stock could drop significantly if these shares are sold or if the market perceives that the holders intend to sell them.



BECAUSE OUR COMMON STOCK IS SUBJECT TO PENNY STOCK REGULATION, OUR COMMON STOCK MAY NOT HAVE LIQUIDITY.


     Our common stock is subject to regulations of the SEC relating to the market for penny stocks. These regulations generally require that a disclosure schedule explaining the penny stock market and the risks associated therewith be delivered to purchasers of penny stocks and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. The regulations applicable to penny stocks may severely affect the market liquidity for our common stock and could limit your ability to sell your securities in the secondary market.

                                 USE OF PROCEEDS


     We will not receive proceeds from the resale of shares of common stock in this offering. In the future, we may receive up to a maximum of $835,500 from the exercise of the warrants, and up to $10,000,000 upon the exercise of stock options. Such proceeds, if any, will be used for working capital.



                              SELLING STOCKHOLDERS



     The following table sets forth the common stock ownership of the selling stockholders as of August 30, 2006, including the number of shares of common stock issuable upon the exercise of warrants held by the selling stockholders, and shares of common stock underlying unvested options. Other than as set forth in the following table, the selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.



     To our knowledge, the only selling stockholders that are a broker-dealer or an affiliate of a broker-dealer are Bear Stearns Securities Corp. and Aegis Capital Corp. To our knowledge, Bear Stearns Securities Corp. and Aegis Capital Corp. (a) acquired their shares of common stock in the ordinary course of business, and (b) at the time of the acquisition of their shares of common stock, had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

                                                                                                      SECURITIES
                                                   SECURITIES OWNED                                     OWNED
                                                  PRIOR TO OFFERING        SECURITIES OFFERED(1)        AFTER
                                                ---------------------   --------------------------   OFFERING(2)
                                                  COMMON                  COMMON       % OWNERSHIP      COMMON
                                                   STOCK     WARRANTS      STOCK        OFFERED(3)      STOCK
                                                ----------   --------   ----------     -----------   -----------
Aegis Capital Corp.(9)                                         23,550       23,550         0.14%         0.00
John Allport (4)                                   200,000                 200,000         1.23%         0.00
Murray Alon                                        100,000                 100,000         0.61%         0.00
American Business Systems Inc. (10)                 22,675                  22,675         0.14%         0.00
Christopher J. Bardsley                             14,000                  14,000         0.09%         0.00
Elliot Bauer                                         9,333                   9,333         0.06%         0.00
Bear Stearns Securities Corp.(7)(11)                10,000                  10,000         0.06%         0.00
Jerome Belson                                      232,410                 232,410         1.42%         0.00
Gerald A. Brauser                                  496,665                 496,665         3.04%         0.00
Bridge Ventures, Inc. (12)                         449,988                 449,988         2.76%         0.00
Brino Investment Limited (13)                       20,000                  20,000         0.12%         0.00
Urs Brunner                                         35,000                  35,000         0.21%         0.00
Tex Caldarola                                        9,333                   9,333         0.06%         0.00
Frank Carr                                          14,000                  14,000         0.09%         0.00
Cede & Company (5)(14)                             170,779                 170,779         1.05%         0.00
Leonard Cohen                                       50,000                  50,000         0.31%         0.00
Robert Henry Cohen                                  25,000                  25,000         0.15%         0.00
Abbas T Dahodwala                                   25,000                  25,000         0.15%         0.00
Alan Davis                                          25,000                  25,000         0.15%         0.00
Aruna A Desai, M.D.                                 13,000                  13,000         0.08%         0.00
AmitDoshi                                           25,000                  25,000         0.15%         0.00
Dutchess Foundation (6)(15)                        506,648                 506,648         3.10%         0.00
Robert J. Eide                                                 23,550       23,550         0.14%         0.00
Equity Trust Company (16)                           12,000                  12,000         0.07%         0.00
F&M 18 Investment Partnership (17)                  25,000                  25,000         0.15%         0.00
Annelies Freedman                                    6,500                   6,500         0.04%         0.00
Michael Freedman                                    23,333     75,000       98,333         0.60%         0.00
Susan Freedman                                      23,333                  23,333         0.14%         0.00
Sharon Fuerst                                       23,333                  23,333         0.14%         0.00
Joseph Giamanco                                    327,999                 327,999         2.01%         0.00
Gilder Funding Corp. (18)                           50,000                  50,000         0.31%         0.00
Eric Goldstein                                      23,333                  23,333         0.14%         0.00
Norman Gottlieb                                                31,400       31,400         0.19%         0.00
Frank Grillo                                        14,316                  14,316         0.09%         0.00
Hartzmank Investment, LLC (19)                      25,000                  25,000         0.15%         0.00
HK Partners (20)                                     5,000                   5,000         0.03%         0.00
Carole Howard                                       23,333                  23,333         0.14%         0.00
Robert Karsten                                      75,000                  75,000         0.46%         0.00
Keys Foundation (21)                               150,000                 150,000         0.92%         0.00
Marvin Kogod                                        25,000                  25,000         0.15%         0.00
Henry Kramer                                        18,666                  18,666         0.11%         0.00
Charles LaBella                                     20,000                  20,000         0.12%         0.00
Herbert Lanzet                                      12,500                  12,500         0.08%         0.00
Mak LLC (22)                                       100,000                 100,000         0.61%         0.00
Rose Mc Allister                                    14,085                  14,085         0.09%         0.00
Ronald Menello                                      50,000                  50,000         0.31%         0.00
Metropolitan Commercial (23)                        22,675                  22,675         0.14%         0.00
John A. Moore                                       59,165                  59,165         0.36%         0.00
Navaho Investment LP (24)                           50,000                  50,000         0.31%         0.00
Patricia Marie Nugent (4)                          300,000                 300,000         1.84%         0.00
Daniel Orenstein                                    20,000                  20,000         0.12%         0.00

                                                                                                      SECURITIES
                                                   SECURITIES OWNED                                     OWNED
                                                  PRIOR TO OFFERING        SECURITIES OFFERED(1)        AFTER
                                                ---------------------   --------------------------   OFFERING(2)
                                                  COMMON                  COMMON       % OWNERSHIP      COMMON
                                                   STOCK     WARRANTS      STOCK        OFFERED(3)      STOCK
                                                ----------   --------   ----------     -----------   -----------
Seymour Orenstein                                   15,000                  15,000         0.09%         0.00
Gerald Ortsman                                      20,000                  20,000         0.12%         0.00
Baji Palkhiwala                                    146,665     50,000      196,665         1.20%         0.00
Baji Palkhiwala & Christine C. Palkhiwala, JT       20,000                  20,000         0.12%         0.00
Christine C. Palkhiwala                             20,000                  20,000         0.12%         0.00
Rasik A Patel                                       10,000                  10,000         0.06%         0.00
Shirish C Patrawalla                                10,000                  10,000         0.06%         0.00
Harold Paul                                         20,615                  20,615         0.13%         0.00
Kenneth M Reichle, Jr                               12,500                  12,500         0.08%         0.00
Reva Enterprises (25)                                3,436                   3,436         0.02%         0.00
Joseph C. Roselle                                   39,000                  39,000         0.24%         0.00
Robert Rosenblum                                    12,500                  12,500         0.08%         0.00
Lawrence Rubinstein                                  6,000                   6,000         0.04%         0.00
S&Z Equity Group LLC (26)                           25,000                  25,000         0.15%         0.00
Saphier Enterprises Ltd, a Partnership (27)         12,500                  12,500         0.08%         0.00
Albert L. Saphier IRA                               25,000                  25,000         0.15%         0.00
Victor J Scaravilli                                 12,500                  12,500         0.08%         0.00
Adam C Schachter                                    15,000                  15,000         0.09%         0.00
Nancy Schachter                                     15,000                  15,000         0.09%         0.00
Ethan Seer                                          25,000                  25,000         0.15%         0.00
Mehul Shah                                          10,000                  10,000         0.06%         0.00
Marvin Sheeba                                       12,500                  12,500         0.08%         0.00
Smacs Holding Corp. (28)                            93,330                  93,330         0.08%         0.00
Joel A. Stone                                       12,500                  12,500         0.08%         0.00
Leroy Strom                                         12,500                  12,500         0.08%         0.00
The Gerald A Brauser Irrevocable Trust (29)        250,000                 250,000         1.53%         0.00
The Sheth Living Trust (30)                         50,000                  50,000         0.31%         0.00
Tisu Investment Limited (31)                        40,000                  40,000         0.25%         0.00
Larry L. Weinman                                    37,500                  37,500         0.23%         0.00
Alan J Werksmans TTEE (32)                          15,000                  15,000         0.09%         0.00
Dianne Will (6)                                     48,666                  48,666         0.30%         0.00
Willstar Consultants, Inc. (6) (33)                            25,000       25,000         0.15%         0.00
Allan Wolfson                                       75,000                  75,000         0.46%         0.00
Patrick Yat (4)                                     50,000                  50,000         0.31%         0.00
Z&K Consulting, LLC (34)                                       50,000       50,000         0.31%         0.00
Oscar Zimmerman                                     12,500                  12,500         0.08%         0.00
                                                 ---------    -------   ----------       ------          ----
Sub-Total                                        5,193,946    278,500    5,472,446       100.00%         0.00
                                                 =========    =======   ==========       ======          ====

                                                SECURITIES
                                                 ISSUABLE
                                                SUBJECT TO
                                                CONDITIONS
                                                ----------
Drs. Isa and Amina Odidi (8)                                             5,000,000(8)      0.00%         0.00
                                                 ---------    -------   ----------                       ----
Total                                            5,193,946    278,500   10,472,446                       0.00
                                                 =========    =======   ==========                       ====



(1) Assumes that all shares of common stock underlying the Exchangeable Stock and warrants will be issued.

(2)  Assumes that all securities registered will be sold.



(3) Applicable percentage ownership is based on 5,193,946 shares of common stock outstanding as of June 30, 2006, together with 278,500 warrants exercisable or convertible into shares of common stock within 60 days of the Effective Date and 10,850,000 common shares issuable on ultimate conversion of 10,850,000 shares of Special Voting Stock owned by IntelliPharmaCeutics Inc. (see Page 23). Dr. Isa Odidi, our Chairman and CEO and Dr. Amina Odidi, our President, CFO and COO control IntelliPharmaCeutics Inc. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of the Effective Date are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.



(4) John Allport and Patrick Yat are senior management of the Company. Patricia Marie Nugent is the wife of John Allport.



(5)  Represents shares of common stock held in street name by holders.



(6) Dutchess Foundation and Willstar Consultants, Inc. are entities controlled by Sharon Will and Diane Will, respectively. Sharon Will and Diane Will are former President and Secretary, respectively, of the Company.



(7) Bear Stearns Securities Corp. is a subsidiary of The Bear Stearns Companies Inc., a publicly traded company.



(8) 5,000,000 shares of common stock underlies unvested stock options belonging to Dr. Isa Odidi, our Chairman and CEO and Dr. Amina Odidi, our President, CFO and COO which only vest upon certain conditions.

(9)  Disposition of securities controlled by Robert Eide

(10) Disposition of securities controlled by Frank Grillo

(11) Disposition of securities controlled by M. William Grossman

(12) Disposition of securities controlled by Harris Freedman

(13) Disposition of securities controlled by Bruno Lidmer

(14) Disposition of securities controlled by persons unknown

(15) Disposition of securities controlled by M. Prager

(16) Disposition of securities controlled by Asvin T. Desai

(17) Disposition of securities controlled by John Moroney

(18) Disposition of securities controlled by Warren Gilbert

(19) Disposition of securities controlled by Michael Hartzmack

(20) Disposition of securities controlled by Kathy Finneran

(21) Disposition of securities controlled by Dr. Tis Prager

(22) Disposition of securities controlled by Gary Rogers

(23) Disposition of securities controlled by Frank Grillo

(24) Disposition of securities controlled by Vincent Ferrara

(25) Disposition of securities controlled by Harold Paul

(26) Disposition of securities controlled by Gregory Zoranian

(27) Disposition of securities controlled by Dr. Albert Saphier

(28) Disposition of securities controlled by Annelies Freedman

(29) Disposition of securities controlled by P.R. Sheth

(30) Disposition of securities controlled by Gerald Brauser

(31) Disposition of securities controlled by Dr. Tis Prager

(32) Disposition of securities controlled by Alan Werksman

(33) Disposition of securities controlled by Diane Will

(34) Disposition of securities controlled by Henry Kramer


                              PLAN OF DISTRIBUTION

     We are registering the shares of common stock on behalf of the selling stockholders. We are paying all costs, expenses and fees in connection with the registration of shares offered by this prospectus. Brokerage commissions, if any, attributable to the sale of shares will be borne by the selling stockholders.

     The selling stockholders and any pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

(a) ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

(b) block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(c) purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

(d) an exchange distribution in accordance with the rules of the applicable exchange;

(e)  privately negotiated transactions; or

(f)  any other method permitted pursuant to applicable law.

     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to sales of shares to exceed what are customary in the types of transactions involved. In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

     Because the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the shares. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares, we must file an amendment to the registration statement which provides the name(s) of the broker-dealer(s), describes the relationship between the Company and such broker-dealer and identifies the broker-dealer(s) as underwriter(s). There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders.



     We are required to pay certain fees and expenses incurred incident to the registration of the shares. We estimate that the total expenses of the offering payable by us will be about $140,000. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.


     We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. WE WILL MAKE COPIES OF THIS PROSPECTUS AVAILABLE TO THE SELLING STOCKHOLDERS AND WILL INFORM THEM OF THE NEED TO DELIVER A COPY OF THIS PROSPECTUS TO EACH PURCHASER AT OR PRIOR TO THE TIME OF THE SALE.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET FOR SECURITIES

     There is currently no market for our common stock. We intend to apply for a listing of our common stock on either the Nasdaq SmallCap Market, AMEX, or, in the alternative, the OTC Bulletin Board, but have not yet done so. There can be no assurance that the application for our common stock will be approved, or that if it is approved and listed, that a market will ever develop.


     As of August 30, 2006, there were approximately 90 stockholders of record of the Company's common stock. There are 5,193,946 shares of common stock outstanding as of June 30, 2006, together with 278,500 warrants exercisable or convertible into shares of common stock within 60 days of the Effective Date, and 10,850,000 common shares issuable on ultimate conversion, at any time, of 10,850,000 shares of Special Voting Stock owned by IntelliPharmaCeutics Inc. (see "Description of Securities" Page 42). Drs. Isa and Amina Odidi, our Chief Executive Officer and Chief Financial Officer, respectively, control IntelliPharmaCeutics Inc. Drs. Isa and Amina Odidi also own unvested stock options underlying 5,000,000 shares of common stock, which only vest upon certain conditions. None of the Registrant, IntelliPharmaCeutics Inc., or Drs. Isa or Amina Odidi currently proposes to register any additional shares for public offering that would have a material effect on the price of the shares offered hereunder. However, we have, and intend to continue to, offer common stock for sale in transactions exempt from the registration requirements of the Securities Act in quantities similar to past recent transactions (see "Recent Sales of Unregistered Securities") to raise additional working capital. Shares sold in such transactions may be registered in the future for resale to the public. Also, IntelliPharmaCeutics Inc. may convert its Special Voting Shares or Convertible Voting Shares into common stock and may place significant quantities of common stock to limited numbers of private purchasers, and may sell limited quantities of shares pursuant to Rule 144 of the Securities Act. Such sales by us or by IntelliPharmaCeutics Inc. could have a material effect on the price of the shares offered hereunder.

DIVIDEND POLICY

     To date, we have not declared or paid any cash dividends on our common stock. Any future determination to pay dividends on our common stock will depend upon our results of operations, financial condition and capital requirements, and such other factors deemed relevant by our Board of Directors.


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                              AND PLAN OF OPERATION



     The information in this prospectus contains certain forward-looking statements regarding, among other things, the anticipated financial and operating results of the Company and the prospects of the industry in which it operates. These statements should be read in the context of accompanying meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. All statements other than statements of historical fact made in this prospectus are forward looking. The Company cautions investors that actual financial and operating results and industry conditions may differ materially from those projected in forward-looking statements made by, or on behalf of, the Company. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company or its industry to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.


     The following discussion and analysis should be read in conjunction with the audited annual consolidated financial statements of IntelliPharmaCeutics Ltd., included herewith, and the information under "Risk Factors". This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of the Company by the management of the Company.

     Unless the context otherwise requires, the terms "we", "our" and "us" refer to IntelliPharmaCeutics Ltd. or IntelliPharmaCeutics Corp. as the context requires. Unless stated otherwise, all references to "$" are to the lawful currency of the United States and all references to "C$" are to the lawful currency of Canada.

OVERVIEW

     IntelliPharmaCeutics Ltd. ("IPC Ltd") formerly Ready Capital Corp. (Ready), incorporated in New York on February 23, 1988 as a "blank check" corporation. On February 23, 2004, Ready agreed to merge its wholly-owned Nova Scotia subsidiary into IntelliPharmaCeutics Corp., a Canadian pharmaceutical company ("IPC Corp."). On September 10, 2004, IPC Ltd. (the corporate successor of Ready) completed the merger of its Nova Scotia subsidiary with IPC Corp. and, at the same time, reincorporated itself in Delaware.


     The following diagram illustrates the relationships among IPC Ltd., IPC Corp. and the shareholders of IPC Corp., including IPC Inc., the holding company controlled by Drs. Isa and Amina Odidi.

                                  (FLOW CHART)

(1) Each Convertible Voting Share of IntelliPharmaCeutics Corp. is convertible into one Exchangeable Share of IntelliPharmaCeutics Corp. which in turn is exchangeable for one Common Share of IntelliPharmaCeutics Ltd. Each Convertible Voting Share is economically equivalent to a Common Share of IntelliPharmaCeutics Ltd.

(2) For each Exchangeable Share of IntelliPharmaCeutics Corp. exchanged for a Common Share of IntelliPharmaCeutics Ltd., one Special Voting Share will be cancelled.

(3) There are 278,500 warrants exercisable or convertible into shares of common stock within 60 days of the Effective Date (see "Description of Securities" Page 42). Dr. Isa Odidi, our Chairman and CEO and Dr. Amina Odidi, our President, CFO and COO control IntelliPharmaCeutics Inc. Drs. Isa and Amina Odidi also own unvested stock options underlying 5,000,000 shares of common stock, which only vest upon certain conditions.



     Since we operate solely through IPC Corp. the following discussion and analysis relates to the financial condition of IPC Corp. For a description of our business, see "Business Overview".



PLAN OF OPERATION

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

     Sources of cash have been financing activities and revenues from development contracts.

     The company had cash reserves of $464,672 as at June 30, 2006, attributable to the Company's private placement of common stock, which raised $5,600,000 up to December 31, 2004 and $928,000 during the year ending December 31, 2005.

     Net cash used by operating activities was $981,052 for the six months ended June 30, 2006, as compared to net cash used in operating activities of $770,524 for the six months ended June 30, 2005. The cash used was primarily a decrease in accounts payable of $276,680.

     During the six months ended June 30, 2006 the Company reimbursed $57,632 that was previously advanced by related parties.

     Net cash used in investing activities was $634,838 for the six months ended June 30, 2006, representing purchases of property and equipment, compared to $555,227 for the six months ended June 30, 2005.

     During the six months ending June 30, 2006, the net decrease in the cash and cash equivalent was $1,613,337.

     Current assets will be sufficient to meet our capital expenditures and working capital needs for our operations as presently conducted for the following twelve months. We have advanced development work on some projects based on development agreements, and upon reaching milestones will generate additional cash. We anticipate receiving approximately $535,000 representing ITC for which we have already received a notice of assessment. A claim for another $185,000 is being assessed. We anticipate our expenditures to be in line with previous quarters, with increases to match new contracts.

     Our success is dependent on, among other things: obtaining sufficient funding to enable us to execute our development programs; securing development contracts, as well as procurement of co-development or other collaborations; and possible acquisitions. Failure to obtain such additional financing could result in delay or indefinite postponement of: our development programs; securing development contracts as well as procurement of co-development or other collaborations; and possible acquisitions. There can be no assurance that additional capital or other types of financing will be available when needed or that, if available, the terms of such financing will be favorable to us. It is likely such additional capital will be raised through offerings of common stock for sale in transactions exempt from the registration requirements of the Securities Act in quantities similar to past recent transactions (see "Recent Sales of Unregistered Securities"), which will result in dilution to the Company's shareholders. Shares sold in such transactions may be registered in the future for resale to the public.

RESEARCH AND DEVELOPMENT.

     We are currently focusing our research and development efforts on the following areas:

     (a) obtaining FDA approval for 5 generic controlled-release pharmaceutical products (ANDAs) from our present portfolio of 10 such products, obtaining Canadian regulatory approval for 3 further generic products, and obtaining FDA approval for one new controlled-release product
          (NDA), all either directly or through collaboration with other companies;

     (b) commercial exploitation of these products either by license and the collection of royalties, or through the manufacture of tablets and capsules using our developed formulations; and

     (c) development of new products and increasing the number of licensing agreements with other pharmaceutical companies beyond those five already in place, including to collaborate in contract research and development, joint ventures and other drug development and commercialization projects.


     We intend to collaborate in the development of products with partners, when such occasion may enhance the outcome of the project. We also plan to seek additional collaborations to develop more products. We believe that our business strategy enables us to reduce our risk by (a) having a diverse product portfolio that includes both branded and generic products in various therapeutic categories, and (b) building collaborations and establishing licensing agreements with companies with greater resources thereby allowing us to share costs of development and to improve cash-flow.


PURCHASE OR SALE OF PLANT AND EQUIPMENT.

     In November 2004, we moved from about a 10,000 sq ft facility to a 25,000 sq ft facility to permit us to develop a full research laboratory and manufacturing scale-up facility as we pursue the development of our NDA and ANDA portfolio. Therefore our lease costs, utility bills, maintenance and general upkeep costs increased substantially. It is anticipated that these amounts will be maintained at the current level through the next four years, being the remaining term of the lease.

     We commenced renovation and construction of our administrative facilities and cGLP research laboratories in November 2004 and construction of a cGMP manufacturing plant for solid oral dosage forms in the first quarter of 2005. We completed work on this site in the second quarter of 2006. The cost of the build-out and equipping of our administrative, laboratory and manufacturing facility was approximately $1,685,000, with approximately $810,000 for plant and $950,000 for equipment. The facility now consists of approximately 4,900 sq. ft. for administrative space, 4,300 sq. ft. for R&D, 9,200 sq. ft. for manufacturing, and 3,000 sq. ft. for warehousing. We do not anticipate further material purchases or sales of plant or equipment in the next 12 months.

EMPLOYEES.

     As of August 1, 2006, we had one part-time employee and 22 full-time employees. We intend to continue to add administrative and research and development staff.

RESULTS OF OPERATIONS

     REVENUES.

     We recorded revenues of $809,323 for the six months ended June 30, 2006 compared with none the prior year period. As mentioned above, the Company succeeded in obtaining a number of research and development contracts and revenue recognition began in the first quarter of 2006. The recognition of the balance of these revenue streams is uncertain as it depends on the company reaching the various milestones that have been set out within each contract.

     We recorded no revenues for the year ended December 31, 2005 compared with $102,332 for the year ended December 31, 2004. The revenue in 2004 was primarily attributable to initiation fees from a drug development contract that we entered into in 2004.



     The Company recognizes revenue in accordance with guidance provided in Securities and Exchange Commission ("SEC") Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements" (SAB 104), the primary purpose of which is to expand on accounting guidance contained in SAB 101, these revenues are recognized in the event that (i) persuasive evidence of an arrangement exists, (ii) delivery of the product has occurred or services have been rendered, (iii) the price to the customer is determinable and (iv) collectibility is reasonably assured.

     The sources of revenue recognized during the fiscal period June 30, 2006 comprise: a technology access fee and milestone based payments from development agreements we entered into. For each development agreement underlying the payments, a contract between us and a development partner was duly executed. The terms of each contract include an initiation or technology access fee, payments upon achievement of certain milestones and a royalty payment in the event of commercialisation of a product. Management considers the technology access or initiation fee as payment for access to our technology and a consideration for agreeing to undertake the development work. For the milestone-based payments, work has been carried out in our facility, data generated and results/reports provided to the client. Services have therefore been rendered for each quantum of such revenue recognized. The cost of the service is fixed since the amounts payable for each event were clearly stated in the respective contracts. As well, the development partners are reasonably assured that we will undertake to commence and continue development work in the contract by virtue of our entering into the agreements and in anticipation of revenue based on achieving certain milestones. It is thus the opinion of Management that the revenue recognised is realised or realisable and that it has been earned.

     RESEARCH AND DEVELOPMENT.

     Our expenditures for research and development increased to $407,580 for the six months ended June 30, 2006 compared to $329,837 for the six months ended June 30, 2005, an increase of $77,743 or 23.6%. This amount is in line with the continued investment in our product portfolio as we execute our business plan. Compared to the corresponding period in 2005, we have more research and development staff on payroll and generally more R&D activity. We continued to advance projects through pilot studies in humans, and expensed these costs as they were incurred.



     Our expenditures for research and development increased to $941,420 for the year ended December 31, 2005 compared to $485,638 for the year ended December 31, 2004, an increase of $455,782 or 93.9%. This amount is in line with the continued investment in our product portfolio as we execute our business plan. Compared to the corresponding period in 2004, we have more research and development staff on payroll and generally more R&D activity. From the end of 2004 we have advanced three projects to pilot studies in humans, and most of the costs of these studies were absorbed during 2005.



     We anticipate that our expenditures for research and development will continue to increase for the foreseeable future, as we continue to add research and development staff and to conduct increasing numbers of clinical studies for products now in our portfolio, or for products that will be added in the future.



     WAGES AND BENEFITS.



     Our expenditures for wages and benefits increased to $210,743 for the six months ended June 30, 2006 compared to $68,738 for the six months ended June 30, 2005, an increase of $142,005 or 206.6%.


     Our expenditures for wages and benefits increased to $230,690 for the year ended December 31, 2005 compared to $222,103 for the year ended December 31, 2004, an increase of $8,587 or 3.9%. (This does not take into account non-cash compensation expenditures in 2004 in the amount of $120,000 relating to the issuance of 60,000 common shares to employees for past services.) The 3.9% increase is due to additional investment in administrative and support staff during the period.


     During 2006, we increased our staff considerably and continue to do so in a manner consistent with our business plan in order to advance our various projects.

     ADMINISTRATIVE COSTS.

     Our administrative expenditure was $87,000 for the six months ended June 30, 2006 compared to $166,642 for the six months ended June 30, 2005, a decrease of $79,642 or 47.8%. The decrease is primarily due to exceptional expenditures in 2005 on services related to the post merger legal expenses, which did not recur in the second quarter of 2006.


     Our administrative expenditures was $443,260 for the year ended December 31, 2005 compared to $173,509 foe the year ended December 31, 2004, an increase of $269,751 or 155.5%. The increase is primarily due to larger expenditures on services related to regulatory filings, as well as more expenses on general office supplies and services. Compared to 2004, we incurred higher costs for accounting, auditing and other related professional services in connection with the filing of a registration statement and other materials with the Securities and Exchange Commission or SEC.


     Because of continued expansion and ongoing SEC reporting and compliance obligations, management anticipates maintaining or increasing our level of administrative expenditure for the foreseeable future.



     OCCUPANCY COSTS.

     Our occupancy costs increased 8.5% or $8,159 to $103,847 for the six months ended June 30, 2006 compared to $95,688 for the six months ended June 30, 2005. The increase is due to the increases in cost of utilities and janitorial services attributed to the larger occupied space with the completion of our cGMP facility within the premises.


     Our occupancy costs increased 79.1% or $84,298 to $190,837 for the year ended December 31, 2005 compared to $106,539 for the year ended December 31, 2004. The increase is attributable to the fact that we relocated our offices to permit us to develop a full research laboratory and manufacturing scale-up facility as we pursue the development of our NDA and ANDA portfolio. We moved from about a 10,000 sq ft facility to a 25,000 sq ft facility in November 2004, therefore our lease costs, utility bills, maintenance and general upkeep increased substantially.


     It is anticipated that occupancy costs will be maintained at approximately the current level through the four years' remaining term of the lease.



     MARKETING COSTS.

     Our marketing costs decreased by $41,070 or 17.5% to $194,284 for the six months ended June 30, 2006 compared to $235,354 for the six months ended June 30, 2005. The reduction in marketing costs was due to the fact that two consulting contracts expired in the third quarter of 2005 and management did not have the need to have them renewed. See "Business - Consulting Agreements."


     Our marketing costs, which include certain ongoing consulting contracts, increased by $61,354 or 16.7% to $428,628 for the year ended December 31, 2005 compared to $367,274 for the year ended December 31, 2004. We are actively pursuing procurement of licensing deals, co-development and other collaborations in accordance with our business plan. The short term goal will be to increase cash flow in order to further our product development projects; in the longer term we expect this will generate revenues and enable us to further develop and generate new technologies.


    It is anticipated that this amount will be maintained at the current level. However, as other contracts come due in the following quarters, management will decide as to the need to renew them. Decisions not to renew such contracts may contribute to decreasing marketing costs during 2007.



     OPERATING LOSS.

     For the six month period ended June 30, 2006, the company's operating loss before amortization, interest and foreign exchange was $194,131 versus a loss of $896,259 in the six month period ended June 30, 2005. This increase is due to the fact that the Company recorded revenues during this fiscal period in 2006 versus none in the corresponding period in 2005.

     Our operating loss for the period was $2,234,835 for the year ended December 31, 2005 compared to $1,252,731 for the year ended December 31, 2004, an increase of $982,104 or 78.4%. This increase is due to higher costs of wages, administration, occupancy and marketing as identified above.



    Management does not anticipate having an operating profit until after we have obtained approval for one or more applications, which is not anticipated to happen before 2008 at the earliest.



     AMORTIZATION.



     Our amortization expense increased by 62.7% or $52,291 to $135,749 for the six months ended June 30, 2006 compared to $83,458 for the six months ended June 30, 2005. This is attributable to the additional investment in property and equipment and leasehold improvements consistent with equipping and outfitting of our research and development as well as manufacturing facilities.



     Our amortization expense increased by 17.8% or $25,825 to $170,559 for the year ended December 31, 2005 compared to $144,734 for the year ended December 31, 2004. This is attributable to the additional investment in our property and equipment as well as leasehold improvements, which relates to the relocation of our offices and our investment in the facility for research and development.



     Management anticipates that the current level of amortization expense will continue at this level or increase slightly as additional investments in capital equipment are made.



     FOREIGN EXCHANGE.

     Our loss on foreign exchange was $24,491 for the six months ended June 30, 2006 compared to a gain of $79,932 for the six months ended June 30, 2005.


     Our loss on foreign exchange was $21,979 for the year ended December 31, 2005 compared to a loss of $247,327 for the year ended December 31, 2004.


     Although we have all of our activities in North America and do not generally anticipate currency fluctuation having a significant impact on our cash flow, recently there has been some significant fluctuation between the Canadian and U.S. Dollar. At present, we do not engage in any currency hedging transactions.



     INTEREST INCOME AND INTEREST EXPENSE. The interest income is a function of our cash balance which is maintained in interest-bearing short term financial instruments. Any change in interest income will depend on our cash balance and hence on source of funds going forward. The interest expense is related to funds advanced from related parties which are now to be repaid at the rate of 25% of gross revenues.



     NET LOSS.

     For the six months ended June 30, 2006 we recorded a loss of $377,234 versus a loss of $914,366 for the six months ended June 30, 2005, a decrease of $537,132 or 58.7%. The decrease is due to the fact that we recorded revenues during the six months ended June 30, 2006 versus none in the corresponding period in 2005. The current period's net loss brings our accumulated deficit to $5,469,413 from $5,092,179 at the beginning of the fiscal year.



     Our net loss was $2,452,865 for the year ended December 31, 2005 compared to $1,662,352 for the year ended December 31, 2004. The increase in the net loss is attributable to the various increases in our operating expenses as stated previously. The net loss in 2005 brought our accumulated deficit to $5,092,179 from $2,639,314 at the beginning of the 2005 fiscal year.



FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES



     The company had cash reserves of $464,672 as at June 30, 2006, attributable to the company's private placement of common stock, which raised $5,600,000 up to December 31, 2004 and $928,000 during the year ending December 31, 2005.

     Net cash used by operating activities was $981,052 for the six months ended June 30, 2006, as compared to net cash used in operating activities of $770,524 for the six months ended June 30, 2005. The cash used was primarily a decrease in accounts payable of $276,680.


     Net cash used by operating activities was $2,156,926 for the year ended December 31, 2005, as compared to net cash used in operating activities of $1,019,426 for the period ended December 31, 2004. The cash used was primarily attributable to the net loss of $2,452,865 adjusted for non cash items.


     As a research and development Company, we are eligible to receive investment tax credits (ITCs) from the Government of Canada under the Scientific Research & Experimental Development incentive program. Depending on the financial condition of the Company, up to 35% of R&D expenses in any fiscal year can be claimed. Eligible R&D expenses include salaries for employees involved in R&D, cost of materials, equipment as well as well third party contract services.


     Because a significant portion of our total expenditure is R&D related, depending on the amount we spend on R&D during a fiscal period, the ITC can be a major source of funds for financing operations and building capital resources. Based on management's best estimate, we have about $1,000,000 ITCs receivable from R&D activities performed as at June 30, 2006. Realization of these credits is subject to government approval; however, management anticipates that we may receive over half of this amount by mid-September, 2006.


     Net source of funds for financing activities was $981,622 for the year ended December 31, 2005 compared to $5,503,641 for the year ended December 31, 2004. Financing sources are primarily from the issuance of capital stock; $928,000 during the year ended December 31, 2005 compared to approximately $5,600,000 during the year ended December 31, 2004.


     Net cash used in investing activities was $634,838 for the six months ended June 30, 2006, representing purchases of property and equipment, compared to $555,227 for the six months ended June 30, 2005. Net cash used in investing activities was $1,020,945 for the year ended December 31, 2005, representing purchases of property and equipment, compared to $190,175 for the year ended December 31, 2004.



     During the six months ending June 30, 2006, the net decrease in the cash and cash equivalent was $1,613,337. During the year ending December 31, 2005, the net decrease in the cash and cash equivalent was $2,172,880.



     Current assets will be sufficient to meet our capital expenditures and working capital needs for our operations as presently conducted for the following twelve months. The Company has advanced development work on some projects based on development agreements, and upon reaching milestones will generate additional cash. The Company anticipates receiving approximately $535,000 representing ITC for which the Company has already received a notice of assessment. A claim for another $185,000 is being assessed. The Company anticipates its expenditures to be in line with previous quarters, with increases to match new contracts.



     The success of the Company is dependent on, among other things: obtaining sufficient funding to enable the Company to execute its development programs; securing development contracts, as well as procurement of co-development or other collaborations; and possible acquisitions. Failure to obtain such additional financing could result in delay or indefinite postponement of: the Company's development programs; securing development contracts as well as procurement of co-development or other collaborations; and possible acquisitions. There can be no assurance that additional capital or other types of financing will be available when needed or that, if available, the terms of such financing will be favourable to the Company. It is likely such additional capital will be raised through offerings of common stock for sale in transactions exempt from the registration requirements of the Securities Act in quantities similar to past recent transactions (see "Recent Sales of Unregistered Securities"), which will result in dilution to the Company's shareholders. Shares sold in such transactions may be registered in the future for resale to the public.



DEVELOPMENT AGREEMENTS



     In line with our business plan, we carry out research and development work for other parties in accordance with product development contracts. Such contracts have provisions for payments when certain development milestones are achieved. Examples of development milestones include: completion of initial formulation work; initiation of, or successful completion of, clinical studies and technology transfer for increased production scale. In addition, such contracts have provisions for royalty payments or profit sharing on commercialisation. In the near term, revenue from early milestones will be a source of cash flow.



     We may claim a portion of any funds spent for development work as an ITC, also a portion of any milestone-based revenue realized, that is spent on R&D, can be claimed as an ITC. Any ITC realised will be another source of cash flow for financing operations, and therefore a reduction in expenses.

CONTRACTUAL OBLIGATIONS



     In the table below, we set forth our enforceable and legally binding obligations and future commitments and obligations related to all contracts that we are likely to continue regardless of the fact that they are cancelable as of June 30, 2006. Some of the figures we include in this table are based on management's estimate and assumptions about these obligations, including their duration, the possibility of renewal, anticipated actions by third parties, and other factors.



                                                 PAYMENTS DUE BY PERIOD
                                            --------------------------------
Contractual Obligations           TOTAL     < 1 YEAR   1-3 YEARS   4-5 YEARS
-----------------------         ---------   --------   ---------   ---------
Capital Lease Obligations           9,036      1,807       7,229          --
Operating Obligations             304,389     40,830     176,797      86,762
Purchase Obligations                   --         --          --          --
Other Long Term Obligations     3,517,983    384,861   1,514,002   1,619,120
Total Contractual Obligations   3,831,408    427,498   1,698,028   1,705,882



NEW ACCOUNTING STANDARDS



In December 2004, the FASB issued SFAS No. 123R which revises SFAS No. 123 and is effective for small business issuers as of the beginning of the first interim or annual reporting period after December 31, 2005. SFAS No. 123R requires public entities to measure the cost of employment services received in exchange for an award of equity instruments on the grant-date fair value of the award. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. Employee share purchase plans will not result in recognition of compensation cost if certain conditions are met; those conditions are much the same as the related conditions in Statement 123. We adopted FAS 123R effective January 1, 2006, using a modified version of the prospective application. Under the modified prospective application, compensation cost is recognized on or after the effective date for all new and unvested awards, based on their grant-date fair value as calculated under FAS 123 for recognition.



In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). SFAS 154 replaces APB No. 20, "Accounting Changes" and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements" and establishes retrospective application as the required method for reporting a change in accounting principle. SFAS 154 provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable. The reporting of a correction of an error by restating previously issued financial statements is also addressed. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not anticipate that the adoption of SFAS 154 will have a material impact on its consolidated balance sheets and statements of operations, shareholders' equity and cash flows.



In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments." which amends SFAS No. 133 and SFAS No. 140. SFAS No. 155 permits hybrid financial instruments that contain an embedded derivative that would otherwise require bifurcation to irrevocably be accounted for at fair value, with changes in fair value recognized in the statement of income. The fair value election may be applied on an instrument-by-instrument basis. SFAS No. 155 also eliminates a restriction on the passive derivative instruments that a qualifying special purpose entity may hold. SFAS No. 155 is effective for those financial instruments acquired or issued after December 1, 2006. At adoption, any difference between the total carrying amount of the individual components of the existing bifurcated hybrid financial instrument and the fair value of the combined hybrid financial instrument will be recognized as a cumulative-effect adjustment to beginning retained earnings. The Company does not expect the new standard to have any material impact on our financial position and results of operations.



In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140. "SFAS No. 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable. The standard permits an entity to subsequently measure each class of servicing assets or servicing liabilities at fair value and report changes in fair value in the statement of income in the period in which the changes occur. SFAS No. 156 is effective for the Company as of December 1, 2006. The Company does not expect the new standard to have any material impact on our financial position and results of operations.




In July 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective in fiscal years beginning after December 15, 2006. The provisions of FIN 48 are to be applied to all tax positions upon initial adoption, with the cumulative effect adjustment reported as an adjustment to the opening balance of retained earnings. The company is currently evaluating the potential impact, if any, that the adoption of FIN 48 will have on our consolidated financial statements.



DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING

CONTROLS AND PROCEDURES


     We have carried out an evaluation, under the supervision and the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended, or the Securities Exchange Act), as of December 31, 2005. Based upon that evaluation, our principal executive officer and principal financial officer concluded that, as of the end of that period, our disclosure controls and procedures are effective in providing reasonable assurance that (a) the information required to be disclosed by us in the reports that we file or submit under the Securities Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, and (b) such information is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. In designing and evaluating our disclosure controls and procedures, our management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and our management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.


CONTINGENCIES AND LITIGATION


     There has been, and we expect there will continue to be significant litigation in the industry regarding commercial practices, regulatory issues, pricing, and patents and other intellectual property rights. Certain adverse unfavourable rulings or decisions in the future could create variability or have a material adverse effect on our future results of operations and financial position.



OFF-BALANCE SHEET ARRANGEMENTS



     The Company, as part of its ongoing business, does not participate in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities ("SPEs"), which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As of June 30, 2006, the Company was not involved in any material unconsolidated SPE transactions.



                                    BUSINESS


BACKGROUND


     We incorporated in New York on February 23, 1988 as a "blank check" corporation. On February 23, 2004, we entered into a Share Exchange Agreement with IntelliPharmaCeutics Corp., ("IPC Corp.") a Canadian pharmaceutical company and agreed to merge our wholly-owned Nova Scotia subsidiary, known as 3092055 Nova Scotia Limited, into IPC Corp.



     IPC Corp. incorporated in Ontario Canada on November 15, 2002 and prior to the merger was wholly owned by IntelliPharmaCeutics Inc., a Canadian holding company ("IPC Inc."), controlled by Dr. Isa Odidi, our Chairman and CEO and Dr. Amina Odidi, our President, CFO and COO.


     From 1999 through 2002, IPC Inc., a predecessor company, engaged in the research, development, licensing, and marketing of both new and generic controlled-release pharmaceutical products. In 2002, IPC Corp. purchased IPC Inc.'s assets, including its technology rights.

     On September 10, 2004, we completed the merger with IPC Corp. and reincorporated in Delaware (the "Merger").


     As a result of the Merger, in exchange for 100% of the common shares of IPC Corp. (our operating company), IPC Inc. (the holding company controlled by Drs. Isa and Amina Odidi) acquired 10,850,000 shares of Special Voting Stock of the Registrant and 10,850,000 Convertible Voting Shares of IPC Corp. The Convertible Voting Shares of IPC Corp. are indirectly exchangeable on a 1 for 1 basis with our Common Shares and thus provide IPC Inc. with an equity interest in IPC Corp. that is economically equivalent to IPC Inc.'s voting interest in us, approximately 68%. However, for corporate and tax reasons that result in a significant benefit to us, there are outstanding an equal number of common shares of IPC Corp. (which are owned 100% by us) and Convertible Voting Shares of IPC Corp. (which are owned 100% by IPC Inc., the Odidi's holding company), each of which is entitled to one vote. Accordingly, the voting interest in IPC Corp. is held 50% by us and 50% by IPC Inc. See the diagram under "Management's Discussion and Analysis of Financial Condition and Results of Operations-Overview".


EXPLANATORY NOTE REGARDING PRIOR FILINGS

     In filing this registration statement, we are not relying in any way on the filed reports, business or assets of Ready Capital Corp., the counterparty to the Share Exchange Agreement dated February 23, 2004. Ready Capital Corp. was a blank check corporation and did not at any time have an active business. Ready Capital Corp., prior to the Merger, and IntelliPharmaCeutics, after the Merger, from time to time filed certain reports with the Securities and Exchange Commission. These reports were filed on a voluntary basis. They do not contain any information that we believe is relevant to an understanding of our current business or financial condition. Consequently, we encourage investors to rely on the information in this registration statement and not in any earlier filings that appear in our EDGAR file with the SEC.

BUSINESS OVERVIEW


     IPC Corp. is engaged in research and development of controlled-release pharmaceutical products.



     Controlled-release means releasing a drug into the bloodstream or a target site in the body, over an extended period of time or at predetermined times. Controlled drug delivery can be both safer and more effective than conventional immediate-release tablets and capsules in administering drugs.

     We apply our proprietary controlled-release technologies to existing drugs. The release technologies, and the chemical compounds utilized in them, were designed and chosen to be compatible with, and to orally deliver, a wide range of small-molecule active pharmaceutical ingredients. At present, those technologies have been applied in the laboratory and/or in clinical trials in humans to orally dosed small molecule drugs including those used in the treatment of cardiovascular, central nervous system, gastro-intestinal, pain, diabetes and other significant indications.



     We apply our proprietary technology in two ways: (1) developing improved controlled-release (once-a-day) versions of existing immediate-release branded drugs (requiring new drug applications ("NDA")), and (2) developing and commercializing generic drugs that are bio-equivalent to existing controlled-release branded products (requiring abbreviated new drug applications ("ANDA")). An ANDA must show that, when taken orally in clinical testing conditions, levels of the active ingredient as measured in the bloodstream are the same for the generic product as for the branded product, within tolerances set by the FDA.



     We operate in the niche market created by the expiration of drug product patents and drug product exclusivity periods. It has been estimated(1) that from March 2006 to 2010, $100 billion in U.S. sales will be lost from the sales of branded drugs by large companies as a result of the expiry of patents on major branded products.


----------

(1)  MarketResearch.com, March 1, 2006, Abstract of "The Top 10 Generics
     Companies: Strategic Insight, Growth Opportunities and Competitive Dynamics in the US and Europe", http://www.marketresearch.com/product/display.asp?productid=1259413&xs=r



     These potential and actual lost sales represent two opportunities for our company to license its technologies and products.



     For branded immediate-release (multiple-times-per-day) products, our company can formulate improved replacement products, typically by developing a new, patentable, controlled-release (once-a-day) product. Such products can be licensed to and sold by the pharmaceutical company that made the original immediate-release product, thereby protecting the pharmaceutical company against revenue loss in the brand by providing a clinically attractive patented product that competes favourably with the generic immediate-release competition that arises on expiry of the original patent(s).



     For existing controlled-release (once-a-day) products covered by patents about to expire or already expired, our company can formulate generic products which are bio-equivalent to the branded products. Such products can be licensed to and sold by distributors of generic products.

     Our scientists have developed drug delivery technology systems that facilitate controlled-release delivery of a wide range of pharmaceuticals. We have branded these technology systems collectively as the Drug Delivery Engine(TM). These systems include several core technologies, which enable us to flexibly respond to varying drug attributes and patient requirements, producing a desired controlled-release effect. We believe these systems offer superior performance to traditional systems, while retaining simplicity and cost effectiveness associated with their manufacture.

     We believe that:

(a) Our delivery technologies offer very competitive development times. Because of the proven robustness and versatility of those technologies in their application to a broad range of small drug molecules, and because of the experience of our chief scientists in applying them to such molecules, application to new drug molecules proceeds quickly and efficiently.

(b) Our delivery technologies offer very competitive development costs. Because the technologies use only readily available, low-cost ingredients already acceptable to regulatory authorities such as the FDA, and because development times are short as stated above at (a), our development costs are low.

(c) Large pharmaceutical companies may license our improved products for life-cycle management and franchise extension of their branded products as they came off patent. With impending loss of branded product revenues, a new product such as ours, which offers the advantage of once-a-day dosing, should be very attractive to a large pharmaceutical company facing revenue loss in a patented branded-product franchise. A recent industry example is the license of a once-a-day Wellbutrin XL formulation from Biovail Corporation to GSK Inc.

(d) Manufacturers and distributors of generic drugs may license our technologies and products. Because our development times are short and cost-effective as at (a) and (b) above, our generic once-a-day products represent a cost-effective opportunity for generic distributors to add valuable generic products to their portfolios. At present, we have drug development contracts with established generic drug distributors Par Pharmaceutical and ratiopharm inc. to develop generic drug products for the United States and Canadian markets.


We are currently focusing our efforts on the following areas:


(a) obtaining FDA approval for 5 generic controlled-release pharmaceutical products (ANDAs) from our present portfolio of 10 such products, obtaining Canadian regulatory approval for 3 further generic products, and obtaining FDA approval for one new controlled-release product (NDA), all either directly or through collaboration with other companies;

(b) commercial exploitation of these products either by license and the collection of royalties, or through the manufacture of tablets and capsules using our developed formulations; and

(c) development of new products and increasing the number of licensing agreements with other pharmaceutical companies beyond those five already in place, including to collaborate in contract research and development, joint ventures and other drug development and commercialization projects.



     We intend to collaborate in the development of products with partners, when such occasion may enhance the outcome of the project. We also plan to seek additional collaborations to develop more products. We believe that our business strategy enables us to reduce our risk by (a) having a diverse product portfolio that includes both branded and generic products in various therapeutic categories, and (b) building collaborations and establishing licensing agreements with companies with greater resources thereby allowing us to share costs of development and to improve cash-flow.


INDUSTRY OVERVIEW

     The pharmaceutical industry has experienced significant growth over the past several years. This has been impacted by factors such as: increasing enrollment in Health Maintenance Organizations (HMOs) and growth in managed care, an aging and more health-aware population, several major new drugs bringing significant therapeutic benefits, and increasing use of novel marketing approaches such as direct-to-consumer advertising.


     A review of the portfolios of the top 40 pharmaceutical companies in a 2004 Reuters Business Insight report, Growth Strategies in Generics, stated, "Products with total sales of $137 billion in 2002 will have lost primary U.S. patent protection by 2008. This represents over 50% of the $235 billion in total product sales generated by these 40 companies in 2002."



     The worldwide generics market will grow with a compound annual growth rate
(CAGR) of 13.3% from 2001 to 2007, and was worth $27 billion in 2001, estimates Reuters. The U.S. generics market alone is expected to grow to $28 billion by 2007.



     The U.S. pharmaceutical market for all forms of controlled-release drugs is expected to grow. The controlled-release segment of the market generated approximately $16.3 billion of revenues in 2002, and is expected to exceed $90 billion by 2009(2). The impetus for growth in this segment comes from the proliferation of branded drugs at or near patent expiration and new product launches.

----------
(2) Fuji-Keizai USA, Report (Executive Summary) October 2005, US Market 2006, Advanced Drug Delivery Systems, Probing the Route to Growth, http://www.fuji-keizai.com/e/report/dds_e.html.



     The larger companies tend to focus their marketing resources on large revenue drugs (generally in excess of $500 million) and accordingly are sometimes willing to divest themselves of smaller, non-strategic products in niche therapeutic areas. This affords a significant opportunity for smaller companies to acquire, or license, valuable brand name drugs, and to revitalize these franchises through application of novel delivery forms and technologies.

     There are significant technical barriers to entry into the development of controlled-release drugs, with only a limited number of companies possessing the required expertise and technologies. Despite the therapeutic advantages of controlled-release drugs versus their immediate-release counterparts, some pharmaceutical companies have not themselves developed a controlled-release version of their own branded immediate-release product while the immediate-release version is under patent protection. Instead, they have waited until patent protection on their immediate-release product was near expiry, and then have turned to specialty pharmaceutical companies to in-license a controlled-release version of such product.



     A recent example includes Wellbutrin XL, in-licensed by GSK Inc. from Biovail Corporation. In that case, the original new chemical entity patent protection for multiple-times-per-day Wellbutrin expired at about the end of 2003, and the product would have faced substantial generic competition at that time. By introducing a once-a-day Wellbutrin XL in about June 2004 together with formulation patent protection, in-licensed from Biovail Corporation in exchange for royalty payments on net sales, GSK was able to retain a substantial portion of its market share that would otherwise have been lost to generics. That additional patent protection gave GSK, and effectively its licensor Biovail, an additional five years of exclusivity with the FDA, lasting until June, 2009. A recent successful challenge to the formulation patent by Anchen Pharmaceuticals, alleging that its proposed generic product does not infringe that patent, means that there may in fact be generic competition as early as the end of 2006, but in the meantime the arrangement has been a great benefit to both Biovail and GSK


INDUSTRY TECHNOLOGY


     Oral controlled-release technology permits the development of specialized oral drug delivery systems that improve the absorption and utilization by the human body of a variety of pharmaceutical compounds. Several drug delivery systems are commonly used in the manufacturing of controlled-release oral drug products. However, three technologies stand out as truly tried and tested. These are the osmotic push-pull, or OROS(TM), system (used by ALZA), the core or press-coated system (used by Bayer), and the sandwiched deposit platform, or Geomatrix(TM), system (used by SkyePharma). These technologies are based on physically compartmentalized structures, and, we believe, continue to be the yardstick by which other controlled-release drug delivery technology platforms are measured.



OROS(TM) OSMOTIC PUSH-PULL SYSTEM



     The OROS(TM) osmotic system is a reservoir system which is comprised of two reservoirs, one containing drug active and suspending agent, and the other containing a gel layer which swells when exposed to water-based solutions such as stomach fluids. The two reservoirs are enclosed in a single tablet encased in an osmotic membrane, which permits water to enter but not to exit (osmosis). Once inside the gastrointestinal tract, meaning the human digestion system, including the stomach and intestines ("GIT"), fluids penetrate the outer membrane, the gel swells and gradually expels the active drug through an orifice in the drug reservoir. The rate of drug release is the same in the presence or absence of food, a desirable property. Because of its ideal release profile and lack of food effect, we believe it remains a sought-after device for the controlled delivery of drugs, notwithstanding the increased cost associated with its complex manufacture.



CORE OR PRESS-COATED SYSTEM



     The core or press-coated system is a two part structural system, comprised of a rapid-dissolve drug-bearing core, embedded in drug-loaded hydrophilic (water attractive) matrix applied to the tablet by press coating. Once inside the GIT, the press-coated matrix swells and gradually releases the drug by a combination of diffusion and erosion. Eventually, the drug-bearing tablet core is exposed and rapidly dissolves in the GIT to provide a burst effect, and further extension in drug release. Drug release is affected by the presence of food.



SANDWICHED DEPOSIT SYSTEM


     The sandwiched deposit system is comprised of a layered tablet in which a drug layer is sandwiched between two layers or deposit platforms made of polymeric materials. Once inside the GIT, the polymeric platforms and drug layer erode, but at different rates. Drug release is affected by food.


     Although all these systems have demonstrated ideal drug release characteristics, we believe their manufacturing processes are cumbersome, complex, expensive, and difficult to reproduce. There is also concern that, being reservoir systems, they may not deliver their entire dose, or may deliver the entire dose all at once due to the crushing action of peristalsis

OUR TECHNOLOGY


     Our scientists have developed proprietary controlled-release drug delivery technologies, branded Drug Delivery Engine(TM). Our controlled-release technologies consist of drug delivery platforms that facilitate timed release delivery of a wide range of pharmaceuticals.

     One family of Drug Delivery Engine(TM) technologies, the Hypermatrix(TM) technologies, are based upon the drug active being imbedded in, and an integral part of, a homogeneous (uniform), core and/or coatings consisting of one or more polymers which affect the release rates of drugs, other excipients (compounds other than the drug active), such as for instance lubricants which control handling properties of the matrix during fabrication, and the drug active itself. The Hypermatrix(TM) technologies are the core of our current marketing efforts and the technologies underlying our existing development agreements.

     Another such family of technologies is that branded Hyperfoam(TM). The Hyperfoam(TM) technologies are based upon the drug active being imbedded in but separate from a syntactic foam substrate, the properties of which are used to modulate the release of the drug active. Syntactic foam is a lightweight engineered foam consisting of hollow polymer spheres, suitable for carrying drug actives, embedded in a resin matrix. The Hyperfoam(TM) technologies are still in development and are not the subject of any contractual arrangements.

     Our present, expanding, pipeline of Hypermatrix(TM) technology platforms includes IntelliMatrix(TM), IntelliOsmotics(TM), IntelliPellets(TM), IntelliGIT(TM), IntelliShuttle(TM) and NanoMatrix(TM), and some of their key attributes are described below. Our present pipeline of developing HyperFoam(TM) technology platforms includes SynFoam(TM) and NanoFoam(TM). NanoMatrix(TM), SynFoam(TM) and NanoFoam(TM) are under development and their optimal characteristics and uses have not been determined.

     These provide a broad range of release profiles, taking into account the physical and chemical characteristics of a drug product, the therapeutic use of the particular drug, and the optimal site for release of the active pharmaceutical ingredient in the GIT. At present those technologies have been applied in the laboratory and/or in clinical trials in man to such orally dosed small molecule drugs as are used in the treatment of cardiovascular, central nervous system, gastro-intestinal, pain, diabetes and other significant indicators.

     THE HYPERMATRIX(TM) FAMILY OF DRUG DELIVERY ENGINE(TM) TECHNOLOGIES

INTELLIGIT(TM)

     The IntelliGIT(TM) technology consists of an active drug immobilized in a homogeneous (uniform) matrix structure. A precise choice of mix ratios, polymers, and other ingredients imparts characteristics which protect the drug composition from mechanical degradation due to digestion, and/or from chemical degradation in the acidic stomach environment, and ensures that this technology allows control of release as well as releasing the medication at certain parts of the stomach or intestines without significant food effects or unintentional premature release of the entire drug dose. This technology is most useful for drug molecules with characteristics such as very low or very high potency, opiate analgesics (pain medications derived from the chemical compounds found in opium), or susceptibility to acid degradation. It is also useful for products where a zero-order (constant rate over time, independent of the amount of drug available for dissolution) release profile is desirable.

INTELLIMATRIX(TM)

     The IntelliMatrix(TM) technology is a proprietary blend of several polymers. Depending on the constituents of the blend and the manner in which these interact, the drug is released at predetermined rates, while imparting protective characteristics to both the drug and the GIT. This results in protection from the delivered active drug, for the stomach, if required. This technology, unlike the IntelliGIT, does not prevent premature dose-dumping due to food effects. It is most useful for drugs which require precisely controlled first order release profiles, where the amount released with time is dependent on one component like the amount of drug available for dissolution.

INTELLIOSMOTICS(TM)

The IntelliOsmotics(TM) technology is based upon the inclusion of multiple populations of polymers with distinct chemical bonding characteristics. These set up a complex matrix of hydrophilic (water attracting) and hydrophobic

(water repelling) domains. When the tablet or bead is in an aqueous environment, like gastric contents, a "mixture" of water-soluble polymer and drug core is surrounded by gel layer(s) of water-insoluble polymer. Osmotic pressure drives the drug out when solvent passes through the gel layer while the polymer molecules remain. This permits control of the rate of release of the drug active by the variation of polymer ratios. This technology is most useful for drug molecules which require precisely controlled pseudo-first-order release profiles, where the rate of release is proportional to the amount available for dissolution as well as being proportional to one other component; however the effect of the amount of drug is overriding, so that the rate appears first order. This type of release control can be useful when attempting to match difficult profiles for generic formulation.



INTELLIPELLETS(TM)



     The IntelliPellets(TM) technology consists of more than one type of granule, bead, pellet, or tablet in a holding chamber or reservoir, such as a gel capsule. Each type is uniquely different from the other in that each may contain a different class or combination of release controlling polymers, amino acids, and/or buffers (chemical compounds which resist change in the acid level of a solution). Our IntelliPellets(TM) technology is designed to control, prolong, delay or modify the release of drugs. It is particularly useful for the delivery of multiple drugs, for delayed, timed, pulsed or for chronotherapeutic drug delivery, designed to mimic our internal clocks for therapeutic optimization (the drug is delivered in the right amount for the patient at the right time). This technology is most useful for the delivery of multiple-drug cocktails, or in situations where the timing of a single dose or the sequencing of multiple doses of the same drug is important.



INTELLISHUTTLE(TM)



The IntelliShuttle(TM) technology provides for drug release past the stomach, such as for drugs required for action beyond the stomach, for drugs which could be destroyed by the stomach environment, or for drugs which could harm the stomach itself. This technology "shuttles" the drug past the stomach to be released at predetermined times or sites where appropriate for optimum therapeutic effect. This technology is most useful for acid labile drug molecules (drugs that are destroyed in acid environment), such as the proton pump inhibitors, of which the well-known omeprazole (Prilosec) and lansoprazole (Prevacid) are examples, or for drug molecules which may harm the stomach, of which the well-known aspirin is an example.



OUR PROPRIETARY RIGHTS AND PATENTS



     Proprietary rights are an important aspect of our business. These include know-how, trade secrets and patents. Know-how and trade secrets are protected by internal company policies and operating procedures, and where necessary, by contractual provisions with development partners and suppliers. We also seek patent protection for inventive advances which form the bases of our drug delivery technologies. With respect to particular products, we may seek patent protection on the commercial composition, its methods of production and its uses, to prevent the unauthorized marketing and sale of competitive products.


     Patents which relate to and protect various aspects of our HyperMatrix and HyperFoam families of drug delivery technologies include the following issued United States patents: (i) U.S. Patent No. 6,296,876, issued October 2, 2001 and projected to expire October 6, 2017; (ii) U.S. Patent No. 6,479,075, issued November 12, 2002 and projected to expire October 1, 2018, which concern pharmaceutical formulations for acid labile drug actives and compositions which protect the drug active and composition from destruction in acidic environments in the GIT; and (iii) U.S. Patent No. 6,607,751, issued August 19, 2003 and projected to expire October 9, 2018, which describes a controlled release drug delivery technology incorporating a microbial polysaccharide gum. Patents which relate to and protect various aspects of our HyperFoam family of drug delivery technologies include U.S. Patent No. 6,800,668, issued October 5, 2004 and projected to expire January 19, 2021, and the corresponding issued Canadian Patent No. 2,435,276, which relate to novel syntactic deformable foam compositions used as a carrier or substrate for drug actives, and methods for making these compositions.


     In addition to these issued patents, as at August 1, 2006, there were ten pending U.S. Patent applications, and five corresponding foreign applications pending, including PCT stage and national stage applications, relating to various aspects of our HyperMatrix and HyperFoam drug delivery technologies, including methods and compositions for coating of tablets and beads, compositions incorporating disintegrants to assist in controlled release, compositions incorporating multiple drug actives, and compositions directed to classes of drug actives designed as therapies for specific indications.


RESEARCH AND DEVELOPMENT

     During each of the last three fiscal years, we have focused on research and development activities. We spent approximately $941,420 in the fiscal year ended December 31, 2005, $485,638 in the fiscal year ended December 31, 2004 on research and development activities, and $268,148 in the fiscal year ended December 31, 2003.


MANUFACTURING, RAW MATERIALS AND SUPPLIERS


     We currently do not have any commercial manufacturing facilities. The manufacture of our product candidates for clinical trials and commercial purposes is subject to current good manufacturing practices ("cGMP") and other agency regulations.


     At this time, we do not rely on any principal suppliers. In respect of our existing development contracts, the materials we require are non-proprietary and readily available from multiple sources.



     It is anticipated that certain raw materials, which may be necessary for the development and subsequent commercial manufacturing of future products, may be proprietary products of other companies. We will attempt to manage the risk associated with such proprietary raw materials by the imposition of favourable contractual provisions in supply contracts, by prudent management of inventories having regard to sales forecasts, and by the continued search for alternative authorized suppliers of such materials or their equivalents. A material shortage, contamination, and/or recall could adversely affect the manufacturing of such future products.



CUSTOMERS AND DEVELOPMENT PARTNERS

     We are currently working to develop and/or obtain FDA approval for 14 existing products, as well as working towards the development of further products both alone and in collaboration with third parties. At this time, we do not rely on any principal customers. We anticipate a flow of additional drug development collaborations of similar kind to the drug development collaborations already in place. The loss of any one such drug development collaboration, for reasons relating to the contractual discretion of the customer, or to the success, failure or withdrawal of the drug product under development, should not have material adverse consequences for the Company.


GOVERNMENT REGULATION

     We focus on the development of both branded drug products (which require new drug applications ("NDA")) and generic drug products (which require abbreviated new drug applications ("ANDA")). The research and development, manufacture and marketing of controlled-release pharmaceuticals are subject to regulation by U.S., Canadian and other governmental authorities and agencies. Such national agencies and other federal, state, provincial and local entities regulate the testing, manufacturing, safety and promotion of our products. The regulations applicable to our products may change as the currently limited number of approved controlled-release products increases and regulators acquire additional experience in this area.

UNITED STATES REGULATION


NEW DRUG APPLICATION



     We will be required by the FDA to comply with NDA procedures for our branded products prior to commencement of marketing by us, or our licensees. New drug compounds and new formulations for existing drug compounds which cannot be filed as ANDAs are subject to NDA procedures. These procedures include (a) pre-clinical laboratory and animal toxicology tests; (b) scaling and testing of production batches; (c) submission of an Investigational New Drug Application ("IND"), and subsequent approval is required before any human clinical trials can commence; (d) adequate and well controlled replicate human clinical trials to establish the safety and efficacy of the drug for its intended indication;
(e) the submission of an NDA to the FDA; and (f) FDA approval of an NDA prior to any commercial sale or shipment of the product, including pre-approval and post-approval inspections of its manufacturing and testing facilities. If all of this data in the product application is owned by the applicant, the FDA will issue its approval without regard to patent rights that might be infringed or exclusivity periods that would affect the

FDA's ability to grant an approval if the application relied upon data which the applicant did not own. We intend to generate all data necessary to support FDA approval of the applications we file.


     Pre-clinical laboratory and animal toxicology tests may have to be performed to assess the safety and potential efficacy of the product. The results of these pre-clinical tests, together with information regarding the methods of manufacture of the products and quality control testing, are then submitted to the FDA as part of an IND requesting authorization to initiate human clinical trials. Once the IND notice period has expired, clinical trials may be initiated, unless an FDA hold on clinical trials has been issued.


     Clinical trials involve the administration of a pharmaceutical product to individuals under the supervision of qualified medical investigators that are experienced in conducting studies under "Good Clinical Practice" guidelines. Clinical studies are conducted in accordance with protocols that detail the objectives of a study, the parameters to be used to monitor safety and the efficacy criteria to be evaluated. Each protocol is submitted to the FDA and to an Institutional Review Board prior to the commencement of each clinical trial. Clinical studies are typically conducted in three sequential phases, which may overlap. In Phase I, the initial introduction of the product into human subjects, the compound is tested for absorption, safety, dosage, tolerance, metabolic interaction, distribution, and excretion. Phase II involves studies in a limited patient population with the disease to be treated to (1) determine the efficacy of the product for specific targeted indications, (2) determine optimal dosage and (3) identify possible adverse effects and safety risks. In the event Phase II evaluations demonstrate that a pharmaceutical product is effective and has an acceptable safety profile, Phase III clinical trials are undertaken to further evaluate clinical efficacy of the product and to further test its safety within an expanded patient population at geographically dispersed clinical study sites. Periodic reports on the clinical investigations are required.


     We, or the FDA, may suspend clinical trials at any time if either party believes the clinical subjects are being exposed to unacceptable health risks. The results of the product development, analytical laboratory studies and clinical studies are submitted to the FDA as part of an NDA for approval of the marketing and commercialization of a pharmaceutical product.



ABBREVIATED NEW DRUG APPLICATION



     In certain cases, where the objective is to develop a generic version of an approved product already on the market in controlled-release dosages, an ANDA may be filed in lieu of filing an NDA. Under the ANDA procedure, the FDA waives the requirement to submit complete reports of pre-clinical and clinical studies of safety and efficacy and instead requires the submission of bio-equivalency data, that is, demonstration that the generic drug produces the same effect in the body as its brand-name counterpart and has the same pharmacokinetic profile, or change in blood concentration over time. The ANDA procedure would be available to us for a generic version of a drug product approved by the FDA. In certain cases, an ANDA applicant may submit a suitability petition to the FDA requesting permission to submit an ANDA for a drug product that differs from a previously approved reference drug product (the "Listed Drug ") when the change is one authorized by statute. Permitted variations from the Listed Drug include changes in: (1) route of administration, (2) dosage form, (3) strength and (4) one of the active ingredients of the Listed Drug when the Listed Drug is a combination product. The FDA must approve the petition before the ANDA may be submitted. An applicant is not permitted to petition for any other kinds of changes from listed drugs. The information in a suitability petition must demonstrate that the change from the Listed Drug requested for the proposed drug product may be adequately evaluated for approval without data from investigations to show the proposed drug product's safety or effectiveness. The advantages of an ANDA over an NDA include reduced research and development costs associated with bringing a product to market, and generally a shorter review and approval time at the FDA.



PATENT CERTIFICATION AND EXCLUSIVITY ISSUES


     ANDAs are required to include certifications with respect to any third party patents that claim the Listed Drug or that claim a use for the Listed Drug for which the applicant is seeking approval. If applicable third party patents are in effect and this information has been submitted to the FDA, the FDA must delay approval of the ANDA until the patents expire. If the applicant believes it will not infringe the patents, it can make a patent certification to the holder of patents on the drug for which a generic drug approval is being sought, which may result in patent infringement litigation which could delay the FDA approval of the ANDA for up to 30 months. If the drug product covered by an ANDA were to be found by a court to infringe another company's patents, approval of the ANDA could be delayed until the patents expire. Under the Food Drug and Cosmetic Act ("FDC"), the first filer of an ANDA with a "non-infringement" certification is entitled to receive 180 days of market exclusivity. Subsequent filers of generic products would be entitled to market their approved product six months after the earlier of the first commercial marketing of the first filer's generic product or a successful defense of a patent infringement suit.

     Patent expiration refers to expiry of U.S. patents (inclusive of any extensions) on drug compounds, formulations and uses. Patents outside the United States may differ from those in the United States. Under U.S. law, the expiration of a patent on a drug compound does not create a right to make, use or sell that compound. There may be additional patents relating to a person's proposed manufacture, use or sale of a product that could potentially prohibit such person's proposed commercialization of a drug compound.


     The FDC contains non-patent market exclusivity provisions that offer additional protection to pioneer drug products and are independent of any patent coverage that might also apply. Exclusivity refers to the fact that the effective date of approval of a potential competitor's ANDA to copy the pioneer drug may be delayed or, in certain cases, an ANDA may not be submitted until the exclusivity period expires. Five years of exclusivity are granted to the first approval of a "new chemical entity." Three years of exclusivity may apply to products which are not new chemical entities, but for which new clinical investigations are essential to the approval. For example, a new indication for use, or a new dosage strength of a previously approved product, may be entitled to exclusivity, but only with respect to that indication or dosage strength. Exclusivity only offers protection against a competitor entering the market via the ANDA route, and does not operate against a competitor that generates all of its own data and submits a full NDA.


     If applicable regulatory criteria are not satisfied, the FDA may deny approval of an NDA or an ANDA or may require additional testing. Product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems occur after the product reaches the market. The FDA may require further testing and surveillance programs to monitor the pharmaceutical product that has been commercialized. Noncompliance with applicable requirements can result in additional penalties, including product seizures, injunction actions and criminal prosecutions.

CANADIAN REGULATION

     The requirements for selling pharmaceutical drugs in Canada are substantially similar to those of the United States described above.


INVESTIGATIONAL NEW DRUG APPLICATION


     Before conducting clinical trials of a new drug in Canada, we must submit a Clinical Trial Application ("CTA") to the Therapeutic Products Directorate ("TPD"). This application includes information about the proposed trial, the methods of manufacture of the drug and controls, preclinical laboratory and animal toxicology tests on the safety and potential efficacy of the drug, and information on any previously executed clinical trials with the new drug. If, within 30 days of receiving the application, the TPD does not notify us that our application is unsatisfactory, we may proceed with clinical trials of the drug. The phases of clinical trials are the same as those described above under "United States Regulation -- New Drug Application."


NEW DRUG SUBMISSION



     Before selling a new drug in Canada, we must submit a New Drug Submission ("NDS") or Supplemental New Drug Submission ("sNDS") to the TPD and receive a Notice of Compliance ("NOC") from the TPD to sell the drug. The submission includes information describing the new drug, including its proper name, the proposed name under which the new drug will be sold, a quantitative list of ingredients in the new drug, the methods of manufacturing, processing, and packaging the new drug, the controls applicable to these operations, the tests conducted to establish the safety of the new drug, the tests to be applied to control the potency, purity, stability and safety of the new drug, the results of bio-pharmaceutics and clinical trials as appropriate, the intended indications for which the new drug may be prescribed and the effectiveness of the new drug when used as intended. The TPD reviews the NDS or sNDS. If the submission meets the requirements of Canada's Food and Drugs Act and Regulations, the TPD will issue an NOC for the new drug.



     Where the TPD has already approved a drug for sale in controlled-release dosages, we may seek approval from the TPD to sell an equivalent generic drug through an Abbreviated New Drug Submission (ANDS). In certain cases, the TPD does not require the manufacturer of a proposed drug that is claimed to be equivalent to a drug that has already been approved for sale and marketed, to conduct clinical trials; instead, the manufacturer must satisfy the TPD that the drug is bio-equivalent to the drug that has already been approved and marketed.


     The TPD may deny approval or may require additional testing of a proposed new drug if applicable regulatory criteria are not met. Product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems occur after the product reaches the market. Contravention of Canada's Food and Drugs Act and Regulations can result in fines and other sanctions, including product seizures and criminal prosecutions.

     Proposals have recently been made that, if implemented, would significantly change Canada's drug approval system. In general, the recommendations emphasize the need for efficiency in Canadian drug review. Proposals include establishment of a separate agency for drug regulation and modeling the approval system on those found in European Union countries. There is no assurance, however, that such changes will be implemented or, if implemented, will expedite the approval of new drugs.

     The Canadian government has regulations which can prohibit the issuance of an NOC for a patented medicine to a generic competitor, provided that the patentee or an exclusive licensee has filed a list of its Canadian patents covering that medicine with the Minister of Health and Welfare. After submitting the list, the patentee or an exclusive licensee can commence a proceeding to obtain an order of prohibition directed to the Minister prohibiting him or her from issuing an NOC. The minister may be prohibited from issuing an NOC permitting the importation or sale of a patented medicine to a generic competitor until patents on the medicine expire or the waiver of infringement and/or validity of the patent(s) in question is resolved by litigation in the manner set out in such regulations. There may be additional patents relating to a company's proposed manufacture, use or sale of a product that could potentially prohibit such company's proposed commercialization of a drug compound.

     Certain provincial regulatory authorities in Canada have the ability to determine whether the consumers of a drug sold within such province will be reimbursed by a provincial government health plan for that drug by listing drugs on formularies. The listing or non-listing of a drug on provincial formularies may affect the prices of drugs sold within provinces and the volume of drugs sold within provinces.


ADDITIONAL REGULATORY CONSIDERATIONS


     Sales of our products by our licensees outside the United States and Canada are subject to regulatory requirements governing the testing, registration and marketing of pharmaceuticals, which vary widely from country to country.

     Under the U.S. Generic Drug Enforcement Act, ANDA applicants (including officers, directors and employees) who are convicted of a crime involving dishonest or fraudulent activity (even outside the FDA regulatory context) are subject to debarment. Debarment is disqualification from submitting or participating in the submission of future ANDAs for a period of years or permanently. The Generic Drug Enforcement Act also authorizes the FDA to refuse to accept ANDAs from any company which employs or uses the services of a debarred individual. We do not believe that we receive any services from any debarred person.


     In addition to the regulatory approval process, pharmaceutical companies are subject to regulations under provincial, state and federal law, including requirements regarding occupational safety, laboratory practices, environmental protection and hazardous substance control, and may be subject to other present and future local, provincial, state, federal and foreign regulations, including possible future regulations of the pharmaceutical industry. We believe that we are in compliance in all material respects with such regulations as are currently in effect.



ENVIRONMENTAL LAWS


     We are subject to comprehensive federal, state, and provincial environmental laws and regulations that govern, among other things, air polluting emissions, waste water discharges, solid and hazardous waste disposal, and the remediation of contamination associated with current or past generation handling and disposal activities, including the past practices of corporations as to which we are the successor. We do not expect that compliance with such environmental laws will have a material effect on our capital expenditures, earnings or competitive position in the foreseeable future. There can be no assurance, however, that future changes in environmental laws or regulations, administrative actions or enforcement actions, or remediation obligations arising under environmental laws will not drain our capital expenditures, and affect our earnings or competitive position.

COMPETITION

     We compete in two related but distinct areas: we perform contract research and development work regarding controlled-release drug technology for other pharmaceutical companies, and we seek to develop and market (either on our own or by license to other companies) proprietary controlled-release pharmaceutical products. In both areas, our competition consists of those companies which develop controlled-release drugs and alternative drug delivery systems.

     In recent years, an increasing number of pharmaceutical companies have become interested in the development and commercialization of products incorporating advanced or novel drug delivery systems. These include both companies with one or a few drug development candidates, such as Scolr Pharma, Inc., Mistral Pharma Inc., New River Pharmaceuticals Inc., Abrika Pharmaceuticals LLLP, and Labopharm Inc., and some major pharmaceutical companies with a broader range of products developed or in development such as Andrx Corp., Teva Pharmaceutical Industries Ltd., Impax Laboratories, Inc., Apotex, Inc., Sandoz, Inc., and Biovail Corporation. This list is certainly not exhaustive. We expect that competition in the field of drug delivery will significantly increase in the future since smaller specialized research and development companies are beginning to concentrate on this aspect of the business. Some of the major pharmaceutical companies have invested and are continuing to invest significant resources in the development of their own drug delivery systems and technologies and some have invested funds in such specialized drug delivery companies. Other companies may develop new drug formulations and products or may improve existing drug formulations and products more efficiently than we can. In addition, almost all of our competitors have vastly greater resources than we do. While our product development capabilities and patent protection may help us maintain a market position in the field of drug delivery, there can be no assurance that others will not be able to develop these capabilities, or alternative technologies outside the scope of our patents, if any, or that even if patent protection is obtained, these patents will not be successfully challenged in the future.


EMPLOYEES


     As of August 1, 2006, we had one part-time and 22 full-time employees. Our employees are engaged in administration, research and development. None of our employees is represented by a labor union and we have never experienced a work stoppage. We believe relations with our employees are good.


DESCRIPTION OF PROPERTY


     On October 1, 2004, we entered into a 5-year lease agreement for a 25,000 square foot facility at 30 Worcester Road, Toronto, Ontario, Canada M9W 5X2, at approximately $100,000 Canadian per year. The lease term expires on October 1, 2009, with an option for an additional 5-year term at market rates. We use our facilities as a laboratory, office space, and current Good Manufacturing Practices ("cGMP") scale-up and small to medium-scale manufacturing.



     We commenced renovation and construction of our administrative facilities and cGLP research laboratories in November 2004 and construction of a cGMP manufacturing plant for solid oral dosage forms in the first quarter of 2005 at our 30 Worcester Road facility in Toronto. We completed work on this site in the second quarter of 2006. The cost of the build-out and equipping of our administrative, laboratory and manufacturing facility was approximately $1,685,000, with approximately $810,000 for plant and $950,000 for equipment. The facility now consists of approximately 4,900 sq. ft. for administrative space, 4,300 sq. ft. for R&D, 9,200 sq. ft. for manufacturing, and 3,000 sq. ft. for warehousing.


LEGAL PROCEEDINGS

     There is no pending litigation or claim threatened against us.

CONSULTING AGREEMENTS


     On September 10, 2004, we entered into the following consulting agreements, two of which expired in 2005 as noted below. As other contracts come due in the following quarters, management will decide as to the need to renew them. We have paid all the monthly consulting fees owing to date.



(a) CARRIAGES CONSULTANT GROUP ("CARRIAGES"), A COMPANY AFFILIATED WITH BAJI PALKHIWALA. The consulting agreement provides for Carriages to perform banking, accounting and operational services on our behalf for a period of three years. In consideration of the services performed by Carriages, we agreed to pay a monthly consulting fee of $5,000 per month, and issue to Carriages 100,000 share of common stock, and warrants to purchase 50,000 shares of our common stock at $3.00 per share. The agreement further provides that Carriages be reimbursed for expenses incurred in connection with performance of its services;



(b) BRIDGE VENTURES, INC. ("BRIDGE"). The consulting agreement provides for Bridge to perform management advisory services on our behalf including assisting in strategic planning, building a management team and providing us with other managerial assistance as we deem necessary and appropriate, for a period of three years. In consideration of the services performed by Bridge, we agreed to pay a monthly consulting fee of $5,000 per month, and reimbursement for expenses incurred in connection with performance of its services;


(c) WILLSTAR CONSULTANTS, INC. ("WILLSTAR"). The consulting agreement provided for Willstar to perform communication and shareholder relation services, for a period of one year. The agreement expired according to its terms in September 2005. Total consideration paid was $60,000 plus warrants to purchase 25,000 shares of our common stock at $3.00 per share;



(d) Z & K CONSULTING LLC ("Z&K"). The consulting agreement provided for Z&K to act as a liaison between us and the financial community, and to provide an office in the United States on our behalf, for a period of one year. The agreement expired according to its terms in September 2005. Total consideration paid was $84,000 plus warrants to purchase 50,000 shares of our common stock at $3.00 per share; and



(e) SAGGI CAPITAL CORP. ("SAGGI"), A COMPANY AFFILIATED WITH SHARON WILL, OUR FORMER PRESIDENT AND DIRECTOR. The consulting agreement provides for Saggi to perform investor relation and strategic planning services on our behalf, for a period of three years. In consideration of the services performed by Saggi, we agreed to pay a monthly consulting fee of $5,000 per month, and reimbursement for expenses incurred in connection with performance of its services.



                                   MANAGEMENT


EXECUTIVE OFFICERS, DIRECTORS, AND KEY EMPLOYEES

     The following are the names and certain information regarding our current Directors and Executive Officers:


NAME               AGE   POSITION
----               ---   --------
Isa Odidi          50    Chairman and Chief Executive Officer
Amina Odidi        48    President, Chief Operating Officer, Chief Financial Officer, and Director
John N. Allport    60    Vice President, Legal Affairs and Licensing, and Director
Patrick N. Yat     50    Vice President, Pharmaceutical Analysis and Chemistry
Arnold Beckett     86    Director
Kenneth Kirstead   66    Director
Bahadur Madhani    60    Director


     Pursuant to our bylaws, each director holds office until the next annual meeting of shareholders of the Company or until their successors are elected or appointed. Officers are appointed annually by the Board of Directors (subject to the terms of any employment agreement) to hold office until a successor has been appointed. Drs. Isa and Amina Odidi are husband and wife.

BACKGROUND OF EXECUTIVE OFFICERS AND DIRECTORS





     DR. ISA ODIDI has been the Chairman of the Board, Chief Executive Officer, Co-Chief Scientific Officer, and Chair of Scientific Advisory of IPC Corp. and IPC Inc. since their inception. Dr. Odidi's work has been cited in textbooks and he has published over a hundred scientific and medical papers, articles and textbooks. Dr. Odidi has held senior positions in academia and in the pharmaceutical and health care industries. He currently holds a Chair as Professor of Pharmaceutical Technology at the Toronto Institute of Pharmaceutical Technology in Canada, and is an Adjunct Professor at the Institute for Molecular Medicine, California. Dr. Odidi received his B.S. degree in Pharmacy, from Ahmadu Bello University, Nigeria, and his M.S., Pharmaceutical Technology, and Ph.D Pharmaceutics degrees from the University of London, England. He is also a graduate of the Western Executive Management Program at the Ivey School of Business, University of Western Ontario.




     DR. AMINA ODIDI, wife of Dr. Isa Odidi, has been President, Chief Operating Officer, Co-Chief Scientific Officer, and a director of IPC since 2002. From 1998 to 2002, Dr. Odidi was CEO and President of IPC Inc. She has had extensive experience developing and applying proprietary technologies to the development of controlled-release drug products for third-party pharmaceutical companies. Dr. Odidi has invented or co-invented various proprietary controlled delivery devices for the delivery of pharmaceutical, nutriceutical, biological, agricultural and chemical agents. Dr. Odidi received her B.S. degree in Pharmacy, from Ahmadu Bello University, Nigeria, and her M.S., Biopharmaceutics and Ph.D Pharmaceutics degrees from the University of London, England.


     JOHN N. ALLPORT has been Vice President since 2005. He was Director of Technology Licensing from 2001 to 2004. Mr. Allport has in excess of twenty years' experience in the field of intellectual property law as an attorney with the international IP firm Messrs. Sim, Hughes, Ashton & McKay of Toronto, working for and against many Fortune 100 companies. He has also been engaged to assist in the creation and exploitation of the extensive IP licensing interests of such international licensing giants as Walt Disney Corporation, the Canadian Olympic Association and the World Wildlife Fund.


     DR. PATRICK N. YAT has been Vice President since 2005. He was Director of Pharmaceutical Analysis and Chemistry for IPC and its Parent from 2001 to 2004. Dr. Yat's responsibilities include the development and validation of analytical methods for drug compounds and drug delivery systems under development, and the supervision and execution of all pre-formulation activities.


     ARNOLD BECKETT has been a director since October 2004. Dr. Beckett is a preeminent scientist and academic in the pharmaceutical industry. He is regarded as one of the founding fathers of the controlled drug delivery industry. He has acted as a consultant during the past eight years for Smith, Kline and French (U.S. and U.K.), Smith and Nephew (U.K.), Searle (U.S.), Alza (U.S.), Robins (U.S.) and others. Dr. Beckett has published over 450 research papers, and has served as research supervisor for more than 90 prospective Ph.D. candidates at the University of London. He received his Ph.D., D.Sc., B.Sc., and F.R.Pharm.S. from the University of London, and has received honorary degrees from universities in Belgium, Sweden and Scotland. He was also involved in the founding of the American Association of Pharmaceutical Scientists (AAPS), among other numerous field memberships.


     KENNETH KIRSTEAD has been a director since January, 2006. He is educated in clinical biochemistry and business administration. He has worked in the health care delivery and pharmaceutical industries for over 45 years. He was President and CEO, Sanofi Winthrop Canada Inc.; General Manager, Squibb Medical Systems International; President, Chemfet International and President, Quinton Instruments among other positions. Mr. Kirstead has published studies and reports on health care and related services topics.


     BAHADUR MADHANI, an accountant, has been a director since March 31, 2006. He is a member of the advisory board of Quebecor Ontario and former chairman of United Way of Toronto. He was awarded membership in the Order of Canada in 2001.


SCIENTIFIC ADVISORY BOARD

     Our Scientific Advisors advise the company on developments relating to controlled-release drug delivery technology. They have extensive experience in all related areas of pharmaceutical chemistry and controlled-release formulation development. The individuals listed below, together with Drs. Isa and Amina Odidi, are members of the Scientific Advisory team.

     DR. GARTH L. NICHOLSON is an internationally known scientist with a distinguished career in medical research, and was nominated for the Nobel Prize for his classical Fluid Mosaic Membrane Model. He is currently Chief Scientific Officer and Research Professor at the Institute for Molecular Medicine, California. He is also a Professor at the Department of Internal Medicine, University of Texas Medical School. He has published over 470 medical and scientific papers, edited 13 scientific books, served on the editorial board of 12 medical and scientific journals, and received several awards for his research.


     DR. JOHN M. NEWTON is an internationally renowned pharmaceutical scientist with a distinguished career in pharmaceutical research. Dr. Newton was formerly Professor and Head of Pharmaceutics, Department of Pharmaceutics, School of Pharmacy, University of London. He was also former Professor, Department of Pharmacy, Kings College, University of London.



     DR. KANJI TAKADA is a highly regarded pharmaceutical scientist and inventor with specialization in pharmacokinetics and biopharmaceutics. Dr. Takada is currently Professor and Head, Department of Pharmaceutics and Pharmacokinetics, Kyoto Pharmaceutical University, Kyoto, Japan.

EMPLOYMENT AGREEMENTS


     Effective September 9, 2004, Drs. Isa and Amina Odidi entered into three-year employment agreements providing for annual compensation of $200,000 each per year with 20% annual increases.


                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the total compensation that we have paid or that has accrued on behalf of our chief executive officer and chief operating officer. No other executive officer received annual compensation exceeding $100,000 during the fiscal years ending December 31, 2005, 2004 and 2003.

                         SUMMARY COMPENSATION TABLE (1)


                                                                                     LONG TERM COMPENSATION
                                                                    --------------------------------------------------------
                                         ANNUAL COMPENSATION                 AWARDS                       PAYOUTS
                                   -------------------------------  ------------------------  ------------------------------
                                                                                  SECURITIES
                                                      OTHER ANNUAL   RESTRICTED   UNDERLYING
                                               BONUS  COMPENSATION      STOCK      OPTIONS/   LTIP PAYOUTS     ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR  SALARY (2)   ($)       ($)       AWARD(S) ($)   SARS (#)        ($)      COMPENSATION ($)
---------------------------  ----  ----------  -----  ------------  ------------  ----------  ------------  ----------------
Isa Odidi, Chief Executive   2005   $213,140    -0-       -0-            -0-         -0-           -0-            -0-
Officer (4)
                             2004   $118,837    -0-       -0-            -0-         -0-      5,000,000(3)        -0-
                             2003   $ 85,659    -0-       -0-            -0-         -0-           -0-            -0-

Amina Odidi, President and   2005   $213,140    -0-       -0-            -0-         -0-           -0-            -0-
Chief Operating Officer (4)
                             2004   $118,837    -0-       -0-            -0-         -0-      5,000,000(3)        -0-
                             2003   $ 85,659    -0-       -0-            -0-         -0-           -0-            -0-



(1) The compensation described in this table does not include medical and dental insurance benefits received by the named executive officers, if applicable, which are available generally to all employees of the Company and certain perquisites and other personal benefits received by the named executive officers, the value of which does not exceed the lesser of $50,000 and 10% of any such officer's total salary and bonus disclosed in the table.



(2) Salaries are paid in Canadian dollars. All amounts are expressed in U.S. dollars converted at the exchange rate of US$0.8254 to Cdn$1.00 (2004 - US$0.7683; 2003 - US$0.7135) for the year ended December 31, 2005.



(3) Drs. Isa and Amina Odidi were issued an aggregate of 5,000,000 stock options in September 2004 to purchase an aggregate of 5,000,000 shares of our common stock at $2.00 per share. The options vest as follows: (a) 500,000 upon acceptance of a drug filing by the FDA, up to five drugs, and
     (b) 500,000 upon approval of a drug filing by the FDA, up to five drugs.



(4) As at June 30, 2006, we owed the Odidi's approximately $1,700,265 pursuant to an outstanding promissory note. This loan bears interest at the rate of 6% per annum, and is repayable from 25% of our revenues.



                            COMPENSATION OF DIRECTORS



Directors who are officers or employees of the Company are not compensated for their work as directors.



Directors who are not officers or employees of the Company receive a monthly fee and have been granted stock options as follows:



Arnold Beckett - Monthly fee $2000.00; 10,000 options at an exercise price of $2.00 per share, fully vested and exercisable any time from date of grant up to August 31, 2015.

Kenneth Kirstead - Monthly fee of about $1,785.00 (equivalent of CAD$2000.00); 10,000 stock options at an exercise price of $3.50 per share, fully vested and exercisable any time from date of grant up to March 31, 2008.



Bahadur Madhani - Monthly fee of about $1,785.00 (equivalent of CAD$2000.00); 10,000 stock options at a price of $3.50, fully vested and exercisable any time from date of grant up to March 31, 2008.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     As at June 30, 2006, we had an outstanding promissory note payable to Dr. Isa Odidi and Dr. Amina Odidi, principal stockholders, directors and executive officers, in the amount of $1,700,265, down from $1,757,897 as at December 31, 2005.


     The Promissory note was unsecured, and non-interest bearing, prior to September 2004. As of September 10, 2004, the promissory note bears a 6% annual interest rate on the outstanding loan balance and the loan is secured by, and repayable in any month at the rate of, 25% of gross revenues.


     We believe that material affiliated transactions and loans, and business relationships entered into by us or our affiliates with certain of our officers, directors and principal stockholders or their affiliates were on terms no less favourable than we could have obtained from independent third parties. Any future transactions between us and our officers, directors or affiliates will be subject to approval by a majority of disinterested directors or stockholders in accordance with Delaware law.



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT



     The following table sets forth certain information, as of August 2006 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers, senior management and directors; and (iii) our directors, executive officers, and senior management as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.



                                                         PERCENTAGE       PERCENTAGE AFTER
NAME (1)                             SHARES (2)     BEFORE OFFERING (3)     OFFERING (3)
--------                             ----------     -------------------   ----------------
Isa Odidi                            10,850,000(4)         66.47%              66.47%
Amina Odidi                                    (4)            --
John N. Allport                         500,000(5)          3.06%                  0
Patrick N. Yat                           50,000                 *                  0
Arnold Beckett                                0                0                   0
Kenneth Kirstead                              0                0                   0
Bahadur Madhani                               0                0                   0
All officers, directors and senior   11,400,000            69.84%                  0
management as a group


----------
*    Less than 1%

(1) Except as otherwise indicated, the address of each beneficial owner is c/o IntelliPharmaCeutics Ltd., 30 Worcester Road, Etobicoke, Ontario, Canada M9W 5X2.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the shares shown. Except where indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of voting securities shown as beneficially owned by them.

(3) Based on 16,322,446 shares of common stock issued and outstanding. Assumes the conversion of IPC Corp.'s Exchangeable Stock into our common stock, and the exercise of outstanding warrants, and the subsequent sale of all common stock acquired by exercise of the warrants.


(4) Represents 10,850,000 shares of Special Voting Stock in us held by IntelliPharmaCeutics Inc., which is controlled by Drs. Isa and Amina Odidi, and the Isa Odidi Family Trust, of which Drs. Isa and Amina Odidi are Trustees. Excludes options held by Drs. Isa and Amina Odidi to purchase 5,000,000 shares of common stock, which will vest upon the achievement of certain FDA milestones.

(5) Includes 300,000 shares of common stock owned by John Allport's wife, Patricia Marie Nugent.


                            DESCRIPTION OF SECURITIES


     Our authorized capital stock consists of 60,000,000 shares of capital stock, par value $.001, of which 40,000,000 shares are common stock and 20,000,000 shares are preferred stock that may be issued in one or more series at the discretion of the Board of Directors. 10,850,000 shares of our preferred stock have been designated as Special Voting Stock, and the remaining 9,150,000 shares of preferred stock have not been designated. As of the date hereof, 5,472,446 shares of common stock and 10,850,000 shares of Special Voting Stock were issued and outstanding.

COMMON STOCK

     The holders of the common stock, along with holders of Special Voting Stock as a single class, are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. We do not have cumulative voting rights in the election of directors, and accordingly, holders of a majority of the shares voting are able to elect all of the directors. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive dividends ratably, as may be declared by the Board of Directors out of funds legally available, as well as any distributions to the stockholders. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

PREFERRED STOCK

     Shares of preferred stock may be issued from time to time in one or more series as may from time to time be determined by our Board of Directors. Our Board of Directors has authority, without action by the stockholders, to determine the voting rights, preferences as to dividends and liquidation, conversion rights and any other rights of such series. Any preferred shares, if and when issued in the discretion of the Board of Directors, may carry voting, conversion or other rights superior to those of the shares of common stock and may adversely affect the voting power and rights of the common stockholders. There are no shares of preferred stock currently outstanding, except as set forth below.

SPECIAL VOTING STOCK


     As of the date of this prospectus, we have designated and issued 10,850,000 shares of Special Voting Stock, par value $.001 per share, held by IPC Inc. The holder of Special Voting Stock, along with the holders of common stock as a single class, are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. In the event of our liquidation, dissolution, or winding-up, holders of Special Voting Stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the Special Voting Stock. Upon issuance of shares of common stock to the holder of our IPC Corp.'s Exchangeable Stock, Special Voting Stock shares shall automatically be redeemed and cancelled, without any repayment of capital on the Special Voting Stock, on the basis of one share of Special Voting Stock for each share of common stock issued. Shares of Special Voting Stock are convertible at the sole option of the holder into shares of our common stock by exercising the exchange rights associated with the Exchangeable Stock, as described immediately below.



IPC CORP. EXCHANGEABLE STOCK


     We have reserved 10,850,000 shares of our common stock for issuance upon exchange of IPC Corp.'s Exchangeable Stock, $.001 par value. Upon exchange of the Exchangeable Stock, shares of our Special Voting Stock shall automatically be redeemed and cancelled, without any repayment of capital on the Special Voting Stock, on the basis of one share of Special Voting Stock for each share of Exchangeable Stock exchanged. Each share of Exchangeable Stock, among other things, (a) entitles the holder to voting rights in IPC Corp., (b) entitles the holder to receive Canadian dollar equivalent dividends equal to dividends paid on our common stock, (c) is exchangeable at the option of the holder, at his or her election from time to time upon 30 days' written notice, for one share of our common stock, plus an additional amount for declared and unpaid dividends; and
(d) entitles the holder, on our liquidation, or the liquidation of IPC Corp., to receive in exchange for each share of Exchangeable Stock, one share of our common stock, plus an amount for declared and unpaid dividends. Apart from the right to be treated by IPC Corp. as being economically equivalent to our common stock, the Exchangeable Stock does not have the right to receive any additional amount from IPC Corp. by way of dividends, or upon liquidation, dissolution, winding up or otherwise.

     No shares shall be authorized or issued in IPC Corp., except solely the shares of common stock that will all be owned by us, and the Exchangeable Stock described above. Except solely for economic equivalence with our common stock, the Exchangeable Stock has no right to share further in IPC Corp.'s assets, and no further shares will be authorized or issued in IPC Corp. that will have any preference or priority over the common stock to share in IPC Corp.'s assets. Apart from the right to be treated by IPC Corp. as being economically equivalent to our common stock, the Exchangeable Stock does not have the right to receive any additional amount from IPC Corp. by way of dividends, or upon liquidation, dissolution, winding up or otherwise.

OUTSTANDING WARRANTS AND OPTIONS

     As of the date of this prospectus, there were outstanding warrants to purchase 278,500 shares of common stock exercisable at $3.00 per share.

     On September 10, 2004, we granted stock options to purchase 5,000,000 shares of our common stock to Drs. Isa and Amina Odidi. These options vest pursuant to attaining certain milestones. The options are exercisable at a price of $2.00 per share.


     Arnold Beckett, a Director, has been granted 10,000 options at an exercise price of $2.00 per share. These options are fully vested and exercisable any time up to August 31, 2015.



     Kenneth Kirstead and Bahadur Madhani, Directors, have each been granted 10,000 options at an exercise price of $3.50 per share. These options are fully vested and exercisable any time up to March 31, 2008.


TRANSFER AGENT AND REGISTRAR

     Jersey Transfer & Registrar Company, Verona, New Jersey, serves as transfer agent and registrar for our common stock.

                         SHARES ELIGIBLE FOR FUTURE SALE

SHARES OUTSTANDING AND FREELY TRADABLE AFTER OFFERING


     We have 21,322,446 shares of common stock outstanding or subject to issuance pursuant to the terms of the outstanding warrants, options or Exchangeable Shares. The 10,472,446 shares in this offering will be freely tradable without restriction or limitation under the Securities Act.





EFFECT OF SUBSTANTIAL SALES ON MARKET PRICE OF COMMON STOCK


     We are unable to estimate the number of shares that may be sold in the future by our existing stockholders or the effect, if any, that such sales will have on the market price of the common stock prevailing from time to time. Sales of substantial amounts of common stock, or the prospect of such sales, could adversely affect the market price of the common stock. None of the Registrant, IntelliPharmaCeutics Inc., or Drs. Isa or Amina Odidi currently proposes to register any additional shares for public offering that would have a material effect on the price of the shares offered hereunder. However, subject to restrictions under applicable securities laws, we may be able to sell material quantities of our common stock, and IPC Inc. may be able to sell material quantities of common stock that it obtains on conversion of its Special Voting Stock or Exchangeable Stock, to private investors or into the public market. We have, and intend to continue to, offer common stock for sale in transactions exempt from the registration requirements of the Securities Act in quantities similar to past recent transactions (see "Recent Sales of Unregistered

Securities") to raise additional working capital. Shares sold in such transactions may be registered in the future for resale to the public.


                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     The laws of the State of Delaware provide for the indemnification of our officers, directors and other eligible persons. We may enter into indemnification agreements with each of our current directors and executive officers which will provide for indemnification of, and advancement of expenses to, such persons for expenses and liability incurred by them by reason of the fact that they are or were a director, officer, or stockholder of IntelliPharmaCeutics Ltd., including indemnification under circumstances in which indemnification and advancement of expenses are discretionary under Delaware law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                  LEGAL MATTERS

     The validity of the common stock offered hereby will be passed upon for IntelliPharmaCeutics Ltd. by Michael H. Freedman, PLLC.


                                     EXPERTS



     Our financial statements as of and for the year ended December 31, 2005 included in this prospectus have been audited by Mintz & Partners LLP, independent public accountants, as stated in their report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The financial statements were prepared under U.S. GAAP and audited in accordance with Public Company Accounting Oversight Board (United States) standards. Mintz & Partners LLP's authority as experts is in respect of these respective standards for the indicated period.


                             ADDITIONAL INFORMATION

     Following the effective date of the registration statement, of which this prospectus forms a part, IntelliPharmaCeutics Ltd. will be subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith will file reports, proxy or information statements and other information with the Securities and Exchange Commission. Any such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may be obtained from the Public Reference Section of the Commission at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

     IntelliPharmaCeutics Ltd. has filed with the Commission, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission's web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

================================================================================

                                                       INTELLIPHARMACEUTICS LTD.
                                                  (FORMERLY READY CAPITAL CORP.)
                                               CONSOLIDATED FINANCIAL STATEMENTS
                                           FOR THE YEAR ENDING DECEMBER 31, 2005

================================================================================

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)


                                DECEMBER 31, 2005

                                    CONTENTS


                                                           PAGE
                                                          ------
Consolidated Financial Statements:

   Independent Registered Chartered Accountants' Report      F-3

   Consolidated Balance Sheet                                F-4

   Consolidated Statements of Shareholders' Equity           F-5

   Consolidated Statements of Operations and Deficit         F-6

   Consolidated Statements of Cash Flows                     F-7

   Notes to Consolidated Financial Statements             F8-F21

[MINTZ & PARTNERS LLP LETTERHEAD]

- INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS' REPORT -

To the shareholders of

IntelliPharmaCeutics Ltd.

We have audited the accompanying consolidated balance sheet of IntelliPharmaCeutics Ltd. as at December 31, 2005 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years ended December 31, 2005 and December 31, 2004. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the financial position of IntelliPharmaCeutics Ltd. as at December 31, 2005 and the results of its operations and the cash flows for each of the years ended December 31, 2005 and 2004 in conformity with generally accepted accounting principles in the United States of America.


Toronto, Ontario                         /S/ MINTZ & PARTNERS LLP
March 30, 2006                           ---------------------------------------
                                         CHARTERED ACCOUNTANTS


                                [LOGO] A member of Collins Barrow Canada and Moores Rowland International, associations of independent accounting firms throughout the world

                            INTELLIPHARMACEUTICS LTD
                         (FORMERLY READY CAPITAL CORP.)

                           CONSOLIDATED BALANCE SHEET


AS AT DECEMBER 31,                                                                 2005
------------------                                                             -----------
                                          ASSETS
CURRENT
   Cash and cash equivalents                                                   $ 2,078,009
   Investment tax credits                                                          653,852
   Prepaid expenses and sundry assets                                               89,573
                                                                               -----------
                                                                                 2,821,434
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $375,136 (Note 4)     1,246,301
                                                                               -----------
                                                                               $ 4,067,735
                                                                               ===========
                                        LIABILITIES
CURRENT
   Accounts payable and accrued liabilities                                    $   750,163
   Due to related parties (Note 5)                                               1,757,897
                                                                               -----------
                                                                                 2,508,060
                                                                               -----------
COMMITMENTS AND CONTINGENCIES (Note 10)
                                   SHAREHOLDERS' EQUITY
CAPITAL STOCK (Note 7)
   Special Voting Shares - 20,000,000 authorized number of $0.001 par value
      shares: Issued and Outstanding: 10,850,000                                    10,850
   Common Stock - 40,000,000 authorized number of $0.001 par value:
      Issued and Outstanding: 5,193,946                                              5,194
ADDITIONAL PAID IN CAPITAL                                                       6,772,977
ACCUMULATED COMPREHENSIVE INCOME                                                  (137,167)
DEFICIT                                                                         (5,092,179)
                                                                               -----------
                                                                                 1,559,675
                                                                               -----------
                                                                               $ 4,067,735
                                                                               ===========




/See accompanying notes

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY


                                                                              Amount
                                                                  Quantity      of      Quantity
                                                                 of Special  Special       of              Additional
                                                                   Voting     Voting     Common    Common    Paid-In
                                                                   Shares     Shares     Shares    Shares    Capital
                                                                 ----------  -------  -----------  ------  ----------
Balance, January 1, 2004                                                               90,000,000    107
   Issued in connection with reverse acquisition                                        1,745,000  1,745      22,715
   Issuance of common shares                                                               35,000     35       6,965
   Issuance of common shares for services                                                  20,000     20       3,980
   Share Consolidation (1 : 1.42005)                                                     (532,405)  (532)        532
   Acquisition of shares of IntelliPharmaCeutics Corp. (Note 3)  10,850,000   10,850  (90,000,000)  (107)    (10,743)
   Issuance of Common Shares                                                            2,112,500  2,113   4,222,887
   Other share issued                                                                     250,000    250     499,750
   Share issuance costs                                                                                     (274,546)
   Adjustment shares issued                                                               412,351    412        (412)
   Proceeds from Private Placement                                                        681,000    681   1,361,319
   Shares subscribed                                                                        6,500      6      12,994
   Foreign exchange translation gain (loss)
   Net loss for the period
                                                                 ----------   ------  -----------  -----   ---------
Balance, December 31, 2004                                       10,850,000   10,850    4,729,946  4,730   5,845,441
   Receipt of cash for shares previously subscribed for
   Issuance of common shares                                                              464,000    464     227,536
   Foreign exchange translation gain (loss)
   Net loss for the period
                                                                 ----------   ------  -----------  -----   ---------
Balance, December 31, 2005                                       10,850,000   10,850    5,193,946  5,194   6,772,977
                                                                 ==========   ======  ===========  =====   =========



                                                                     Share       Accumulated    Retained       Total
                                                                 Subscriptions  Comprehensive  Earnings /  Shareholders'
                                                                    Received    Income (loss)    Deficit      Equity
                                                                 -------------  -------------  ----------  -------------
Balance, January 1, 2004                                                           (91,156)      (976,962)  (1,068,011)
   Issued in connection with reverse acquisition                                                                24,460
   Issuance of common shares                                                                                     7,000
   Issuance of common shares for services                                                                        4,000
   Share Consolidation (1 : 1.42005)                                                                                 0
   Acquisition of shares of IntelliPharmaCeutics Corp. (Note 3)                                                      0
   Issuance of Common Shares                                                                                 4,225,000
   Other share issued                                                                                          500,000
   Share issuance costs                                                                                       (274,546)
   Adjustment shares issued                                                                                          0
   Proceeds from Private Placement                                                                           1,362,000
   Shares subscribed                                                (13,000)                                         0
   Foreign exchange translation gain (loss)                                        (48,172)                    (48,172)
   Net loss for the period                                                                     (1,662,352)  (1,662,352)
                                                                    -------       --------     ----------   ----------
Balance, December 31, 2004                                          (13,000)      (139,328)    (2,639,314)   3,069,379
   Receipt of cash for shares previously subscribed for              13,000                                     13,000
   Issuance of common shares                                                                                   928,000
   Foreign exchange translation gain (loss)                                          2,161                       2,161
   Net loss for the period                                                                     (2,452,865)  (2,452,865)
                                                                    -------       --------     ----------   ----------
Balance, December 31, 2005                                               --       (137,167)    (5,092,179)   1,559,675
                                                                    =======       ========     ==========   ==========




/See accompanying notes

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

                CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT


FOR THE FISCAL YEAR ENDING DECEMBER 31,        2005          2004
---------------------------------------    -----------   -----------
REVENUES                                   $        --   $   102,332
                                           -----------   -----------
EXPENSES
   Research and development                    941,420       485,638
   Wages and benefits                          230,690       222,103
   Administrative costs                        443,260       173,509
   Occupancy costs                             190,837       106,539
   Marketing                                   428,628       367,274
                                           -----------   -----------
                                             2,234,835     1,355,063
                                           -----------   -----------
LOSS BEFORE ITEMS NOTED BELOW               (2,234,835)   (1,252,731)
AMORTIZATION                                   170,559       144,734
FOREIGN EXCHANGE LOSS                           21,979       247,327
INTEREST INCOME                                (70,317)      (14,810)
INTEREST EXPENSE                                95,809        32,370
                                           -----------   -----------
NET LOSS                                    (2,452,865)   (1,662,352)
DEFICIT - Beginning of Year                 (2,639,314)     (976,962)
                                           -----------   -----------
DEFICIT - End of Year                      $(5,092,179)  $(2,639,314)
                                           ===========   ===========
(LOSS) PER COMMON SHARE
   Loss per Common Share                   $     (0.16)  $     (0.14)
                                           ===========   ===========
   Weighted average Common Shares
      and Special Voting Shares
      outstanding                           15,711,226    11,903,780
                                           ===========   ===========




/See accompanying notes

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


FOR THE FISCAL YEAR ENDING DECEMBER 31,                    2005          2004
---------------------------------------                -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Loss for the period                                 $(2,452,865)  $(1,662,352)
   Items not affecting cash
      Amortization                                         170,559       144,734
      Non-cash expenditures (Note 6)                            --       504,000
                                                       -----------   -----------
                                                        (2,282,306)   (1,013,618)
   Net change in non-cash operating items
      Investment tax credits                              (362,083)      (60,377)
      Prepaid expenses and sundry assets                   (39,922)      (22,385)
      Accounts payable and accrued liabilities             527,385        76,954
                                                       -----------   -----------
CASH FLOWS USED IN OPERATING ACTIVITIES                 (2,156,926)   (1,019,426)
                                                       -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
   Funds from related parties                               53,622       159,726
   Reverse takeover and issuance costs                          --      (274,545)
   Issuance of special voting shares                            --        10,743
   Issuance of capital stock                               928,000     5,620,717
   Issuance of share subscriptions receivable                   --       (13,000)
                                                       -----------   -----------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                981,622     5,503,641
                                                       -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of property and equipment                   (1,012,736)     (190,175)
                                                       -----------   -----------
CASH FLOWS USED IN INVESTING ACTIVITIES                 (1,012,736)     (190,175)
                                                       -----------   -----------
EFFECT OF EXCHANGE RATE                                     15,160       (50,337)
                                                       -----------   -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS    (2,172,880)    4,243,703
CASH AND CASH EQUIVALENTS
   - Beginning of Period                                 4,250,889         7,186
                                                       -----------   -----------
CASH AND CASH EQUIVALENTS
   - End of Period                                     $ 2,078,009   $ 4,250,889
                                                       ===========   ===========
SUPPLEMENTAL INFORMATION
   Interest paid                                       $        --   $        --
   Income taxes paid                                   $        --   $        --




/See accompanying notes

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005


1.   ORGANIZATION AND BASIS OF PRESENTATION

     Description of the Business

     IntelliPharmaCeutics Ltd. (the "Company") was incorporated under the laws of the State of New York on February 23, 1988 with the name of Ready Capital Corp. The Company did not commence principal operations until 2004 when it reincorporated itself in the State of Delaware, changed its name to IntelliPharmaCeutics Ltd. and acquired an interest in IntelliPharmaCeutics Corp., a Nova Scotia company ("IPC Corp."). IPC Corp. is engaged in the research, development, licensing and marketing of both new and generic controlled release pharmaceutical products.

     Basis of Consolidation

     Effective September 10, 2004, the Company completed the transaction with IPC Corp. This transaction was accounted for as a reverse acquisition as the control of the Company was acquired by the former shareholders of IPC Corp. After this transaction, the Company's name was changed to IntelliPharmaCeutics Ltd. These consolidated financial statements include the accounts of IPC Corp. as well as those of the Company, as of September 10, 2004. Prior period results and comparatives are those of IPC Corp. Although legally, the Company (formerly Ready Capital Corp.) is regarded as the continuing company, IPC Corp., whose shareholders now hold directly or indirectly more than 50% of the voting shares of the Company, is treated as the accounting acquirer under generally accepted accounting principles. Consequently, the Company (formerly Ready Capital Corp.) is deemed a continuation of IPC Corp. and control of the assets and business of the Company (formerly Ready Capital Corp.) is deemed to have been acquired in consideration for the issued shares (Note 3).

     All significant inter-company accounts and transactions have been eliminated on consolidation. The accompanying consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Cash and Cash Equivalents

     Cash and cash equivalents include demand deposits with banks, money market accounts, and other short-term investments with original maturities of 90 days or less. Balances of cash and cash equivalents in financial institutions may at times exceed the government-insured limits. Bank borrowings are considered to be financing activities.

     Investment Tax Credits

     The investment tax credits receivable are recoverable from the Government of Canada under the Scientific Research & Experimental Development incentive program. The amounts claimed under the program represent management's best estimate based on research and development costs incurred during the year. Realization is subject to government approval. Any adjustment to the amounts claimed will be recognized in the year in which the adjustment occurs. Investment tax credits (ITCs) claimed relating to current expenditures are credited to the related expense. ITCs claimed relating to capital expenditures are credited to the capital assets.

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

     Property and Equipment

     Property and equipment are recorded at cost including interest capitalized on assets under construction. Repairs and maintenance expenditures are charged to income; major betterments and replacements are capitalized. Depreciation and amortization rates are as follows:


Computer equipment       30% of the declining balance
Computer software        50% of the declining balance
Furniture and fixtures   20% of the declining balance
Laboratory equipment     20% of the declining balance
Leasehold improvements   Straight line over the term of the lease


     Revenue Recognition


     Sales recognized to date represent services provided. In accordance with guidance provided in Securities and Exchange Commission ("SEC") Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements" (SAB 104), the primary purpose of which is to expand on accounting guidance contained in SAB 101, these revenues are recognized upon ( i ) persuasive evidence of an arrangement exists, ( ii ) delivery of the product has occurred or services have been rendered, ( iii ) the price to the customer is determinable and ( iv ) collectibility is reasonably assured.


     Research and Development

     Research and development costs are expensed as incurred in accordance with SFAS No. 2. However, materials and equipment are capitalized and depreciated over their useful lives if they have alternative future uses. Approved investment tax credits are netted against the related expenses or capital property.

     Income taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are determined based on temporary differences between the financial statement and tax bases of assets and liabilities and net operating loss and credit carry forwards, using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. A provision for income tax expense is recognized for income taxes payable for the current period, plus the net changes in deferred tax amounts.

     Use of Estimates

     The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses for the periods reported. Actual results could differ from those estimates.

     Costs of Raising Capital

     Incremental costs incurred in respect of raising capital are charged against equity proceeds raised.

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

     Translation of Foreign Currencies

     In accordance with SFAS No.52, "Foreign Currency Translation", the financial statements of certain affiliates of the Company are measured using local currency (Canadian dollar) as the functional currency. Assets and liabilities have been translated at year end exchange rates and related revenue and expenses have been translated at average exchange rate. Gains and losses resulting from the translation of affiliates' financial statements are included as a separate component of shareholders' equity.

     Fair Value of Financial Instruments

     The Company estimates the fair value of its financial instruments based on current interest rates, quoted market values or the current price of financial instruments with similar terms. Unless otherwise disclosed herein, the carrying value of financial instruments, especially those with current maturities such as cash and cash equivalents, short-term deposits, investment tax credits, accounts payable and accrued liabilities and due to related parties are considered to approximate their fair values.

     Stock-Based Compensation Plan

     The Company accounts for employee stock options in accordance with Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees". Under APB No. 25, the Company applies the intrinsic value method of accounting. SFAS No. 123, "Accounting for Stock-Based Compensation", prescribes the recognition of compensation expense based on fair value of options determined on the grant date. However, SFAS No. 123 allows companies currently applying APB No. 25 to continue applying the intrinsic value method under APB No. 25. For companies that continue in applying the intrinsic value method, SFAS No. 123 mandates certain pro forma disclosures as if the fair value method had been utilized. The recently promulgated accounting standard, FIN44 "Accounting for Certain Transactions involving Stock Compensation", does not affect the financial statements of the Company.

     Earnings (Loss) per Share

     Net earnings (loss) per share is reported in accordance with SFAS No. 128, "Earnings Per Share". SFAS No. 128 requires dual presentation of basic earnings per share ("EPS") and diluted EPS on the face of all statements of earnings, for all entities with complex capital structures. Diluted EPS reflects the potential dilution that could occur from common shares issuable through the exercise or conversion of stock options, restricted stock awards, warrants and convertible securities. In certain circumstances, the conversion of these options, warrants and convertible securities are excluded from diluted EPS if the effect of such inclusion would be anti-dilutive. Fully diluted loss per share is not provided, as the effect will be anti-dilutive.

     Comprehensive Income

     The Company follows Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income". This statement establishes standards for reporting and display of comprehensive income and its components. Comprehensive income is net income plus certain items that are recorded directly to shareholders' equity bypassing net income. Other than foreign exchange gains and losses, the Company has no other comprehensive income
     (loss).

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

     Segment Information

     The Company follows SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 requires that the Company disclose its operations in the business segment as viewed by management.

     RECENT ACCOUNTING PRONOUNCEMENTS

     In March 2004, the EITF reached a consensus on EITF Issue No. 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments ("EITF No. 03-1"), which provides guidance on the meaning of the phrase other-than-temporary impairment and its applications to several types of investments including debt securities classified as held-to-maturity and available-for-sale as well as cost-method investments. Additional guidance on the evaluation of whether the impairment on investments not accounted for using the equity method is other then temporary and how to measure the investment was provided in FSP FAS 115-1 / FAS 124-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The adoption of this statement had no effect on the company's consolidated financial statement.

     In September 2004, the Emerging Issue Task Force ("EITF") issued Topic No. D-108, "Use of the Residual Method to Value Acquired Assets Other than Goodwill" ("Topic D-108"). Topic D-108 requires the direct value method, rather than the residual value method, be used to value intangible assets other than goodwill for such assets acquired in business combinations completed after September 29, 2004. Under the residual value method, the fair value of the intangible asset is determined to be the difference between the enterprise value and the fair value of all other separately identifiable assets; whereas, under the direct value method all intangible assets are valued separately and directly. Topic D-108 also requires that registrants who have applied the residual method to the valuation of intangible assets for purposes of impairment testing shall perform an impairment test using the direct value method on all intangible assets. The provisions of Topic D-108 did not affect the consolidated financial statements.

     On October 22, 2004, Congress enacted the American Jobs Creation Act (AJCA) which provided a temporary incentive for U.S. corporations to repatriate earnings previously reinvested in foreign subsidiaries to obtain an 85% dividends received deduction. In December 2004, FSP No. 109-2, Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004 was issued. This FSP provides accounting and disclosure guidance on how to apply FASB Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, to the repatriation provision of the AJCA. The adoption of this policy should not have a material impact on the Company's financial position or Results of Operations.

     In November 2004, the FASB ratified the Emerging Issues Task Force ("EITF") consensus on Issue 03 -13, "Applying the Conditions in Paragraph 42 of FASB Statement No 144, "Accounting for the impairment or Disposal of Long - Lived Assets," in Determining Whether to Report Discontinued Operations. The adoption of the new pronouncements will not have a material impact on our financial position or results of operations.

     In November 2004, the FASB issued Statement No. 151 Inventory costs, an amendment of ARB No. 43, Chapter 4, to clarify that abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage) should be recognized as current period charges, and that fixed production overheads should be allocated to inventory based on normal capacity of production facilities. The adoption of this policy had no effect on the company's consolidated financial statement.

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

     In December 2004, the FASB issued Revised Statement of Financial Accounting Standards No. 123, Share-Based Payment (FAS 123R), an amendment to FAS 123 and a replacement of APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. FAS 123R requires public entities to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award, and to recognize that cost over the requisite service period.

     FAS 123R, which became effective January 1, 2006, requires entities that use the fair-value method of recognition under FAS 123, to apply a modified version of the prospective application. Under modified prospective application, compensation cost is recognized on or after the effective date for all unvested awards, based on their grant-date fair value as calculated under FAS 123 for recognition.

     In addition, the accounting for certain grants of equity awards to individuals who are retirement eligible on the date of grant has been clarified. FAS 123R states that an employee's share-based award becomes vested at the date that the employee's right to receive or retain equity shares is no longer contingent on the satisfaction of a market, performance or service condition. Accordingly, awards granted to retirement eligible employees are not contingent on satisfying a service condition and therefore are recognized at fair value on the date of the grant. Additionally, the period over which cost is recognized for awards granted to those who become retirement eligible before the vesting date, will be from the grant date to the retirement eligible date rather than to the vesting date. This guidance is to be applied prospectively to new or modified awards granted upon adoption of FAS 123R.

     The Company will adopt SFAS 123(R) on January 1, 2006 using the modified prospective approach. The Company expects to record approximately $19,800 of stock-based compensation during the year ending December 31, 2006 as a result of this adoption.

     In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29 ("SFAS 153"). The amendments made by SFAS 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments broaden the exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS 153 will not have a material impact on our financial position or results of operations.

     In March 2005, the FASB issued Financial Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143, ("FIN 47"). FIN 47 clarifies that an entity must record a liability for a conditional asset retirement obligation if the fair value of the obligation can be reasonably estimated. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. Therefore, FIN 47 is effective for the year ending December 31, 2005. The adoption of FIN 47 did not have a material impact on our financial position or results of operations.

     In June 2005, the EITF reached a consensus on EITF No. 05-6, Determining the Amortization Period for Leasehold Improvements Purchased after Lease Inception or Acquired in a Business Combination ("EITF 05-6"), which was modified in September 2005. EITF 05-6 provides guidance on whether a lease term should be re-evaluated at the time of a purchase business combination or when leasehold improvements are purchased after lease inception. EITF 05-6 is effective for leasehold improvements that are purchased or acquired in reporting periods beginning after June 29, 2005. The adoption of this standard did not have a material impact on the Company's consolidated financial statements.

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

     In June 2005, the Emerging Issues Task Force ("EITF") reached a consensus on EITF Issue No. 04-10, Determining Whether to Aggregate Operating Segments That Do Not Meet the Quantitative Thresholds,("EITF No. 04-10"). EITF 04-10 provides guidance on FAS 131, Disclosures about Segments of an Enterprise and Related Information and how to determine whether operating segments which do not meet certain quantitative thresholds may be aggregated and reported as a single operating segment. The EITF is effective for fiscal years ending after September 15, 2005, and corresponding information for earlier periods, including interim periods, should be restated unless it is impractical to do so. The Company has adopted the guidance as of the year ending December 31, 2005 and the adoption did not have a material impact on our financial position or results of operations.

     In October 2005, the Financial Accounting Standards Board ("FASB") issued FASB Staff Position ("FSP") 13-1, "Accounting for Rental Costs Incurred during a Construction Period" ("FSP 13-1"). FSP 13-1 requires rental costs associated with ground or building operating leases that are incurred during a construction period be recognized as rental expense and included in income from continuing operations. FSP 13-1 is effective for fiscal periods beginning after December 15, 2005. The provisions of FSP 13-1 are not expected to have a material impact on the Company's consolidated financial statements.

     In May 2005, the Financial Accounting Standards Board ("FASB") issued SFAS No. 154, Accounting Changes and Error Corrections ("SFAS 154"). SFAS 154 provides guidance on accounting for and reporting of accounting changes and error corrections. It requires changes in accounting principle to be applied retroactively to prior periods as if the principle had always been used. Previously, voluntary changes in accounting principle were required to be recognized cumulatively in net income in the period of change. SFAS 154 is effective for accounting changes and error corrections made in fiscal years beginning after December 15, 2005 with early adoption encouraged. The Company did not make any accounting changes or error corrections during the year ended December 31, 2005 and therefore, the adoption of SFAS 154 did not have any material impact on our financial position or results of operations.


3.   ACQUISITION - REVERSE ACQUISITION



     On September 10, 2004, pursuant to the Company's private placement memorandum dated May 5, 2004 and the Share Exchange Agreement dated February 23, 2004 (the "Share Agreement") the Company raised gross proceeds of $4,225,000 by the issuance of 2,112,500 shares of its common stock, effecting the merger of the Company's wholly owned subsidiary with IPC Corp. and effected a 1 for 1.42005 reverse stock split of its common stock. Then on December 30, 2004, the Company issued an additional 687,500 shares of common stock for gross proceeds of $1,375,000.



     As a result of the Merger, in exchange for 100% of the common shares of IPC Corp. (our operating company), IPC Inc. (the holding company controlled by the Company's Chairman and Chief Executive Officer and its President, Chief Financial Officer and Chief Operating Officer) acquired 10,850,000 shares of Special Voting Stock of the Company and 10,850,000 Convertible Voting Shares of IPC Corp. The Convertible Voting Shares of IPC Corp. are indirectly exchangeable on a 1 for 1 basis with the Company's Common Stock and thus provide IPC Inc. with an equity interest in IPC Corp. that is economically equivalent to IPC Inc.'s voting interest in the Company, approximately 68%. However, for corporate and tax reasons that result in a significant benefit to the Company, there are outstanding an equal number of common shares of IPC Corp. (which are owned 100% by the Company) and Convertible Voting Shares of IPC Corp. (which are owned 100% by IPC Inc.), each of which is entitled to one vote. Accordingly, the voting interest in IPC Corp. is held 50% by the Company and 50% by IPC Inc.

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005

3.   ACQUISITION - REVERSE ACQUISITION - continued



     Pursuant to the Share Exchange Agreement and the rights applicable to its shares, IPC Inc. has the right to exchange its equity shares in IPC Corp. for common shares of the Company on a share-for-share basis, that ultimately provides IPC Inc. with the right to own the same percentage of common shares of the Company that it would hold if its present voting shares in the Company were common shares, this being approximately 69.6% as at December 31, 2004 (and a corresponding number of its voting shares in the Company are cancelled automatically on the occurrence of any such exchange).

     Pending exercise of the exchange rights by IPC Inc., the Share Exchange Agreement provides that the shares that IPC Inc. owns in IPC Corp. have contractual rights that make them the economic equivalent of common shares of the Company. These entitle IPC Inc. to receive from IPC Corp., on an equal share for share basis with the Company's common shares, all dividends and distributions of property made by the Company.

     In accordance with SFAS 141, "Accounting for Business Combination", the reverse acquisition transaction has been accounted for using the purchase method. The purchase value is based on the fair value of the accounting acquiree's assets and liabilities. At the time of the transaction, the net liabilities of IntelliPharmaCeutics Ltd. were as follows:


Cash                                       $  47,981
Accounts payable and accrued liabilities     (21,745)
Transactional Costs                         (174,854)
                                           ---------
                                           $(148,618)
                                           =========

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005

4.   PROPERTY AND EQUIPMENT


                                         2004                                      2005
                        --------------------------------------   ----------------------------------------
                                   Accumulated    Net carrying                Accumulated   Net  carrying
                          Cost    amortization     Value_____       Cost     amortization     Value_____
                        -------   ------------   -------------   ---------   ------------   -------------
Computer equipment       67,330       30,043         37,287         86,438       46,530          39,908
Computer Software         2,984        2,984              0          3,085        3,085               0
Furniture and fixture    40,701       12,382         28,319         65,974       21,388          44,586
Laboratory equipment    353,193      156,760        196,433        754,031      215,068         538,963
Leasehold improvement   144,493        2,408        142,085        711,909       89,065         622,844
                        -------      -------        -------      ---------      -------       ---------
Total                   608,701      204,577        404,124      1,621,437      375,136       1,246,301
                        -------      -------        -------      ---------      -------       ---------


     Depreciation during the year ending December 31, 2005 was $170,559 (2004 - $144,734)

5.   RELATED PARTY TRANSACTIONS

     Amounts due to the related parties are payable to entities controlled by shareholders, officers or directors of the Company, as are transactions with these related parties.

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005

5.   RELATED PARTY TRANSACTIONS - continued


                                                                              2005
                                                                           ----------
Promissory note payable to shareholders, unsecured, non-interest bearing prior to September 2004. Starting in September 2004, the promissory note bears a 6% annual interest rate on the outstanding loan balance and the loan is secured by and repayable in any month at the rate of greater of 25% of gross revenues or 100% of Scientific
   Research & Experimental Development tax credits received in cash from
   Canadian tax authorities in respect of research carried out prior to
   September 10, 2004 (2005 - CA$2,016,267)                                $1,733,678

IntelliPharmaCeutics, Inc., an entity controlled by shareholders, officers and directors, unsecured, non-interest bearing with no fixed
   repayment terms (2005 - CA$28,167)                                          24,219
                                                                           ----------
                                                                           $1,757,897
                                                                           ==========


     Interest calculated on the promissory note payable to shareholders for the year ended December 31, 2005 is $95,809 (2004 - $32,370). In the event of default on the promissory notes, any amount unpaid from the date of demand shall bear interest at the rate of 1%, compounded monthly.

     In addition, during the year ending December 31, 2004, the Company issued 270,000 common shares to related parties (Note 6)

     Subsequent to December 31, 2005, the Company paid $169,941 on the above noted promissory note as the Company had earned approximately $507,954 and received approximately $42,953 in ITC credits.

6.   NON CASH TRANSACTIONS

     During the fiscal year ending December 31, 2004, the Company had the following non cash transactions:


          - Issued 20,000 shares to its Corporate Secretary for past services valued at $4,000;



          - Issued 50,000 shares to an employee for past services valued at $100,000;



          - Issued 100,000 shares to an Officer of the Company for past services valued at $200,000;



          - Issued 100,000 shares to an entity for services valued at $200,000.


     These transactions are in the normal course of operations and have been valued at the exchange amount which is the amount of consideration established and agreed to by the parties. (See Note 5)

     7.   CAPITAL STOCK


     The Company is authorized to issue up to 40,000,000 common shares with a par value of $0.001. Each common share entitles the holder to one vote. In addition, the Company is authorized to issue up to 20,000,000 preferred shares ("Special Voting Shares") with a par value of $0.001. The Special Voting Shares are not entitled to dividends or distributions from the Company and have voting rights only of one vote per share. Upon conversion of each Convertible Voting Share of IPC Corp. held by IPC Inc. into an Exchangeable Share of IPC Corp. and the subsequent exchange of the Exchangeable Share of IPC Corp. into a Common Share of the Company, one Special Voting share of the Company held by IPC Inc. is automatically cancelled without repayment of capital. All 10,850,000 of the Company's currently issued Special Voting Shares are held by IPC Inc., the holding company controlled by the Company's Chairman and Chief Executive Officer and its President, Chief Financial Officer and Chief Operating Officer. See also Note 3.

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005

     All reference to the common shares of the Company is after taking into consideration the 1.42005 old common shares for one (1) new common share consolidation, on a retroactive basis, including the weighted average shares outstanding that took effect as of September 10, 2004.

     During the year ending December 31, 2004, the Company had the following capital transactions:

          a. issued 10,850,000 special voting shares for acquisition of shares in IPC Corp.;

          b. issued 2,800,000 common shares for gross proceeds of $5,600,000, in addition 278,500 warrants were issued in conjunction with this financing, where each warrant provides the holder the option to acquire one (1) common share for a price of $3.00 for period of up to 3 years; and

          c. issued 270,000 common shares for past services valued at $504,000. (Note 6)

     During the year ending December 31, 2005, the Company issued 464,000 common shares for gross proceeds of $928,000.

     The expiry date of the warrants, that are mentioned above which can be exercised, have the following expiry dates:

Number of Warrants       Expiry Date
------------------   ------------------
50,000               September 10, 2006
228,500              September 10, 2007

     No fair value was attributed to the warrants as at the time of issuance as there was no market value of the common shares for which to base the fair market value of the warrants.

8.   OPTIONS AND WARRANTS

     The Company currently issues stock options at the direction of the Board of Directors. To date, non-qualified stock options have been granted to select key employees under terms and conditions determined by the Board of Directors at the time the options are issued. Presented below is a summary of stock option plan activity:


                                          Wt. Avg.                 Wt. Avg.
                                          Exercise     Options     Exercise
                               Number      Price     Exercisable     Price
                             ---------   ---------   -----------   --------
Balance, January 1, 2004           Nil     $ N/A           Nil       $ N/A
Issued in 2004               5,000,000      2.00           Nil        2.00
                             ---------     -----        ------       -----
Balance, December 31, 2004   5,000,000      2.00           Nil        2.00
Issued in 2005                  53,329      3.00        53,329        3.00
                             ---------     -----        ------       -----
Balance, December 31, 2005   5,053,329     $2.00        53,329       $3.00
                             =========     =====        ======       =====

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005

8.   OPTIONS AND WARRANTS - continued


     Options outstanding and exercisable at December 31, 2005 are as follows:



                          Outstanding                            Exercisable
        ---------------------------------------------------   -----------------
                                  Wt. Avg.       Wt. Avg.              Wt. Avg.
                      Expiry     Remaining      Remaining              Exercise
Price     Number       Date         Life     Exercise Price   Number     Price
-----   ---------   ----------   ---------   --------------   ------   --------
$2.00   5,000,000          N/A      Nil           $2.00          Nil     2.00
 2.00      10,000   2015-08-31      9.7            2.00       10,000     2.00
 3.00      29,997   2008-08-31      2.7            3.00       29,997     3.00
 3.00       3,333   2008-09-30      2.7            3.00        3,333     3.00
 3.00       3,333   2008-10-31      2.8            3.00        3,333     3.00
 3.00       3,333   2008-11-30      2.9            3.00        3,333     3.00
 3.00       3,333   2008-12-31      3.0            3.00        3,333     3.00


     SFAS No.123 requires entities that account for awards for stock-based compensation to employees in accordance with APB No. 25 to present pro forma disclosures of net income and earnings per share as if compensation cost was measured at the date of grant based on fair value of the award. The fair value for these options was estimated at the date of grant using a Black-Scholes option-pricing model with the following weighted-average assumptions:

                                 2005
                              ----------
Expected life of the option   3-10 years
Risk free interest rate          5.0%
Expected volatility              50.0%
Expected dividend yield          0.0%

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     Of the options granted, 5,000,000 shall vest upon certain milestones having been met. As no milestones have been met, these options remain un-exercisable. On a Pro-forma basis, when the milestones are met, a compensation expense of approximately $4,428,000 will be recognized.

     For the options that have vested during the year, on a pro-forma basis, the Company would have recognized a non cash compensation expense of $34,899 (2004 - Nil) and disclosed the following information:

                   Actual      Pro-Forma
                 ----------   ----------
Net Loss         $2,452,865   $2,487,764
Loss per share         0.16         0.16

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 2005

9.   PROVISION FOR INCOME TAX

     The Company files US Federal income tax returns for its US operations. Separate income tax returns are filed, as locally required.

     No provision for income taxes was calculated for the years ended December 31, 2005 and 2004.

     The total provision for income taxes differs from that amount which would be computed by applying the United States federal income tax rate to income
     (loss) before provision for income taxes. The reasons for these differences are as follows:

Year Ended December 31,

                                                 2005                2004
                                          -----------------   -----------------
                                            Amount      %       Amount      %
                                          ---------   -----   ---------   -----
Statutory income tax rate (recovery)      $(858,503)  (35.0)  $(581,823)  (35.0)
Benefit of tax loss and other temporary
   differences not recognized               858,503    35.0     581,823    35.0
                                          ---------   -----   ---------   -----
                                          $     Nil     0.0   $     Nil     0.0
                                          =========   =====   =========   =====

     The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities and net operating loss carry-forwards. Significant temporary differences and carry-forwards are as follows:

Year Ended December 31,

                                      2005                       2004
                           -------------------------   ------------------------
                            Component     Tax Effect    Component    Tax Effect
                           -----------   -----------   -----------   ----------
Tax loss benefit           $ 5,943,000   $ 2,080,050   $ 2,668,048   $ 933,817
Less valuation allowance    (5,943,000)   (2,080,050)   (2,668,048)   (933,817)
                           -----------   -----------   -----------   ---------
Net deferred tax assets    $       Nil   $       Nil   $       Nil   $     Nil
                           ===========   ===========   ===========   =========

     At December 31, 2005, the Company had cumulative net operating losses carried forward of approximately $490,000 and $5,453,000 in the United States and Canada respectively. These amounts will expire in various years through 2015. The related deferred tax assets have been completely offset by a valuation allowance. The Company has no significant deferred tax liabilities.

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 2005

10.  COMMITMENTS AND CONTINGENCIES

     a) Commitments

     The Company has entered in to various contracts and operating leases. The Company's minimum future payments as at December 31, 2005 are approximately as follows:

2006         $  830,525
2007            876,077
2008            821,790
2009            959,766
2010            746,496
Thereafter           --
             ----------
             $4,234,654
             ==========

     b) Contingencies

     From time to time, the Company may be exposed to claims and legal actions in the normal course of business, some of which may be initiated by the Company. As at December 31, 2005, no pending litigation or threatened claim is outstanding.

11.  FINANCIAL INSTRUMENTS

     a) Fair Value

     Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgement, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

     The carrying value of cash and cash equivalents, accounts payable and accrued liabilities and amounts due to related parties approximates their fair value because of the short-term nature of these instruments.

     b) Interest rate, currency and credit risk

     The Company is not subject to significant credit, currency and interest risks arising from these financial instruments.

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005

12.  SEGMENTED INFORMATION

     The Company's operations comprise of a single reporting segment engaged in the research, development, licensing and marketing of both new and generic controlled release pharmaceutical products. As the operations comprise a single reporting segment, amounts disclosed in the financial statements for sales, earnings before income tax, amortization and total assets also represent segmented amounts. In addition, all of the Company's assets are in North America.


13.  COMPARATIVE FIGURES

     Certain comparative figures have been reclassified to conform to current year's presentation.

================================================================================


                                                       INTELLIPHARMACEUTICS LTD.
                             INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                       FOR THE THREE MONTHS ENDED MARCH 31, 2006


================================================================================

                            INTELLIPHARMACEUTICS LTD.



                                 MARCH 31, 2006

                                    CONTENTS


                                                                          PAGE
                                                                          ----
Interim Consolidated Condensed Financial Statements:

   Consolidated Condensed Balance Sheets                                  F-24

   Interim Consolidated Condensed Statements of Shareholders' Equity      F-25

   Interim Consolidated Condensed Statements of Operations and Deficit    F-26

   Interim Consolidated Condensed Statements of Cash Flows                F-27

   Notes to Interim Consolidated Condensed Financial Statements           F-28

                            INTELLIPHARMACEUTICS LTD
                      CONSOLIDATED CONDENSED BALANCE SHEETS



AS AT                                                                      MARCH 31, 2006   DECEMBER 31, 2005
-----                                                                      --------------   -----------------
                                                                             (UNAUDITED)        (AUDITED)
                                 ASSETS
CURRENT
   Cash and cash equivalents                                                $ 1,264,481        $ 2,078,009
   Investment tax credits                                                       826,239            653,852
   Prepaid expenses and sundry assets                                           111,454             89,573
                                                                            -----------        -----------
                                                                              2,202,174          2,821,434
PROPERTY AND EQUIPMENT, net of accumulated
   depreciation of $437,324  (2005 -- $375,136)                               1,433,004          1,246,301
                                                                            -----------        -----------
                                                                            $ 3,635,178        $ 4,067,735
                                                                            ===========        ===========
                               LIABILITIES
CURRENT
   Accounts payable and accrued liabilities                                 $   447,977        $   750,163
   Due to related parties (Note 3)                                            1,603,534          1,757,897
                                                                            -----------        -----------
                                                                              2,051,511          2,508,060
                                                                            -----------        -----------
COMMITMENTS AND CONTINGENCIES (Note 6)

                          SHAREHOLDERS' EQUITY
CAPITAL STOCK (Note 4)
Special Voting Shares - 20,000,000 authorized number of $0.001 par value
   shares: Issued and Outstanding: 10,850,00                                     10,850             10,850
   Common Stock - 40,000,000 authorized number of $0.001 par value:
   Issued and Outstanding: 5,193,946                                              5,194              5,194
ADDITIONAL PAID IN CAPITAL                                                    6,780,970          6,772,977
ACCUMULATED COMPREHENSIVE INCOME                                               (144,408)          (137,167)
DEFICIT                                                                      (5,068,939)        (5,092,179)
                                                                            -----------        -----------
                                                                              1,583,667          1,559,675
                                                                            -----------        -----------
                                                                            $ 3,635,178        $ 4,067,735
                                                                            ===========        ===========



/See accompanying notes

                        INTELLIPHARMACEUTICS LTD.
    INTERIM CONSOLIDATED CONDENSED STATEMENTS OF SHAREHOLDERS' EQUITY
                               (UNAUDITED)



                                     Amount
                          Quantity    of     Quantity
                         of Special Special     of           Additional     Share      Accumulated   Retained       Total
                           Voting    Voting   Common  Common   Paid-In  Subscriptions Comprehensive Earnings /  Shareholders'
                           Shares    Shares   Shares  Shares   Capital     Received   Income (loss)  Deficit        Equity
                         ---------- ------- --------- ------ ---------- ------------- ------------- ----------  -------------
Balance, January 1, 2005 10,850,000  10,850 4,729,946  4,730  5,845,441    (13,000)     (139,328)   (2,639,314)   3,069,379
   Receipt of cash for
      shares previously
      subscribed for                                                        13,000                                   13,000
   Foreign exchange
      translation loss                                                                   (46,115)                   (46,115)
   Net loss for the
      period                                                                                          (428,158)    (428,158)
                         ----------  ------ ---------  -----  ---------    -------      --------    ----------    ---------
Balance, March 31, 2005  10,850,000  10,850 4,729,946  4,730  5,845,441         --      (185,443)   (3,067,472)   2,608,106
                         ==========  ====== =========  =====  =========    =======      ========    ==========    =========

Balance, January 1, 2006 10,850,000  10,850 5,193,946  5,194  6,772,977         --      (137,167)   (5,092,179)   1,559,675
   Foreign exchange
      translation loss                                                                    (7,241)                    (7,241)
   Non Cash Compensation                                          7,993                                               7,993
   Net income for the
      period                                                                                            23,240       23,240
                         ----------  ------ ---------  -----  ---------    -------      --------    ----------    ---------
Balance, March 31, 2006  10,850,000  10,850 5,193,946  5,194  6,780,970         --      (144,408)   (5,068,939)   1,583,667
                         ==========  ====== =========  =====  =========    =======      ========    ==========    =========



/See accompanying notes

                            INTELLIPHARMACEUTICS LTD.
       INTERIM CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND DEFICIT
                                   (UNAUDITED)



FOR THE THREE MONTH PERIODS ENDING MARCH 31,       2006          2005
--------------------------------------------   -----------   -----------
REVENUES                                       $   511,693   $        --
                                               -----------   -----------
EXPENSES
   Research and development                        154,069       128,013
   Wages and benefits                              100,870        37,617
   Administrative costs                             26,633        85,397
   Occupancy costs                                  50,057        57,277
   Marketing                                        82,582       122,315
                                               -----------   -----------
                                                   414,211       430,619
                                               -----------   -----------
INCOME (LOSS) BEFORE ITEMS NOTED BELOW              97,482      (430,619)
                                               -----------   -----------
AMORTIZATION                                        62,188        25,985
INTEREST EXPENSE                                    21,350        24,365
INTEREST INCOME                                    (14,225)      (17,040)
FOREIGN EXCHANGE GAIN (LOSS)                         4,929       (35,771)
                                               -----------   -----------
NET INCOME (LOSS)                                   23,240      (428,158)
DEFICIT - Beginning of Period                   (5,092,179)   (2,639,314)
                                               -----------   -----------
DEFICIT - Ending of Period                     $(5,068,939)  $(3,067,472)
                                               ===========   ===========
EARNINGS (LOSS) PER COMMON SHARE
   Earnings (Loss) per Common Share            $      0.00   $     (0.03)
                                               ===========   ===========
Weighted average Common Shares
   and Special Voting Shares outstanding        16,043,946    15,579,946
                                               ===========   ===========



/See accompanying notes

                            INTELLIPHARMACEUTICS LTD.
             INTERIM CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)



FOR THE THREE MONTH PERIODS ENDING MARCH 31,        2006         2005
--------------------------------------------     ----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Income (Loss) for the period                  $   23,240   $ (428,158)
   Items not affecting cash
   Amortization                                      62,188       25,985
   Stock-based compensation                           7,993            0
                                                 ----------   ----------
                                                     93,421     (402,173)
   Net change in non-cash operating items
      Investment tax credits                       (172,387)     (74,696)
      Prepaid expenses and sundry assets            (21,881)     (84,592)
      Accounts payable and accrued liabilities     (302,186)       8,387
                                                 ----------   ----------
CASH FLOWS USED IN OPERATING ACTIVITIES            (403,033)    (553,074)
                                                 ----------   ----------
CASH FLOWS USED IN FINANCING ACTIVITIES
      Payment to related parties                   (154,363)     (10,708)
                                                 ----------   ----------
CASH FLOWS USED IN FINANCING ACTIVITIES            (154,363)     (10,708)
                                                 ----------   ----------
CASH FLOWS USED IN INVESTING ACTIVITIES
   Purchase of property and equipment              (248,892)    (238,649)
                                                 ----------   ----------
CASH FLOWS USED IN INVESTING ACTIVITIES            (248,892)    (238,649)
                                                 ----------   ----------
EFFECT OF EXCHANGE RATE ON CASH                      (7,240)     (33,115)
                                                 ----------   ----------
NET DECREASE IN CASH AND CASH EQUIVALENTS          (813,528)    (835,546)
CASH AND CASH EQUIVALENTS
      - Beginning of Period                       2,078,009    4,250,889
                                                 ----------   ----------
CASH AND CASH EQUIVALENTS
      - End of Period                            $1,264,481   $3,415,343
                                                 ==========   ==========
SUPPLEMENTAL INFORMATION
      Interest received                          $   10,701   $   13,915
      Interest paid                                      --           --
      Income taxes paid                                  --           --



/See accompanying notes

                            INTELLIPHARMACEUTICS LTD.
        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


                                 MARCH 31, 2006
                                   (UNAUDITED)

1.   ORGANIZATION AND BASIS OF PRESENTATION


     Description of the Business and Basis of Consolidation IntelliPharmaCeutics Ltd. (the "Company") was incorporated under the laws of the State of New York on February 23, 1988 with the name of Ready Capital Corp. The Company did not commence principal operations until 2004 when it reincorporated itself in the State of Delaware, changed its name to IntelliPharmaCeutics Ltd. and acquired an interest in IntelliPharmaCeutics Corp., a Nova Scotia company ("IPC Corp."). IPC Corp. is engaged in the research, development, licensing and marketing of both new and generic controlled release pharmaceutical products.



     All significant inter-company accounts and transactions have been eliminated on consolidation. The accompanying consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     These interim consolidated condensed financial statements, which have not been audited, should be read in conjunction with the audited financial statements for the year ended December 31, 2005. The methods and policies set forth in the year-ended audited consolidated condensed financial statements are followed in these interim consolidated condensed financial statements.



     All adjustments considered necessary for fair presentation have been included in these interim consolidated condensed financial statements, however, operating results for the period presented are not indicative of the results that may be expected for the current full fiscal year.


     Cash and Cash Equivalents

     Cash and cash equivalents include demand deposits with banks, money market accounts, and other short-term investments with original maturities of 90 days or less. Balances of cash and cash equivalents in financial institutions may at times exceed the government-insured limits. Bank borrowings are considered to be financing activities.

     Investment Tax Credits

     The investment tax credits receivable are recoverable from the Government of Canada under the Scientific Research & Experimental Development incentive program. The amounts claimed under the program represent management's best estimate based on research and development costs incurred during the year. Realization is subject to government approval. Any adjustment to the amounts claimed will be recognized in the year in which the adjustment occurs. Investment tax credits (ITCs) claimed relating to current expenditures are credited to the related expense. ITCs claimed relating to capital expenditures are credited to the capital assets.

     Property and Equipment

     Property and equipment are recorded at cost including interest capitalized on assets under construction. Repairs and maintenance expenditures are charged to income; major betterments and replacements are capitalized.

                            INTELLIPHARMACEUTICS LTD.
        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS



                                 MARCH 31, 2006
                                   (UNAUDITED)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

     Revenue Recognition


     Sales recognized to date represent services provided. In accordance with guidance provided in Securities and Exchange Commission ("SEC") Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements" (SAB 104), the primary purpose of which is to expand on accounting guidance contained in SAB 101, these revenues are recognized upon (i) that persuasive evidence of an arrangement exists, (ii) delivery of the product has occurred or services have been rendered, (iii) the price to the customer is determinable and (iv) collectibility is reasonably assured.


     Research and Development

     Research and development costs are expensed as incurred in accordance with SFAS No. 2. However, materials and equipment are capitalized and depreciated over their useful lives if they have alternative future uses. Approved investment tax credits are netted against the related expenses or capital property.

     Income taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are determined based on temporary differences between the financial statement and tax bases of assets and liabilities and net operating loss and credit carry forwards, using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. A provision for income tax expense is recognized for income taxes payable for the current period, plus the net changes in deferred tax amounts.

     Use of Estimates

     The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses for the periods reported. Actual results could differ from those estimates.

     Costs of Raising Capital

     Incremental costs incurred in respect of raising capital are charged against equity proceeds raised.

     Translation of Foreign Currencies

     In accordance with SFAS No.52, "Foreign Currency Translation", the financial statements of certain affiliates of the Company are measured using local currency (Canadian dollar) as the functional currency. Assets and liabilities have been translated at year end exchange rates and related revenue and expenses have been translated at average exchange rate. Gains and losses resulting from the translation of affiliates' financial statements are included as a separate component of shareholders' equity.

     Fair Value of Financial Instruments

     The Company estimates the fair value of its financial instruments based on current interest rates, quoted market values or the current price of financial instruments with similar terms. Unless otherwise disclosed herein, the carrying value of financial instruments, especially those with current maturities such as cash and cash equivalents, short-term deposits, investment tax credits, accounts payable and accrued liabilities and due to related parties are considered to approximate their fair values.

                            INTELLIPHARMACEUTICS LTD.
        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS



                                 MARCH 31, 2006
                                   (UNAUDITED)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

     Stock-Based Compensation Plan


     In December 2004, the FASB issued Revised Statement of Financial Accounting Standards No. 123, Share-Based Payment (FAS 123R), which replaced FAS 123 and superseded APB Opinion No. 25, Accounting for Stock Issued to Employees. FAS 123R requires companies to measure the cost of services received in exchange for an award of equity instruments based on the grant-date fair value of the award, and to recognize that cost over the requisite service period.



     We adopted FAS 123R effective January 1, 2006, using a modified version of the prospective application. Under the modified prospective application, compensation cost is recognized on or after the effective date for all new and unvested awards, based on their grant-date fair value as calculated under FAS 123 for recognition.


     Earnings (Loss) per Share

     Net earnings (loss) per share is reported in accordance with SFAS No. 128, "Earnings Per Share". SFAS No. 128 requires dual presentation of basic earnings per share ("EPS") and diluted EPS on the face of all statements of earnings, for all entities with complex capital structures. Diluted EPS reflects the potential dilution that could occur from common shares issuable through the exercise or conversion of stock options, restricted stock awards, warrants and convertible securities. In certain circumstances, the conversion of these options, warrants and convertible securities are excluded from diluted EPS if the effect of such inclusion would be anti-dilutive. Fully diluted loss per share is not provided, as the effect will be anti-dilutive.

     Comprehensive Income

     The Company follows Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income". This statement establishes standards for reporting and display of comprehensive income and its components. Comprehensive income is net income plus certain items that are recorded directly to shareholders' equity bypassing net income. Other than foreign exchange gains and losses, the Company has no other comprehensive income
     (loss).

     Segment Information

     The Company follows SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 requires that the Company disclose its operations in the business segment as viewed by management.

     RECENT ACCOUNTING PRONOUNCEMENTS


     In March 2005, the FASB issued Financial Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143, ("FIN 47"). FIN 47 clarifies that an entity must record a liability for a conditional asset retirement obligation if the fair value of the obligation can be reasonably estimated. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. Therefore, FIN 47 is effective for the year ending December 31, 2005. The adoption of FIN 47 did not have a material impact on our financial position or results of operations.





     In June 2005, the EITF reached a consensus on EITF No. 05-6, Determining the Amortization Period for Leasehold Improvements Purchased after Lease Inception or Acquired in a Business Combination ("EITF 05-6"), which was modified in September 2005. EITF 05-6 provides guidance on whether a lease term should be re-evaluated at the time of a purchase business combination or when leasehold improvements are purchased after lease inception. EITF 05-6 is effective for leasehold improvements that are purchased or acquired in reporting periods beginning after June 29, 2005. The adoption of this standard did not have a material impact on the Company's consolidated financial statements.

                            INTELLIPHARMACEUTICS LTD.
        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS



                                 MARCH 31, 2006
                                   (UNAUDITED)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

     In June 2005, the Emerging Issues Task Force ("EITF") reached a consensus on EITF Issue No. 04-10, Determining Whether to Aggregate Operating Segments That Do Not Meet the Quantitative Thresholds,("EITF No. 04-10"). EITF 04-10 provides guidance on FAS 131, Disclosures about Segments of an Enterprise and Related Information and how to determine whether operating segments which do not meet certain quantitative thresholds may be aggregated and reported as a single operating segment. The EITF is effective for fiscal years ending after September 15, 2005, and corresponding information for earlier periods, including interim periods, should be restated unless it is impractical to do so. The Company has adopted the guidance as of the year ending December 31, 2005 and the adoption did not have a material impact on our financial position or results of operations.

     In October 2005, the Financial Accounting Standards Board ("FASB") issued FASB Staff Position ("FSP") 13-1, "Accounting for Rental Costs Incurred during a Construction Period" ("FSP 13-1"). FSP 13-1 requires rental costs associated with ground or building operating leases that are incurred during a construction period be recognized as rental expense and included in income from continuing operations. FSP 13-1 is effective for fiscal periods beginning after December 15, 2005. The provisions of FSP 13-1 are not expected to have a material impact on the Company's consolidated financial statements.

     In May 2005, the Financial Accounting Standards Board ("FASB") issued SFAS No. 154, Accounting Changes and Error Corrections ("SFAS 154"). SFAS 154 provides guidance on accounting for and reporting of accounting changes and error corrections. It requires changes in accounting principle to be applied retroactively to prior periods as if the principle had always been used. Previously, voluntary changes in accounting principle were required to be recognized cumulatively in net income in the period of change. SFAS 154 is effective for accounting changes and error corrections made in fiscal years beginning after December 15, 2005 with early adoption encouraged. The Company did not make any accounting changes or error corrections during the year ended December 31, 2005 and therefore, the adoption of SFAS 154 did not have any material impact on our financial position or results of operations.

                            INTELLIPHARMACEUTICS LTD.
        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS



                                 MARCH 31, 2006
                                   (UNAUDITED)






3.   RELATED PARTY TRANSACTIONS


     Amounts due to the related parties, are payable to entities controlled by shareholders, officers or directors of the Company as are transactions with these related parties.


                                                                        March 31, 2006   December 31, 2005
                                                                        --------------   -----------------
                                                                          (UNAUDITED)        (AUDITED)
Promissory note payable to shareholders, unsecured, non-
   interest bearing prior to September 2004. Starting in
   September 2004, the promissory note bears a 6% annual
   interest rate on the outstanding loan balance and the loan is secured by and repayable in any month at the rate of greater of 25% of gross revenues or 100% of Scientific Research &
   Experimental Development tax credits ("ITC") received in cash from
   Canadian tax authorities in respect of research carried out prior to September 10, 2004. (March 31, 2006 - CA$1,844,761
   December 31, 2005 - CA$2,016,267)                                      $1,579,419          1,733,678

IntelliPharmaCeutics Inc., an entity controlled by shareholders, officers and directors, unsecured, non-interest bearing with no fixed repayment terms. (March 31, 2006 and December 31,
   2005 - CA$28,167)                                                          24,115             24,219
                                                                          ----------         ----------
                                                                          $1,603,534         $1,757,897
                                                                          ==========         ==========



     Interest calculated on the promissory note payable to shareholders for the period ended March 31, 2006 is $21,350 (2005-24,365). In the event of default on the promissory notes, any amount unpaid from the date of demand shall bear interest at the rate of 1%, compounded monthly.







     During the period ended March 31, 2006, the company paid $ 167,930 on the above noted promissory note as the company had earned $511,693 and received $42,769 in ITC credit.






4.   CAPITAL STOCK


     The Company is authorized to issue up to 40,000,000 common shares with a par value of $0.001. Each common share entitles the holder to one vote. In addition, the Company is authorized to issue up to 20,000,000 preferred shares ("Special Voting Shares") with a par value of $0.001. The Special Voting Shares are not entitled to dividends or distributions from the Company and have voting rights only. They are redeemable without repayment of capital on a share-for-share basis, automatically, upon an exchange being made of equity shares in IPC Corp. for common shares of the Company on a share-for-share basis.

                            INTELLIPHARMACEUTICS LTD.
        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS



                                 MARCH 31, 2006
                                   (UNAUDITED)






5.   OPTIONS AND WARRANTS


     The Company currently issues stock options at the direction of the Board of Directors. To date, non-qualified stock options have been granted to select key employees under terms and conditions determined by the Board of Directors at the time the options are issued. Presented below is a summary of stock option plan activity:


                                       Wt. Avg.                 Wt. Avg.
                                       Exercise     Options     Exercise
                             Number      Price    Exercisable     Price
                           ---------   --------   -----------   --------
Balance, January 1, 2005   5,000,000      2.00          Nil         N/A
                           ---------     -----       ------       -----
Balance, March 31, 2005    5,000,000     $2.00          Nil       $ N/A
                           =========     =====       ======       =====

Balance, January 1, 2006   5,053,329      2.00       53,329        2.81
Granted                       19,999      3.25       19,999        3.25
                           ---------     -----       ------       -----
Balance, March 31, 2006    5,073,328     $2.01       73,328       $2.93
                           =========     =====       ======       =====



     Options outstanding and exercisable at March 31, 2006 are as follows:



                            Outstanding                          Exercisable
        ---------------------------------------------------   -----------------
                                  Wt. Avg.      Wt. Avg.               Wt. Avg.
                      Expiry     Remaining      Remaining              Exercise
Price     Number       Date        Life      Exercise Price   Number     Price
-----   ---------   ----------   ---------   --------------   ------   --------
$2.00   5,000,000          N/A      Nil           $2.00          Nil     2.00
 2.00      10,000   2015-08-31      9.4            2.00       10,000     2.00
 3.00      29,997   2008-08-31      2.4            3.00       29,997     3.00
 3.00       3,333   2008-09-30      2.5            3.00        3,333     3.00
 3.00       3,333   2008-10-31      2.6            3.00        3,333     3.00
 3.00       3,333   2008-11-30      2.7            3.00        3,333     3.00
 3.00       3,333   2008-12-31      2.8            3.00        3,333     3.00
 3.00       3,333   2009-01-31      2.8            3.00        3,333     3.00
 3.00       3,333   2009-02-28      2.9            3.00        3,333     3.00
 3.00       3,333   2009-03-31      3.0            3.00        3,333     3.00
 3.50      10,000   2008-03-31      2.0            3.50       10,000     3.50

                            INTELLIPHARMACEUTICS LTD.
        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS



                                 MARCH 31, 2006
                                   (UNAUDITED)



5.   OPTIONS AND WARRANTS - continued



     Prior to implementation of SFAS 123R, SFAS No.123 required entities that account for awards for stock-based compensation to employees in accordance with APB No. 25 to present pro forma disclosures of net income and earnings per share as if compensation cost was measured at the date of grant based on fair value of the award. The fair value for options was estimated at the date of grant using a Black-Scholes option-pricing model with the following weighted-average assumptions:



                                 2006
                              ---------
Expected life of the option   2-3 years
Risk free interest rate             5.0%
Expected volatility                50.0%
Expected dividend yield             0.0%


     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     Of the options granted, 5,000,000 shall vest upon certain milestones having been met. As no milestones have been met, these options remain un-exercisable. On a Pro-forma basis, when the milestones are met, a compensation expense of approximately $4,428,000 will be recognized.

                            INTELLIPHARMACEUTICS LTD.
        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS



                                 MARCH 31, 2006
                                   (UNAUDITED)






6.   COMMITMENTS AND CONTINGENCIES



     From time to time, the Company may be exposed to claims and legal actions in the normal course of business, some of which may be initiated by the Company. As at March 31, 2006, no pending litigation or threatened claim is outstanding.






7.   FINANCIAL INSTRUMENTS


     a)   Fair Value

     Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgement, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

     The carrying value of cash and cash equivalents, accounts payable and accrued liabilities and amounts due to related parties approximates their fair value because of the short-term nature of these instruments.

     b)   Interest rate, currency and credit risk

     The Company is not subject to significant credit, currency and interest risks arising from these financial instruments.


8.   SEGMENTED INFORMATION


     The Company's operations comprise of a single reporting segment engaged in the research, development, licensing and marketing of both new and generic controlled release pharmaceutical products. As the operations comprise a single reporting segment, amounts disclosed in the financial statements for sales, earnings before income tax, amortization and total assets also represent segmented amounts. In addition, all of the Company's assets are in North America.


9.   COMPARATIVE FIGURES



     Certain comparative figures have been reclassified to conform to current period's presentation.

================================================================================


                            INTELLIPHARMACEUTICS LTD.
               INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2006


================================================================================

                            INTELLIPHARMACEUTICS LTD.



                                  JUNE 30, 2006


                                    CONTENTS

                                                                            PAGE
                                                                            ----

Interim Consolidated Condensed Financial Statements:

   Consolidated Condensed Balance Sheets                                    F-37

   Interim Consolidated Condensed Statements of Shareholders' Equity        F-38

   Interim Consolidated Condensed Statements of Operations and Deficit      F-39

   Interim Consolidated Condensed Statements of Cash Flows                  F-40

   Notes to Interim Consolidated Condensed Financial Statements             F-41

                            INTELLIPHARMACEUTICS LTD
                      CONSOLIDATED CONDENSED BALANCE SHEETS

AS AT                                                                         JUNE 30, 2006   DECEMBER 31, 2005
-----                                                                         -------------   -----------------
                                                                                (UNAUDITED)       (AUDITED)
                                                     ASSETS

CURRENT
      Cash and cash equivalents                                                $   464,672       $ 2,078,009
      Accounts receivable                                                          132,151                --
      Investment tax credits                                                     1,018,625           653,852
      Prepaid expenses and sundry assets                                            71,972            89,573
                                                                               -----------       -----------
                                                                                 1,687,420         2,821,434
PROPERTY AND EQUIPMENT, net of accumulated

depreciation of $510,885 (2005 -- $375,136)                                      1,745,391         1,246,301
                                                                               -----------       -----------
                                                                               $ 3,432,811       $ 4,067,735
                                                                               ===========       ===========

                                                  LIABILITIES

CURRENT
      Accounts payable and accrued liabilities                                 $   473,483       $   750,163
      Due to related parties (Note 3)                                            1,700,265         1,757,897
                                                                               -----------       -----------
                                                                                 2,173,748         2,508,060
                                                                               -----------       -----------

COMMITMENTS AND CONTINGENCIES (Note 7)

                                             SHARE HOLDERS' EQUITY

CAPITAL STOCK (Note 4)
   Special Voting Shares - 20,000,000 authorized number of $0.001 par value
   shares: Issued and Outstanding: 10,850,00                                        10,850            10,850
   Common Stock - 40,000,000 authorized number of $0.001 par value:
   Issued and Outstanding: 5,193,946                                                 5,194             5,194

ADDITIONAL PAID IN CAPITAL                                                       6,789,413         6,772,977

ACCUMULATED COMPREHENSIVE INCOME                                                   (76,981)         (137,167)

DEFICIT                                                                         (5,469,413)       (5,092,179)
                                                                               -----------       -----------
                                                                                 1,259,063         1,559,675
                                                                               -----------       -----------
                                                                               $ 3,432,811       $ 4,067,735
                                                                               ===========       ===========


/See accompanying notes

                            INTELLIPHARMACEUTICS LTD.
        INTERIM CONSOLIDATED CONDENSED STATEMENTS OF SHAREHOLDERS' EQUITY

                                   (UNAUDITED)

                                                          Amount
                                              Quantity      of     Quantity
                                             of Special  Special      of             Additional
                                               Voting     Voting    Common   Common    Paid-In
                                               Shares     Shares    Shares   Shares    Capital
                                             ----------  -------  ---------  ------  ----------
Balance, January 1, 2005                     10,850,000   10,850  4,729,946   4,730   5,845,441
   Receipt of cash for shares previously
      subscribed for
   Foreign exchange translation gain (loss)
   Net loss for the period
                                             ----------   ------  ---------  ------   ---------
Balance, June 30, 2005                       10,850,000   10,850  4,729,946   4,730   5,845,441
                                             ==========   ======  =========  ======   =========

Balance, December 31, 2005                   10,850,000   10,850  5,193,946   5,194   6,772,977
   Foreign exchange translation gain (loss)
   Stock based Compensation                                                              16,436
   Net loss for the period
                                             ----------   ------  ---------  ------   ---------
Balance, June 30, 2006                       10,850,000   10,850  5,193,946   5,194   6,789,413
                                             ==========   ======  =========  ======   =========



                                                 Share       Accumulated    Retained       Total
                                             Subscriptions  Comprehensive  Earnings /  Shareholders'
                                                Received    Income (loss)    Deficit       Equity
                                             -------------  -------------  ----------  -------------
Balance, January 1, 2005                        (13,000)      (139,328)    (2,639,314)   3,069,379
   Receipt of cash for shares previously
      subscribed for                             13,000                                     13,000
   Foreign exchange translation gain (loss)                    (87,828)                    (87,828)
   Net loss for the period                                                   (914,366)    (914,366)
                                                -------       --------     ----------    ---------
Balance, June 30, 2005                               --       (227,156)    (3,553,680)   2,080,185
                                                =======       ========     ==========    =========

Balance, December 31, 2005                           --       (137,167)    (5,092,179)   1,559,675
   Foreign exchange translation gain (loss)                     60,186                      60,186
   Stock based Compensation                                                                 16,436
   Net loss for the period                                                   (377,234)    (377,234)
                                                -------       --------     ----------    ---------
Balance, June 30, 2006                               --        (76,981)    (5,469,413)   1,259,063
                                                =======       ========     ==========    =========


/See accompanying notes

                            INTELLIPHARMACEUTICS LTD.
       INTERIM CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND DEFICIT

                                   (UNAUDITED)

                                               THREE MONTHS ENDED           SIX MONTHS ENDED
                                                    JUNE 30,                    JUNE 30
                                           -------------------------   -------------------------
                                               2006          2005          2006          2005
                                           -----------   -----------   -----------   -----------
REVENUES                                   $   297,630   $        --   $   809,323   $        --
                                           -----------   -----------   -----------   -----------
EXPENSES
   Research and development                    253,511       201,824       407,580       329,837
   Wages and benefits                          109,873        31,121       210,743        68,738
   Administrative costs                         60,367        81,245        87,000       166,642
   Occupancy costs                              53,790        38,411       103,847        95,688
   Marketing                                   111,702       113,039       194,284       235,354
                                           -----------   -----------   -----------   -----------
                                               589,243       465,640     1,003,454       896,259
                                           -----------   -----------   -----------   -----------
LOSS BEFORE NOTED BELOW                       (291,613)     (465,640)     (194,131)     (896,259)
AMORTIZATION                                    73,561        57,473       135,749        83,458
FOREIGN EXCHANGE (GAIN) LOSS                    19,562       (44,161)       24,491       (79,932)
INTEREST INCOME                                 (6,722)      (16,791)      (20,947)      (33,831)
INTEREST EXPENSE                                22,460        24,047        43,810        48,412
                                           -----------   -----------   -----------   -----------
NET LOSS                                      (400,474)     (486,208)     (377,234)     (914,366)
DEFICIT - Beginning of Period               (5,068,939)   (3,067,472)   (5,092,179)   (2,639,314)
                                           -----------   -----------   -----------   -----------
DEFICIT - End of Period                    $(5,469,413)  $(3,553,680)  $(5,469,413)  $(3,553,680)
                                           ===========   ===========   ===========   ===========
EARNINGS (LOSS) PER COMMON SHARE
   Loss per Common Share                   $     (0.02)  $     (0.03)  $     (0.02)  $     (0.06)
                                           ===========   ===========   ===========   ===========
   Weighted average Common Shares
      and Special Voting Shares
      outstanding                           16,043,946    15,579,946    16,043,946    15,579,946
                                           ===========   ===========   ===========   ===========


/See accompanying notes

                            INTELLIPHARMACEUTICS LTD.
             INTERIM CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

                                   (UNAUDITED)

                                                    THREE MONTHS ENDED           SIX MONTHS ENDED
                                                         JUNE 30,                    JUNE 30
                                                 -----------------------   -------------------------
                                                    2006         2005          2006          2005
                                                 ----------   ----------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Income/Loss for the period                    $ (400,474)  $ (486,208)  $  (377,234)  $  (914,366)
   Items not affecting cash
      Amortization                                   73,561       57,473       135,749        83,458
      Stock-based compensation                        8,443           --        16,436            --
                                                 ----------   ----------   -----------   -----------
                                                   (318,470)    (428,735)     (225,049)     (830,908)
   Net change in non-cash operating items
      Accounts receivable                          (132,151)          --      (132,151)           --
      Investment tax credits                       (192,387)       1,400      (364,773)      (73,295)
      Prepaid expenses and sundry assets             39,482       80,731        17,601        (3,861)
      Accounts payable and accrued liabilities       25,506      129,154      (276,680)      137,540
                                                 ----------   ----------   -----------   -----------
CASH FLOWS USED IN OPERATING ACTIVITIES            (578,020)    (217,450)     (981,052)     (770,524)
                                                 ----------   ----------   -----------   -----------
CASH FLOWS USED IN FINANCING ACTIVITIES
   Payment to related parties                        96,731     (150,379)      (57,632)     (161,087)
                                                 ----------   ----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of property and equipment              (389,946)    (316,578)     (634,838)     (555,227)
                                                 ----------   ----------   -----------   -----------
EFFECT OF FOREIGN EXCHANGE RATE ON CASH              67,426      (41,713)       60,186       (74,828)
                                                 ----------   ----------   -----------   -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS          (799,809)    (726,120)   (1,613,337)   (1,561,666)
CASH AND CASH EQUIVALENTS
   - Beginning of Period                          1,264,481    3,415,343     2,078,009     4,250,889
                                                 ----------   ----------   -----------   -----------
CASH AND CASH EQUIVALENTS
   - End of Period                               $  464,672   $2,689,223   $   464,672   $ 2,689,223
                                                 ==========   ==========   ===========   ===========
SUPPLEMENTAL INFORMATION
   Interest received                             $16,356.34   $20,259.21   $ 27,057.34   $ 34,174.21
   Interest paid                                         --           --            --            --
   Income taxes paid                                     --           --            --            --


/See accompanying notes

                            INTELLIPHARMACEUTICS LTD.
        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                                  JUNE 30, 2006

                                   (UNAUDITED)

1.   ORGANIZATION AND BASIS OF PRESENTATION

     Description of the Business and Basis of Consolidation

     IntelliPharmaCeutics Ltd. (the "Company") was incorporated under the laws of the State of New York on February 23, 1988 as Ready Capital Corp. The Company did not commence principal operations until 2004 when it reincorporated itself in the State of Delaware, changed its name to IntelliPharmaCeutics Ltd. and acquired an interest in IntelliPharmaCeutics Corp., a Nova Scotia company ("IPC Corp."). IPC Corp. is engaged in the research, development, licensing and marketing of both new and generic controlled release pharmaceutical products.

     All significant inter-company accounts and transactions have been eliminated on consolidation. The accompanying consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     These interim consolidated condensed financial statements, which have not been audited, should be read in conjunction with the audited financial statements for the year ended December 31, 2005. The methods and policies set forth in the year-ended audited consolidated condensed financial statements are followed in these interim consolidated condensed financial statements.

     All adjustments considered necessary for fair presentation and of a normal recurring nature have been included in these interim consolidated condensed financial statements. However, operating results for the period presented are not indicative of the results that may be expected for the current full fiscal year.

     Cash and Cash Equivalents

     Cash and cash equivalents include demand deposits with banks, money market accounts, and other short-term investments with original maturities of 90 days or less. Balances of cash and cash equivalents in financial institutions may at times exceed the government-insured limits. Bank borrowings are considered to be financing activities.

     Investment Tax Credits

     The investment tax credits receivable are recoverable from the Government of Canada under the Scientific Research & Experimental Development incentive program. The amounts claimed under the program represent management's best estimate based on research and development costs incurred during the period. Realization is subject to government approval. Any adjustment to the amounts claimed will be recognized in the year in which the adjustment occurs. Investment tax credits (ITCs) claimed relating to current expenditures are credited to the related expense. ITCs claimed relating to capital expenditures are credited to the capital assets.

     Property and Equipment

     Property and equipment are recorded at cost including interest capitalized on assets under construction. Repairs and maintenance expenditures are charged to income; major betterments and replacements are capitalized.

                            INTELLIPHARMACEUTICS LTD.
        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                                  JUNE 30, 2006

                                   (UNAUDITED)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

     Revenue Recognition

     Sales recognized to date represent services provided. In accordance with guidance provided in Securities and Exchange Commission ("SEC") Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements" (SAB 104), the primary purpose of which is to expand on accounting guidance contained in SAB 101, these revenues are recognized upon ( i ) that persuasive evidence of an arrangement exists, ( ii ) delivery of the product has occurred or services have been rendered, ( iii ) the price to the customer is determinable and ( iv ) collectibility is reasonably assured.

     Research and Development

     Research and development costs are expensed as incurred in accordance with SFAS No. 2. However, materials and equipment are capitalized and depreciated over their useful lives if they have alternative future uses. Eligible investment tax credits are netted against the related expenses or capital property.

     Income taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are determined based on temporary differences between the financial statement and tax bases of assets and liabilities and net operating loss and credit carry forwards, using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. A provision for income tax expense is recognized for income taxes payable for the current period, plus the net changes in deferred tax amounts.

     Use of Estimates

     The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses for the periods reported. Actual results could differ from those estimates.

     Costs of Raising Capital

     Incremental costs incurred in respect of raising capital are charged against equity proceeds raised.

     Translation of Foreign Currencies

     In accordance with SFAS No.52, "Foreign Currency Translation", the financial statements of certain affiliates of the Company are measured using local currency (Canadian dollar) as the functional currency. Assets and liabilities have been translated at period-end exchange rates and related revenue and expenses have been translated at average exchange rates. Gains and losses resulting from the translation of affiliates' financial statements are included as a separate component of shareholders' equity.

     Fair Value of Financial Instruments

     The Company estimates the fair value of its financial instruments based on current interest rates, quoted market values or the current price of financial instruments with similar terms. Unless otherwise disclosed herein, the carrying value of financial instruments, especially those with current maturities such as cash and cash equivalents, short-term deposits, investment tax credits, accounts payable and accrued liabilities and due to related parties are considered to approximate their fair values.

                            INTELLIPHARMACEUTICS LTD.
        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                                  JUNE 30, 2006

                                   (UNAUDITED)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

     Stock-Based Compensation Plan

     In December 2004, the FASB issued Revised Statement of Financial Accounting Standards No. 123, Share-Based Payment (FAS 123R), which replaced FAS 123 and superseded APB Opinion No. 25, Accounting for Stock Issued to Employees. FAS 123R requires companies to measure the cost of services received in exchange for an award of equity instruments based on the grant-date fair value of the award, and to recognize that cost over the requisite service period.

     We adopted FAS 123R effective January 1, 2006, using a modified version of the prospective application. Under the modified prospective application, compensation cost is recognized on or after the effective date for all new and unvested awards, based on their grant-date fair value as calculated under FAS 123 for recognition.

     Earnings (Loss) per Share

     Net earnings (loss) per share is reported in accordance with SFAS No. 128, "Earnings Per Share". SFAS No. 128 requires dual presentation of basic earnings per share ("EPS") and diluted EPS on the face of all statements of earnings, for all entities with complex capital structures. Diluted EPS reflects the potential dilution that could occur from common shares issuable through the exercise or conversion of stock options, restricted stock awards, warrants and convertible securities. In certain circumstances, the conversion of these options, warrants and convertible securities are excluded from diluted EPS if the effect of such inclusion would be anti-dilutive. Fully diluted loss per share is not provided, as the effect will be anti-dilutive.

     Comprehensive Income

     The Company follows Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income". This statement establishes standards for reporting and display of comprehensive income and its components. Comprehensive income is net income plus certain items that are recorded directly to shareholders' equity bypassing net income. Other than foreign exchange gains and losses, the Company has no other comprehensive income
     (loss).

     Segment Information

     The Company follows SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 requires that the Company disclose its operations in the business segment as viewed by management.

     RECENT ACCOUNTING PRONOUNCEMENTS

     In December 2004, FASB issued SFAS No. 123R which revises SFAS No. 123 and is effective for small business issuers as of the beginning of the first interim or annual reporting period after December 31, 2005. SFAS No. 123R requires public entities to measure the cost of employment services received in exchange for an award of equity instruments on the grant-date fair value of the award. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award
     - the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. Employee share purchase plans will not result in recognition of compensation cost if certain conditions are met; those conditions are much the same as the related conditions in Statement
     123. We adopted FAS 123R effective January 1, 2006, using a modified version of the prospective application. Under the modified prospective application, compensation cost is recognized on or after the effective date for all new and unvested awards, based on their grant-date fair value as calculated under FAS 123 for recognition.

                            INTELLIPHARMACEUTICS LTD.
        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                                  JUNE 30, 2006

                                   (UNAUDITED)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

     In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). SFAS 154 replaces APB No. 20, "Accounting Changes" and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements" and establishes retrospective application as the required method for reporting a change in accounting principle. SFAS 154 provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable. The reporting of a correction of an error by restating previously issued financial statements is also addressed. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not anticipate that the adoption of SFAS 154 will have a material impact on its consolidated balance sheets and statements of operations, shareholders' equity and cash flows.

     In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments." which amends SFAS No. 133 and SFAS No. 140. SFAS No. 155 permits hybrid financial instruments that contain an embedded derivative that would otherwise require bifurcation to irrevocably be accounted for at fair value, with changes in fair value recognized in the statement of income. The fair value election may be applied on an instrument-by-instrument basis. SFAS No. 155 also eliminates a restriction on the passive derivative instruments that a qualifying special purpose entity may hold. SFAS No. 155 is effective for those financial instruments acquired or issued after December 1, 2006. At adoption, any difference between the total carrying amount of the individual components of the existing bifurcated hybrid financial instrument and the fair value of the combined hybrid financial instrument will be recognized as a cumulative-effect adjustment to beginning retained earnings. The Company does not expect the new standard to have any material impact on our financial position and results of operations.

     In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140. "SFAS No. 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable. The standard permits an entity to subsequently measure each class of servicing assets or servicing liabilities at fair value and report changes in fair value in the statement of income in the period in which the changes occur. SFAS No. 156 is effective for the Company as of December 1, 2006. The Company does not expect the new standard to have any material impact on our financial position and results of operations.

     In July 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective in fiscal years beginning after December 15, 2006. The provisions of FIN 48 are to be applied to all tax positions upon initial adoption, with the cumulative effect adjustment reported as an adjustment to the opening balance of retained earnings. The company is currently evaluating the potential impact, if any, that the adoption of FIN 48 will have on our consolidated financial statements.

                            INTELLIPHARMACEUTICS LTD.
        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                                  JUNE 30, 2006
                                   (UNAUDITED)

3.   RELATED PARTY TRANSACTIONS

     Amounts due to the related parties are payable to entities controlled by shareholders, officers or directors of the Company, as are transactions with these related parties.

                                                                     June 30, 2006   December 31, 2005
                                                                     -------------   -----------------
                                                                      (UNAUDITED)        (AUDITED)
Promissory note payable to shareholders, unsecured, non-
   interest bearing prior to September 2004. Starting in
   September 2004, the promissory note bears a 6% annual
   interest rate on the outstanding loan balance and the loan is secured by and repayable in any month at the rate of greater of 25% of gross revenues or 100% of Scientific Research &
   Experimental Development tax credits received in cash from
   Canadian tax authorities in respect of research carried out prior to September 10, 2004. (June 30, 2006 - CA$1,869,669
   December 31, 2005 - CA$2,016,267)                                   $1,675,030         1,733,678

IntelliPharmaCeutics Inc., an entity controlled by shareholders, officers and directors, unsecured, non-interest bearing with no fixed repayment terms. (June 30, 2006 and December 31,
   2005 - CA$28,167)                                                       25,235            24,219
                                                                       ----------        ----------
                                                                       $1,700,265        $1,757,897
                                                                       ==========        ==========

     Interest calculated on the promissory note payable to shareholders for the period ended June 30, 2006 is $44,386 (June 30, 2005 - $53,558). In the
     event of default on the promissory note, any amount unpaid from the date of demand shall bear interest at the rate of 1%, compounded monthly.

4.   CAPITAL STOCK

     The Company is authorized to issue up to 40,000,000 common shares with a par value of $0.001. Each common share entitles the holder to one vote. In addition, the Company is authorized to issue up to 20,000,000 preferred shares ("Special Voting Shares") with a par value of $0.001. The Special Voting Shares are not entitled to dividends or distributions from the Company and have voting rights only. They are redeemable without repayment of capital on a share-for-share basis, automatically, upon an exchange being made of equity shares in IPC Corp. for common shares of the Company on a share-for-share basis.

                            INTELLIPHARMACEUTICS LTD.
        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                                  JUNE 30, 2006
                                   (UNAUDITED)

5.   OPTIONS AND WARRANTS

     The Company currently issues stock options at the direction of the Board of Directors. To date, non-qualified stock options have been granted to directors, officers and employees under terms and conditions determined by the Board of Directors at the time the options are issued. Presented below is a summary of the stock options plan activity:

                                       Wt. Avg.                 Wt. Avg.
                                       Exercise     Options     Exercise
                             Number      Price    Exercisable     Price
                           ---------   --------   -----------   --------
Balance, January 1, 2005   5,000,000      2.00          Nil         N/A
                           ---------     -----       ------       -----
Balance, June 30, 2005     5,000,000     $2.00          Nil       $ N/A
                           =========     =====       ======       =====

Balance, January 1, 2006   5,053,329      2.00       53,329        2.81
Granted                       39,998      3.25       39,998        3.25
                           ---------     -----       ------       -----
Balance, June 30, 2006     5,093,327     $2.02       93,327       $3.00
                           =========     =====       ======       =====

     Options outstanding and exercisable at June 30, 2006 are as follows:

                            Outstanding                          Exercisable
        ---------------------------------------------------   -----------------
                                  Wt. Avg.      Wt. Avg.               Wt. Avg.
                      Expiry     Remaining      Remaining              Exercise
Price     Number       Date         Life     Exercise Price   Number     Price
-----   ---------   ----------   ---------   --------------   ------   --------
$2.00   5,000,000          N/A      Nil           $2.00          Nil     2.00
 2.00      10,000   2015-08-31      9.2            2.00       10,000     2.00
 3.00      29,997   2008-08-31      2.2            3.00       29,997     3.00
 3.00       3,333   2008-09-30      2.3            3.00        3,333     3.00
 3.00       3,333   2008-10-31      2.3            3.00        3,333     3.00
 3.00       3,333   2008-11-30      2.4            3.00        3,333     3.00
 3.00       3,333   2008-12-31      2.5            3.00        3,333     3.00
 3.50      10,000   2008-03-31      1.8            3.50       10,000     3.50
 3.00       3,333   2009-01-31      2.6            3.00        3,333     3.00
 3.00       3,333   2009-02-28      2.7            3.00        3,333     3.00
 3.00       3,333   2009-03-31      2.8            3.00        3,333     3.00
 3.50      10,000   2008-03-31      1.8            3.50       10,000     3.50
 3.00       3,333   2009-04-30      2.8            3.00        3,333     3.00
 3.00       3,333   2009-05-31      2.9            3.00        3,333     3.00
 3.00       3,333   2009-06-30      2.9            3.00        3,333     3.00

                            INTELLIPHARMACEUTICS LTD.
        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                                  JUNE 30, 2006
                                   (UNAUDITED)

5.   OPTIONS AND WARRANTS - continued

     Prior to implementation of SFAS 123R, SFAS No.123 requires entities that account for awards for stock-based compensation to employees in accordance with APB No. 25 to present pro forma disclosures of net income and earnings per share as if compensation cost was measured at the date of grant based on fair value of the award. The fair value for these options was estimated at the date of grant using a Black-Scholes option-pricing model with the following weighted-average assumptions:

                                 2006
                              ---------
Expected life of the option   2-3 years
Risk free interest rate             5.0%
Expected volatility                50.0%
Expected dividend yield             0.0%

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     Of the options granted, 5,000,000 shall vest upon certain milestones having been met. As no milestones have been met, these options remain un-exercisable. On a Pro-forma basis, when the milestones are met, a compensation expense of approximately $4,428,000 will be recognized.

6.   COMMITMENTS AND CONTINGENCIES

     From time to time, the Company may be exposed to claims and legal actions in the normal course of business, some of which may be initiated by the Company. As at June 30, 2006, no pending litigation or threatened claim is outstanding.

7.   FINANCIAL INSTRUMENTS

     a) Fair Value

     Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgement, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

     The carrying value of cash and cash equivalents, accounts payable and accrued liabilities and amounts due to related parties approximates their fair value because of the short-term nature of these instruments.

     b) Interest rate, currency and credit risk

     The Company is not subject to significant credit, currency and interest risks arising from these financial instruments.

                            INTELLIPHARMACEUTICS LTD.
        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                                  JUNE 30, 2006
                                   (UNAUDITED)

8.   SEGMENTED INFORMATION

     The Company's operations comprise of a single reporting segment engaged in the research, development, licensing and marketing of both new and generic controlled release pharmaceutical products. As the operations comprise a single reporting segment, amounts disclosed in the financial statements for sales, earnings before income tax, amortization and total assets also represent segmented amounts. In addition, all of the Company's assets are in North America.

9.   COMPARATIVE FIGURES

     Certain comparative figures have been reclassified to conform to current period's financial statement presentation.

Back Page

     Until 90 days from the Effective Date hereof, namely
________________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters, and with respect to their unsold allotments or subscriptions.


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Delaware General Corporation Law ("DGCL") permits a Delaware corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances. In addition, we may enter into Indemnification Agreements with our directors and executive officers in which we have agreed to indemnify such persons to the fullest extent now or hereafter permitted by the DGCL, including in circumstances in which indemnification and advancement of expenses are discretionary under the DGCL. The indemnification provided by the DGCL is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances in which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense. We intend to obtain a liability insurance policy for its directors and officers as permitted by the DGCL, which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.


     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:



      NATURE OF EXPENSE          AMOUNT
      -----------------        ---------
SEC Registration fee           $  5,000*
Transfer Agent Fees            $      0*
Accounting fees and expenses   $ 11,000*
Legal fees and expenses        $ 79,000*
Printing fees and expenses     $ 40,000*
Total                          $135,000*

*    Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     In October 2003, we issued 180,000 shares of common stock at a price of $0.20 per share to seven individuals and entities pursuant to Section 4(2) of the Securities Act of 1933, as amended.

     In March and April 2004, we issued 35,000 shares of common stock at a price of $0.20 per share to two entities pursuant to Section 4(2) of the Securities Act of 1933, as amended.

     In March 2004, we issued 20,000 shares of common stock, with a valuation of $0.20 per share to a former officer for services rendered pursuant to Section 4(2) of the Securities Act of 1933, as amended.

     In September 2004, we issued 250,000 share of common stock, with a valuation of $2.00 per share to employees/officers/entities for past services (see Note 6 to the Financial statements).

     In September 2004, we issued 10,850,000 Special Voting Shares at $0.001 per share to IPC Inc. in relation to the merger of IPC Corp. with our wholly owned Nova Scotia subsidiary.

     In September and December 2004, and September 2005, we issued 3,189,000 shares of common stock at $2.00 per share to accredited investors pursuant to and Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended.

     On October 26, 2005, we issued 75,000 shares of common stock at $2.00 per share to Alan D. Wolfson pursuant to Regulation S of the Securities Act.

ITEM 27, INDEX OF EXHIBITS

EXHIBIT NO.                        DESCRIPTION OF EXHIBIT
-----------                        ----------------------
              Corporate

3(i)+         Articles of Incorporation
3(ii)+        By-Laws

              Shareholders Rights

4(i)+         Registration Rights Agreement
4(ii)+        Share Exchange Agreement
4(iii)+       Exchange and Support Agreement
4(iv)+        Voting and Support Agreement
4(v)+         Convertible Voting Share Provisions
4(vi)+        Exchangeable Share Provisions

5+            Opinion re: Legality

              Material Contracts

10(i)+        Stock Option Plan
10(ii)+       Employment; Dr. Isa Odidi, Chairman/CEO
10(iii)+      Employment; Dr. Amina Odidi, President/CFO/Director
10(iv)*       Development Agreement, Larasan Pharmaceutical Corp., as amended
10(v)*+       Development Agreement, Elite Laboratories Inc.
10(vi)+       Lease of Premises

              Consents of Experts and Counsel

23(i)         Auditors' Consent
23(ii)+       Attorney's Consent (included as part of Exhibit 5)
24+           Power of Attorney (included in signature page)

* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL MATERIAL HAS BEEN REDACTED AND HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

+    Previously filed.

ITEM 28. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

(1) To file a post-effective amendment to this Registration Statement during any period in which offers or sales are being made:

     (a) to include any Prospectus required by Section 10(a)(3) of the Securities Act;

     (b) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     (c) to include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That, insofar as indemnification for liabilities arising from the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(4) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2/A and authorized this registration statement to be signed on its behalf by the undersigned in the city of Toronto, province of Ontario, Canada, on August 30, 2006.

                                        INTELLIPHARMACEUTICS LTD.


                                        /s/ Dr. Isa Odidi
                                        -------------------------------------
                                        By: Dr. Isa Odidi, Chief Executive
                                            Officer


                                        /s/ Dr. Amina Odidi
                                        -------------------------------------
                                        By: Dr. Amina Odidi, Chief Financial
                                            Officer and Director
                                            (Dr. Amina Odidi is the
                                            registrant's principal accounting
                                            officer)


                                        *
                                        -------------------------------------
                                        By: John N. Allport, Director


                                        /s/ Dr. Isa Odidi
                                        -------------------------------------
                                        By: Dr. Isa Odidi as Attorney-in-fact

* Attorney-in-fact pursuant to Power of Attorney previously provided as part of the Registration Statement.